UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )

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MDU Resources Group, Inc.
(Name of Registrant as Specified In Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 16, 2016
To Our Stockholders:
Please join us for the 2016 Annual Meeting of Stockholders. The meeting will be held on Tuesday, April 26, 2016, at 11:00 a.m., Central Daylight Saving Time, at 909 Airport Road, Bismarck, North Dakota.
The formal matters are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We also will have a brief report on current matters of interest. Lunch will be served following the meeting.
We were pleased with the stockholder response for the 2015 Annual Meeting at which 89.82 percent of the common stock was represented in person or by proxy. We hope for an even greater representation at the 2016 meeting.
You may vote your shares by telephone, by the Internet, or by returning the enclosed proxy card. Representation of your shares at the meeting is very important. We urge you to submit your proxy promptly.
Brokers may not vote your shares on three of the four matters to be presented if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so your vote can be counted.
All stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. Registered stockholders will receive a request for admission ticket(s) with their proxy card that can be completed and returned to us postage-free. Stockholders whose shares are held in the name of a bank or broker will not receive a request for admission ticket(s). They should, instead: (1) call (701) 530-1000 to request an admission ticket(s), (2) obtain a statement from their bank or broker showing proof of stock ownership as of March 1, 2016, and (3) present their admission ticket(s), the stock ownership statement, and photo identification, such as a driver’s license, at the annual meeting. Directions to the meeting will be included with your admission ticket.
I hope you will find it possible to attend the meeting.

Sincerely yours,

David L. Goodin

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

MDU RESOURCES GROUP, INC.
1200 West Century Avenue
Mailing Address:
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 26, 2016
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on April 26, 2016
The 2016 Notice of Annual Meeting and Proxy Statement and 2015 Annual Report
to Stockholders are available at www.mdu.com/proxymaterials.

March 16, 2016
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MDU Resources Group, Inc. will be held at 909 Airport Road, Bismarck, North Dakota, on Tuesday, April 26, 2016, at 11:00 a.m., Central Daylight Saving Time, for the following purposes:

(1)	Election of ten directors nominated by the board of directors for one-year terms;

(2)	Approval of the material terms of the performance goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan for purposes of Internal Revenue Code Section 162(m);

(3)	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2016;

(4)	Approval, on a non-binding advisory basis, of the compensation of the company’s named executive officers; and

(5)	Transaction of any other business that may properly come before the meeting or any adjournment(s) thereof.
The board of directors has set the close of business on March 1, 2016, as the record date for the determination of common stockholders who will be entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof.
All stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. Registered stockholders will receive a request for admission ticket(s) with their proxy card that can be completed and returned to us postage-free. Stockholders whose shares are held in the name of a bank or broker will not receive a request for admission ticket(s). They should, instead: (1) call (701) 530-1000 to request an admission ticket(s), (2) obtain a statement from their bank or broker showing proof of stock ownership as of March 1, 2016, and (3) present their admission ticket(s), the stock ownership statement, and photo identification, such as a driver’s license, at the annual meeting. Directions to the meeting will be included with your admission ticket. We look forward to seeing you.

By order of the Board of Directors,

Daniel S. Kuntz
Secretary

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Page

Notice of Annual Meeting of Stockholders

Proxy Statement	1

Voting Information	1

Item 1. Election of Directors	3

Director Nominees	3

Item 2. Approval of the Material Terms of the Performance Goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan for Purposes of Internal Revenue Code Section 162(m)	10

Item 3. Ratification of Independent Registered Public Accounting Firm	15

Accounting and Auditing Matters	16

Item 4. Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers	17

Executive Compensation	18

Compensation Discussion and Analysis	18

Compensation Committee Report	37

Summary Compensation Table for 2015	38

Grants of Plan-Based Awards in 2015	39

Outstanding Equity Awards at Fiscal Year-End 2015	45

Pension Benefits for 2015	46

Nonqualified Deferred Compensation for 2015	49

Potential Payments upon Termination or Change of Control	50

Director Compensation for 2015	55

Information Concerning Executive Officers	58

Security Ownership	60

Related Person Transaction Disclosure	62

Corporate Governance	62

Section 16(a) Beneficial Ownership Reporting Compliance	69

Conduct of Meeting; Adjournment	69

Other Business	69

Shared Address Stockholders	69

2017 Annual Meeting of Stockholders	69

Exhibit A - MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan	A-1

Exhibit B - Companies that Participated in the Compensation Surveys used by Towers Watson	B-1

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

PROXY STATEMENT
The board of directors of MDU Resources Group, Inc. is furnishing this proxy statement beginning March 16, 2016, to solicit your proxy for use at our annual meeting of stockholders on April 26, 2016, and any adjournment(s) thereof. We are soliciting proxies principally by mail, but directors, officers, and employees of MDU Resources Group, Inc. or its subsidiaries may solicit proxies personally, by telephone or by electronic media, without compensation other than their regular compensation. Okapi Partners LLC additionally will solicit proxies for approximately $8,000 plus out-of-pocket expenses. We will pay the cost of soliciting your proxy and reimburse brokers and others for forwarding proxy materials to you.
The Securities and Exchange Commission’s e-proxy rules allow companies to post their proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to stockholders as an alternative to mailing full sets of proxy materials except upon request. For 2016, we have elected to use the Securities and Exchange Commission’s full set delivery option, which means that while we are posting our proxy materials online, we are also mailing a full set of our proxy materials to our stockholders. We believe that mailing a full set of proxy materials will help ensure that a majority of outstanding shares of our common stock are present in person or represented by proxy at our meeting. We also hope to help maximize stockholder participation. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a full set of proxy materials in the mail for this year’s annual meeting. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our stockholders in the future.
VOTING INFORMATION
Who may vote? You may vote if you owned shares of our common stock at the close of business on March 1, 2016. You may vote each share that you owned on that date on each matter presented at the meeting and any adjournment(s) thereof. As of March 1, 2016, we had 195,304,376 shares of common stock outstanding entitled to one vote per share.
What am I voting on? You are voting on:
•election of ten directors nominated by the board of directors for one-year terms

•	approval of the material terms of the performance goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan for purposes of Internal Revenue Code Section 162(m)

•	ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2016
•approval, on a non-binding advisory basis, of the compensation of the company’s named executive officers and
•any other business that is properly brought before the meeting or any adjournment(s) thereof.
What vote is required to pass an item of business? A majority of our outstanding shares of common stock entitled to vote must be present in person or represented by proxy to hold the meeting.
If you hold shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on certain matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on those matters and a “broker non-vote” occurs. This means that brokers may not vote your shares on items 1, 2, and 4 if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so your vote can be counted.
Item 1 – Election of Directors
A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies may vote your shares in their discretion for another person nominated by the board.

MDU Resources Group, Inc. Proxy Statement 1

Proxy Statement

Our policy on majority voting for directors contained in our corporate governance guidelines requires any proposed nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon:

•	receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders and

•	acceptance of such resignation by the board of directors.
Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.
Item 2 - Approval of the Material Terms of the Performance Goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan for Purposes of Internal Revenue Code Section 162(m)
For purposes of Internal Revenue Code Section 162(m), approval of Item 2 requires a majority of votes cast to be in favor of approval. Broker non-vote shares and abstentions will not count as votes cast.
Item 3 – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2016
Approval of Item 3 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the item. Abstentions will count as votes “against” the item.
Item 4 – Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers
Approval of Item 4 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the item. Abstentions will count as votes “against” the item. Broker non-vote shares are not entitled to vote on the item and, therefore, are not counted in the vote.
Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board of directors and “for” items 2, 3, and 4.
How do I vote? If you are a stockholder of record, you may vote by:

•	calling the toll free telephone number on the enclosed proxy card

•	using the Internet as described on the enclosed proxy card or

•	returning the enclosed proxy card in the envelope provided.
If you are a beneficial owner, you must provide voting instructions to your bank, broker, or other nominee to ensure your shares are voted as you would like. You should follow their instructions.
You may also vote in person at the meeting. However, if you are the beneficial owner of the shares, you must obtain a legal proxy from your bank or broker and present it at the meeting. A legal proxy identifies you, states the number of shares you own, and gives you the right to vote those shares. Without a legal proxy we cannot identify you as the beneficial owner of the shares or know how many shares you have to vote.
Can I change my vote? Yes.
If you are a beneficial owner, such as where your shares are held of record by a bank, broker, or other nominee, you may change your vote by providing later dated voting instructions to your bank, broker, or other nominee in accordance with their procedures or by obtaining a legal proxy and voting in person at the meeting, as set forth above.
If you are a stockholder of record, you may revoke your proxy and change your vote by:

•	submitting a written revocation to the corporate secretary before the meeting

•	submitting a proxy bearing a later date to the corporate secretary before the meeting or

•	voting in person at the meeting.

2 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

ITEM 1. ELECTION OF DIRECTORS
All nominees for director are nominated to serve one-year terms until the annual meeting of stockholders in 2017 and until their respective successors are elected and qualified, or until their earlier resignation, removal from office, or death.
We have provided information below about our nominees, all of whom are incumbent directors, including their ages, years of service as directors, business experience, and service on other boards of directors, including any other directorships held during the past five years. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led the board to conclude that he or she should serve as a director of MDU Resources Group, Inc. at the time we file our proxy statement, in light of our business and structure. Unless we specifically note below, no corporation or organization referred to below is a subsidiary or other affiliate of MDU Resources Group, Inc.
Director Nominees

Thomas Everist	Director Since 1995
66	Compensation Committee

Mr. Everist has served as president and chairman of The Everist Company, Sioux Falls, South Dakota, an aggregate, concrete, and asphalt production company, since April 15, 2002. He has been a managing member of South Maryland Creek Ranch, LLC, a land development company, since June 2006, president of SMCR, Inc., an investment company, since June 2006, and a managing member of MCR Builders, LLC, which provides residential building services to South Maryland Creek Ranch, LLC, since November 2014. He was previously president and chairman of L.G. Everist, Inc., Sioux Falls, South Dakota, an aggregate production company, from 1987 to April 15, 2002. He held a number of positions in the aggregate and construction industries prior to assuming his current position with The Everist Company. He is a director of Showplace Wood Products, Sioux Falls, South Dakota, a custom cabinets manufacturer, and has been a director of publicly traded Raven Industries, Inc., Sioux Falls, South Dakota, a general manufacturer of electronics, flow controls, and engineered films since 1996, and its chairman of the board since April 1, 2009. Mr. Everist has served as a director and chairman of the board of Everist Genomics, Inc., Ann Arbor, Michigan, which provides solutions for personalized medicines since 2002. He served as Everist Genomics’ chief executive officer from August 2012 to December 2012. He was a director of Angiologix Inc., Mountain View, California, a medical diagnostic device company, from July 2010 through October 2011 when it was acquired by Everist Genomics, Inc. He has been a director of Bell, Inc., Sioux Falls, South Dakota, a manufacturer of folding cartons and packages, since April 2011.
Mr. Everist attended Stanford University where he received a bachelor’s degree in mechanical engineering and a master’s degree in construction management. He is active in the Sioux Falls community and currently serves as a director on the Sanford Health Foundation, a nonprofit charitable health services organization, and co-founder and chairman of the board of Searching for Solutions Institute, a nonprofit public foundation that provides leaders with resources to address critical social issues. From July 2001 to June 2006, he served on the South Dakota Investment Council, the state agency responsible for prudently investing state funds.
The board concluded that Mr. Everist should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. A significant portion of MDU Resources Group, Inc.’s earnings is derived from its construction services and aggregate mining businesses. Mr. Everist has considerable business experience in this area, with more than 42 years in the aggregate and construction materials industry. He has also demonstrated success in his business and leadership skills, serving as president and chairman of his companies for over 28 years. We value other public company board service. Mr. Everist has experience serving as a director and chairman of another public company, which enhances his contributions to our board. His leadership skills and experience with his own companies and on other boards enable him to be an effective board member and compensation committee chairman. Mr. Everist is our longest serving board member, providing 21 years of board experience as well as extensive knowledge of our business.

MDU Resources Group, Inc. Proxy Statement 3

Proxy Statement

Karen B. Fagg	Director Since 2005
Age 62	Compensation Committee Nominating and Governance Committee

Ms. Fagg served as vice president of DOWL LLC, d/b/a DOWL HKM, an engineering and design firm, from April 2008 until her retirement on December 31, 2011. Ms. Fagg was president from April 1, 1995 to June 2000, and chairman, chief executive officer, and majority owner from June 2000 through March 2008 of HKM Engineering, Inc., Billings, Montana, an engineering and physical science services firm. HKM Engineering, Inc. merged with DOWL LLC on April 1, 2008. Ms. Fagg was employed with MSE, Inc., Butte, Montana, an energy research and development company, from 1976 through 1988, and from 1993 to April 1995 she served as vice president of operations and corporate development director. From 1989 through 1992, Ms. Fagg served a four-year term as director of the Montana Department of Natural Resources and Conservation, Helena, Montana, the state agency charged with promoting stewardship of Montana’s water, soil, energy, and rangeland resources; regulating oil and gas exploration and production; and administering several grant and loan programs.
Ms. Fagg has a bachelor’s degree in mathematics from Carroll College in Helena, Montana. In 2013, she served on a three-person selection committee appointed by the Attorney General to identify trustees for the Montana Healthcare Foundation Board. She is a board member of the First Interstate BancSystem Foundation, which has a strong commitment to community, and has been a member of the Billings Catholic Schools Board since December 2011, serving as its vice-chair and a member of its capital campaign committee. Ms. Fagg started a new term on the board for St. Vincent’s Healthcare in January 2016, having previously served from October 2003 until October 2009, including a term as board chair. She served on the Billings Chamber of Commerce from July 2009 to July 2015, including a term as its chair from July 2013 to July 2014, and on the Montana Justice Foundation, whose mission is to achieve equal access to justice for all Montanans through effective funding and leadership, from 2013 into 2015. She also served on the board of Deaconess Billings Clinic Health System from 1994 to 2002, as a member of the Board of Trustees of Carroll College from 2005 through 2010, and on the board of advisors of the Charles M. Bair Family Trust from 2008 to July 2011, including a term as board chair. From 2007 until December 31, 2011, she was a member of the Montana State University Engineering Advisory Council, whose responsibilities include evaluating the mission and goals of the College of Engineering and assisting in the development and implementation of the college’s strategic plan. From 2002 through 2006, she served on the Montana Board of Investments, the state agency responsible for prudently investing state funds. From 2001 to 2005, she served on the board of Montana State University’s Advanced Technology Park. From 1998 through 2006, she served on the ZooMontana Board and as vice chair from 2005 through 2006.
The board concluded that Ms. Fagg should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. Construction and engineering, energy, and the responsible development of natural resources are all important aspects of our business. Ms. Fagg has business experience in all these areas, including 17 years of construction and engineering experience at DOWL HKM and its predecessor, HKM Engineering, Inc., where she served as vice president, president, chief executive officer, and chairman. Ms. Fagg also has 14 years of experience in energy research and development at MSE, Inc., where she served as vice president of operations and corporate development director, and four years focusing on stewardship of natural resources as director of the Montana Department of Natural Resources and Conservation. In addition to her industry experience, Ms. Fagg brings to our board over 20 years of business leadership and management experience, including over 8 years as president, chief executive officer, and chairman of her own company, as well as knowledge and experience acquired through her service on a number of Montana state and community boards.

David L. Goodin	Director Since 2013
Age 54	President and Chief Executive Officer

Mr. Goodin was elected president and chief executive officer and a director of the company effective January 4, 2013. Prior to that, he served as chief executive officer and president of Intermountain Gas Company effective October 2008, chief executive officer of Cascade Natural Gas Corporation, Montana-Dakota Utilities Co., and Great Plains Natural Gas Co. effective June 2008, president of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective March 2008, and president of Cascade Natural Gas Corporation effective July 2007. He began his career with the company in 1983 at Montana-Dakota Utilities Co., where he served as a division electrical engineer effective

4 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

May 1983, division electric superintendent effective February 1989, electric systems supervisor effective August 1993, electric systems manager effective April 1999, vice president-operations effective January 2000, and executive vice president-operations and acquisitions effective January 2007. He additionally serves as an executive officer and as chairman of the company’s principal subsidiaries, and of the managing committees of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co.
Mr. Goodin has a bachelor of science degree in electrical and electronics engineering from North Dakota State University, a masters in business administration from the University of North Dakota, and has completed the Advanced Management Program at Harvard School of Business. Mr. Goodin is a registered professional engineer in North Dakota. He is a member of the U.S. Bancorp Western North Dakota Advisory Board. Mr. Goodin is involved in numerous civic organizations, including serving on the board of directors of Sanford Bismarck, an integrated health system dedicated to the work of health and healing, Sanford Living Center, and the North Dakota State University Alumni Association. He also serves on the Board of Trustees for the Missouri Valley YMCA, the Bismarck State College Foundation, and the University of Mary. He is a past board member of several industry associations, including the American Gas Association, the Edison Electric Institute, the North Central Electric Association, the Midwest ENERGY Association, and the North Dakota Lignite Council. Mr. Goodin received the University of Mary Entrepreneurship Award in 2009.
The board concluded that Mr. Goodin should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. As chief executive officer of MDU Resources Group, Inc., Mr. Goodin is the only officer of the company on our board. With over 32 years of significant, hands-on experience at our company, Mr. Goodin’s long history and deep knowledge and understanding of MDU Resources Group, Inc., its operating companies, and its lines of business bring continuity to the board. Mr. Goodin has demonstrated his leadership abilities and his commitment to our company through his long service to the company, including as chief executive officer and president of the four utility companies. He demonstrated strong leadership skills in integrating Cascade Natural Gas Corporation and Intermountain Gas Company while meeting and exceeding profitability goals. The board’s unanimous election of Mr. Goodin to serve as our president and chief executive officer in January 2013 was in recognition of the board’s belief that he has the strategic vision, operational experience, passion, and values to lead the future growth of the company. The board believes these characteristics make him well-suited to serve on our board, particularly in this challenging economic environment.

Mark A. Hellerstein	Director Since 2013
Age 63	Audit Committee

Mr. Hellerstein was chief executive officer of St. Mary Land & Exploration Company (now SM Energy Company), an energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids, from 1995 until February 2007; he was president from 1992 until June 2006 and executive vice president and chief financial officer from 1991 until 1992. He was first elected to the board of St. Mary in 1992 and served as chairman of the board from 2002 until May 2009. Prior to joining St. Mary, from 1980 to 1991 Mr. Hellerstein’s career included positions as chief financial officer of CoCa Mines Inc., which mined and extracted minerals from lands previously held by the public through the Bureau of Land Management; American Golf Corporation, which manages and owns golf courses in the United States; and Worldwide Energy Corporation, an oil and gas acquisition, exploration, development, and production company with operations in the United States and Canada. Mr. Hellerstein served on the board of directors of Transocean Inc., a leading provider of offshore drilling services for oil and gas wells, from December 2006 to November 2007.
Mr. Hellerstein’s leadership has been recognized with induction into the Rocky Mountain Oil and Gas Hall of Fame, and Ernst & Young named Mr. Hellerstein both Rocky Mountain and National Entrepreneur of the Year in 2005 and 2006, respectively. He graduated number one in his class with a bachelor’s degree in accounting from the University of Colorado. Mr. Hellerstein is a certified public accountant (CPA), on inactive status. He received the Elijah Watts Sells Gold Medal award for achieving the highest score in the United States on the November 1974 CPA exam out of 38,000 participants. Mr. Hellerstein has served on the board for Community Resources Inc. since September 2013, which is a nonprofit organization that brings programs into the Denver Public Schools to enhance education. He served as a board director on the Denver Children’s Advocacy Center (Center) from August 2006 until December 2011, including as chairman for the last three years, and continues to participate in and fund the Center’s Safe from the Start Program. The Center’s mission is to provide a continuum of care for traumatized children and their families.
The board concluded that Mr. Hellerstein should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. Mr. Hellerstein has extensive business experience, recognized excellence, and demonstrated success and leadership, including in the energy industry, as a result of his 17 years of senior management experience and

MDU Resources Group, Inc. Proxy Statement 5

Proxy Statement

service as board chairman of St. Mary. His skills and experience enable him to contribute independent insight into the company’s business and operations and the economic environment and long-term strategic issues the company faces. As a certified public accountant, on inactive status, with extensive financial experience as a result of his employment as chief financial officer with several companies, including public companies, Mr. Hellerstein contributes significant finance and accounting knowledge to our board and audit committee. His financial expertise assists the board in its oversight of the company’s financial reporting and financial risk management functions, and supports his service on the audit committee. His service on the board of two publicly traded companies has provided him substantial insight into governance matters, which enhances his contributions to our board. Mr. Hellerstein also brings to the board his knowledge of local, state, and regional issues involving the Rocky Mountain region where we have important operations.

A. Bart Holaday	Director Since 2008
Age 73	Audit Committee Nominating and Governance Committee

Mr. Holaday headed the Private Markets Group of UBS Asset Management and its predecessor entities for 15 years prior to his retirement in 2001, during which time he managed more than $19 billion in investments. Prior to that he was vice president and principal of the InnoVen Venture Capital Group, a venture capital investment firm. He was founder and president of Tenax Oil and Gas Corporation, an onshore Gulf Coast exploration and production company, from 1980 through 1982. He has four years of senior management experience with Gulf Oil Corporation, a global energy and petrochemical company, and eight years of senior management experience with the federal government, including the Department of Defense, Department of the Interior, and the Federal Energy Administration. He is currently the president and owner of Dakota Renewable Energy Fund, LLC, which invests in small companies in North Dakota. He is a member of the investment advisory board of Commons Capital LLC, a venture capital firm; is a director of Hull Investments, LLC, a private entity that combines nonprofit activities and investments; serves on the Board of Trustees for the University of Jamestown; is a member of the board of directors of Adams Street Partners, LLC, a private equity investment firm, Alerus Financial, a financial services company, the United States Air Force Academy Endowment (former chairman), the Falcon Foundation (director and former vice president), which provides scholarships to Air Force Academy applicants, the Center for Innovation Foundation at the University of North Dakota (trustee and former chairman), and Discover Goodwill of southern and western Colorado, a nonprofit organization providing job training, placement, and retention programs for people transitioning from welfare to work; and is chairman and chief executive officer of the Dakota Foundation, a nonprofit foundation that fosters social entrepreneurship. He is a past member of the board of directors of the University of North Dakota Foundation, National Venture Capital Association, Walden University, and the U.S. Securities and Exchange Commission advisory committee on the regulation of capital markets, and is a past member of the board of trustees for The Colorado Springs Child Nursery Centers Foundation, a nonprofit organization that supports the operations of Early Connections Learning Centers, a nonprofit child care organization in Colorado.
Mr. Holaday has a bachelor’s degree in engineering sciences from the U.S. Air Force Academy. He was a Rhodes Scholar, earning a bachelor’s degree and a master’s degree in politics, philosophy, and economics from Oxford University. He also earned a law degree from George Washington Law School and is a Chartered Financial Analyst. In 2005, he was awarded an honorary Doctor of Letters from the University of North Dakota.
The board concluded that Mr. Holaday should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. Mr. Holaday has extensive business knowledge and experience and has demonstrated success and leadership, including in the energy and financial management industries. He founded and served as president of Tenax Oil and Gas Corporation. He has four years experience in senior management with Gulf Oil Corporation and 15 years of experience managing private equity investments, as the head of the Private Markets Group of UBS Asset Management and its predecessor organizations. Mr. Holaday brings to the board extensive finance and investment experience, as well as business development skills acquired through his work at UBS Asset Management, Tenax Oil and Gas Corporation, Gulf Oil Corporation, and several private equity investment firms. This enhances the knowledge of the board and provides useful insights and guidance to management in connection not only with our energy related businesses, but with all of our businesses. His significant experience in finance supports his service on the audit committee.

6 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Dennis W. Johnson	Director Since 2001
Age 66	Audit Committee

Mr. Johnson is chairman, president, and chief executive officer of TMI Corporation, and chairman and chief executive officer of TMI Systems Design Corporation, TMI Transport Corporation, and TMI Storage Systems Corporation, all of Dickinson, North Dakota, manufacturers of casework and architectural woodwork. He has been employed at TMI since 1974 serving as president or chief executive officer since 1982. Mr. Johnson served as president of the Dickinson City Commission for fifteen years. He served as a director of the Federal Reserve Bank of Minneapolis from 1993 through 1998. He is a past member and chairman of the Theodore Roosevelt Medora Foundation.
Mr. Johnson has a bachelor of science degree in electrical and electronics engineering, as well as a master of science degree in industrial engineering from North Dakota State University. He has served on numerous industry, state, and community boards, including the North Dakota Workforce Development Council (chairperson), the Decorative Laminate Products Association, the North Dakota Technology Corporation, St. Joseph Hospital Life Care Foundation, St. John Evangelical Lutheran Church, Dickinson State University Foundation, the executive operations committee of the University of Mary Harold Schafer Leadership Center, the Dickinson United Way, and the business advisory council of the Steffes Corporation, a metal manufacturing and engineering firm. He also served on North Dakota Governor Sinner’s Education Action Commission, the North Dakota Job Service Advisory Council, the North Dakota State University President’s Advisory Council, North Dakota Governor Schafer’s Transition Team, and chaired North Dakota Governor Hoeven’s Transition Team. He has received numerous awards, including the 1991 Regional Small Business Person of the Year Award and the Greater North Dakotan Award.
The board concluded that Mr. Johnson should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. Mr. Johnson has over 41 years of experience in business management, manufacturing, and finance, and has demonstrated his success in these areas, holding positions as chairman, president, and chief executive officer of TMI for 34 years, as well as through his prior service as a director of the Federal Reserve Bank of Minneapolis. His finance experience and leadership skills enable him to make valuable contributions to our audit committee, which he has chaired for twelve years. As a result of his service on a number of state and local organizations in North Dakota, Mr. Johnson has significant knowledge of local, state, and regional issues involving North Dakota, a state where we have significant operations and assets.

William E. McCracken	Director Since 2013
Age 73	Compensation Committee Nominating and Governance Committee

Mr. McCracken served as chief executive officer of CA, Inc., one of the world’s largest information technology management software companies, from January 2010 until January 7, 2013, after which he served as executive adviser to the new chief executive officer until March 31, 2013, and after that as a consultant to the company until December 31, 2013. Mr. McCracken was a director of CA, Inc. from May 2005 until January 7, 2013, serving as non-executive chairman of the board from June 2007 to September 2009, interim executive chairman from September 2009 to January 2010, and executive chairman from January 2010 to May 2010. He is president of Executive Consulting Group, LLC, a general business consulting firm, since 2002. During his 36-year career with International Business Machines Corporation, a manufacturer of information processing products and a technology, software, and networking systems manufacturer and developer, Mr. McCracken held a number of executive positions, including general manager of IBM printing systems division from 1998 to 2001, general manager of marketing, sales, and distribution for IBM PC Company from 1994 to 1998, and president of IBM’s EMEA and Asia Pacific PC Company from 1993 to 1994. From 1995 to 2001, he served on IBM’s Chairman’s Worldwide Management Council, a group of the top 30 executives at IBM. Mr. McCracken was a director of IKON Office Solutions, Inc., a provider of document management systems and services, from 2003 to 2008, where he served on its audit committee, compensation committee, and strategy committee at various points in time during his tenure as a director.

MDU Resources Group, Inc. Proxy Statement 7

Proxy Statement

Mr. McCracken has a bachelor of science degree in physics and mathematics from Shippensburg University. He has served on the board of the National Association of Corporate Directors (NACD), a nonprofit membership organization for corporate board members, since 2010, and was named by the NACD as one of the top 100 most influential people in the boardroom in 2009. He served on that organization’s 2009 blue ribbon commission on risk governance, co-chaired its blue ribbon commission on board diversity in 2012, and co-chaired its blue ribbon commission on the board and long-term value creation in 2015. He is chair of the advisory board of the Millstein Center for Global Markets and Corporate Ownership at Columbia University where he has been a member since 2013 and has been the New York chairman of the Chairmen’s Forum since 2011. He is board chairman of Lutheran Social Ministries of New Jersey, a charitable organization that provides adoption, assisted living, counseling, and immigration and refugee services, and is a former board member of PENCIL, a nonprofit organization that partners businesses with public schools.
The board concluded that Mr. McCracken should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. Mr. McCracken has extensive executive leadership experience and significant experience in information technology and cybersecurity through his tenure at CA, Inc. and IBM. This experience coupled with his service as the chair or a member of the board of other public companies and the NACD will enable him to provide insight into the operations, challenges, and complex issues our company is facing in today’s environment and to make significant contributions to the board’s oversight of operational risk management functions and corporate governance.

Patricia L. Moss	Director Since 2003
Age 62	Compensation Committee Nominating and Governance Committee

Ms. Moss served as the president and chief executive officer of Cascade Bancorp, a financial holding company in Bend, Oregon, from 1998 to January 3, 2012. She served as the chief executive officer of Cascade Bancorp’s principal subsidiary, Bank of the Cascades, from 1998 to January 3, 2012, serving also as president from 1998 to 2003. From 1987 to 1998, Ms. Moss served as chief operating officer, chief financial officer, and corporate secretary of Cascade Bancorp. Ms. Moss has been a director of Cascade Bancorp and Bank of the Cascades since 1993 and was elected vice chair of both boards effective January 3, 2012. Ms. Moss also serves as chair of the Bank of the Cascades Foundation Inc., co-chairs the Oregon Growth Board, a state board created to improve access to capital and create private-public partnerships, and serves on the Board of Trustees for the Aquila Tax Free Trust of Oregon, a mutual fund created especially for the benefit of Oregon residents.
Ms. Moss graduated magna cum laude with a bachelor of science degree in business administration from Linfield College in Oregon and did master’s studies at Portland State University. She received commercial banking school certification at the ABA Commercial Banking School at the University of Oklahoma. She served as a director of the Oregon Investment Fund Advisory Council, a state-sponsored program to encourage the growth of small businesses within Oregon; Oregon Business Council, whose mission is to mobilize business leaders to contribute to Oregon’s quality of life and economic prosperity; the Cascades Campus Advisory Board of the Oregon State University; the North Pacific Group, Inc., a wholesale distributor of building materials, industrial and hardwood products, and other specialty products; Clear Choice Health Plans Inc., a multi-state insurance company; and the St. Charles Medical Center. She also served on the City of Bend’s Juniper Ridge management advisory board.
The board concluded that Ms. Moss should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. A significant portion of MDU Resources Group, Inc.’s utility, construction services, and contracting operations are located in the Pacific Northwest. Ms. Moss has first-hand business experience and knowledge of the Pacific Northwest economy and local, state, and regional issues through her executive positions at Cascade Bancorp and Bank of the Cascades, where she gained over 30 years of experience. Ms. Moss provides to our board her experience in finance and banking, as well as her experience in business development through her work at Cascade Bancorp and on the Oregon Investment Fund Advisory Council, the Oregon Business Council, and the Oregon Growth Board. This business experience demonstrates her leadership abilities and success in the finance and banking industry. Ms. Moss has 18 years of experience as a certified senior professional in human resources, which makes her well-suited for our compensation committee.

8 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Harry J. Pearce	Director Since 1997
Age 73	Chairman of the Board

Mr. Pearce was elected chairman of the board of the company on August 17, 2006. Prior to that, he served as lead director effective February 15, 2001, and was vice chairman of the board from November 16, 2000 until February 15, 2001. Mr. Pearce was a director and served on the audit, finance, compensation, and excellence committees of Marriott International, Inc., a major hotel chain, from 1995 to May 2015. He also was a director of Nortel Networks Corporation, a global telecommunications company, from January 11, 2005 to August 10, 2009, serving as chairman of the board from June 29, 2005. He retired on December 19, 2003, as chairman of Hughes Electronics Corporation, a General Motors Corporation subsidiary and provider of digital television entertainment, broadband satellite network, and global video and data broadcasting. He had served as a director of Hughes Electronics since 1992. Mr. Pearce was vice chairman and a director of General Motors Corporation, one of the world’s largest automakers, from January 1, 1996 to May 31, 2001, and was general counsel from 1987 to 1994. He served on the President’s Council on Sustainable Development and co-chaired the President’s Commission on the United States Postal Service. Prior to joining General Motors, he was a senior partner in the Pearce & Durick law firm in Bismarck, North Dakota. Mr. Pearce is a director of the United States Air Force Academy Endowment and a trustee of Northwestern University. He is a Fellow of the American College of Trial Lawyers and a member of the International Society of Barristers. He has served as a chairman or director on the boards of numerous nonprofit organizations, including as chairman of the Board of Visitors of the U.S. Air Force Academy, chairman of the U.S. Air Force Academy Sabre Society, chairman of the National Defense University Foundation, and chairman of the Marrow Foundation. Mr. Pearce received a bachelor’s degree in engineering sciences from the U.S. Air Force Academy and a juris doctor degree from Northwestern University’s School of Law. He received an honorary degree of Doctor of Laws from Northwestern University and an honorary degree of Doctor of Engineering from Rose Hulman Institute of Technology.
The board concluded that Mr. Pearce should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. MDU Resources Group, Inc. values public company leadership and the experience directors gain through such leadership. Mr. Pearce is recognized nationally as a business leader and for his business acumen. He has multinational business management experience and proven leadership skills through his position as vice chairman at General Motors Corporation, as well as through his extensive service on the boards of large public companies, including Marriott International, Inc., Hughes Electronics Corporation, where he was chairman, and Nortel Networks Corporation, where he also was chairman. He also brings to our board his long experience as a practicing attorney. In addition, Mr. Pearce has focused on corporate governance issues and was the founding chair of Yale University’s Chairmen’s Forum, an organization comprised of non-executive chairmen of publicly traded companies. Participants in the Chairmen’s Forum discussed ways to enhance the accountability of corporations to owners and promote a deeper understanding of independent board leadership and effective practices of board chairmanship. The board also believes that Mr. Pearce’s values and commitment to excellence make him well-suited to serve as chairman of our board.

John K. Wilson	Director Since 2003
Age 61	Audit Committee

Mr. Wilson was president of Durham Resources, LLC, a privately held financial management company, in Omaha, Nebraska, from 1994 to December 31, 2008. He previously was president of Great Plains Energy Corp., a public utility holding company and an affiliate of Durham Resources, LLC, from 1994 to July 1, 2000. He was vice president of Great Plains Natural Gas Co., an affiliate company of Durham Resources, LLC, until July 1, 2000. The company bought Great Plains Energy Corp. and Great Plains Natural Gas Co. on July 1, 2000. Mr. Wilson also served as president of the Durham Foundation. He is presently a director of HDR, Inc., an international architecture and engineering firm; a director of Tetrad Corporation, a privately held investment company; and an executive director of the Robert B. Daugherty Foundation, all located in Omaha, Nebraska. Mr. Wilson formerly served as a director of Bridges Investment Fund, a mutual fund; a director of the Greater Omaha Chamber of Commerce; on the advisory board of U.S. Bank NA Omaha; and on the advisory board of Duncan Aviation, an aircraft service provider, headquartered in Lincoln, Nebraska.

MDU Resources Group, Inc. Proxy Statement 9

Proxy Statement

Mr. Wilson is a certified public accountant, on inactive status. He received his bachelor’s degree in business administration, cum laude, from the University of Nebraska – Omaha. During his career, he was an audit manager at Peat, Marwick, Mitchell (now known as KPMG), controller for Great Plains Natural Gas Co., and chief financial officer and treasurer for all Durham Resources entities.
The board concluded that Mr. Wilson should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. Mr. Wilson has an extensive background in finance and accounting, as well as extensive experience with mergers and acquisitions, through his education and work experience at a major accounting firm and his later positions as controller and vice president of Great Plains Natural Gas Co., president of Great Plains Energy Corp., and president, chief financial officer, and treasurer for Durham Resources, LLC and all Durham Resources entities. The electric and natural gas utility business was our core business when our company was founded in 1924. That business now operates through four utilities: Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company. Mr. Wilson is our only non-employee director with direct experience in this area through his prior positions at Great Plains Natural Gas Co. and Great Plains Energy Corp. In addition, Mr. Wilson’s extensive finance and accounting experience make him well-suited for our audit committee.
The board of directors recommends a vote “for” each nominee.
A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected and which we do not anticipate, directors will be elected by a plurality of the votes cast.
Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board of directors. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.
Our policy on majority voting for directors contained in our corporate governance guidelines requires any proposed nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon:

•	receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders and

•	acceptance of such resignation by the board of directors.
Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.
Brokers may not vote your shares on the election of directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

ITEM 2. APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE MDU RESOURCES GROUP, INC. LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(m)
The board of directors recommends that stockholders approve the material terms of the performance goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan to preserve our ability to deduct compensation associated with future performance-based incentive awards to be made under the plan.
Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our “covered employees.” A covered employee means a person specified in Section 162(m), which generally includes our chief executive officer and each of our other three most highly-compensated executive officers other than our chief financial officer.
There is an exception to this limit for certain performance-based compensation, and awards made pursuant to the plan may constitute performance-based compensation not subject to the deductibility limitation of Internal Revenue Code Section 162(m). To qualify for this exception, the stockholders must approve, every five years, the material terms of the performance goals of the plan under which

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compensation will be paid. Stockholders last approved the goals for the plan in 2011, and, therefore, the board is submitting the plan’s performance goals for approval at the 2016 annual meeting of stockholders.
The board of directors amended the plan on November 12, 2015 to:

•
include the following new performance goals: cash flow from operations (dollar target or as % of revenue), gross margin or gross profit (dollar target or as % of revenue), operations and maintenance expense (dollar target or as % of revenue), general and administrative expense (dollar target or as % of revenue), total operating expense (dollar target or as % of revenue), pretax income (dollar target or as % of revenue), earnings before interest, taxes, depreciation and amortization or “EBITDA” (dollar target or as % of revenue), earnings before interest and taxes or “EBIT” (dollar target or as % of revenue), earnings, return on invested capital, return on assets, return on net assets, working capital as percentage of revenue, days sales outstanding/accounts receivable turnover, and current ratio

•	modify the operating income goal to: operating income (dollar target or as % of revenue)

•
remove the following performance goals: oil and/or gas production (growth, value and costs) and oil and/or gas reserves (including proved, probable and possible reserves and growth, value and costs) and finding or development costs and

•	add that performance goals may be measured on an individual basis and reflect individual performance or a relative comparison of individual performance.
The board of directors further amended the plan on February 11, 2016 to provide that if the company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws, the company or the compensation committee may, or shall if required, take action to recover incentive-based compensation from specific executive officers in accordance with our Guidelines for Repayment of Incentives Due to Accounting Restatements, as they may be amended or substituted from time to time, and in accordance with applicable law and applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.
The material terms of the performance goals are (i) eligibility and participation, (ii) the business criteria on which the performance goals are based, and (iii) maximum awards under the plan, which we describe further below.
Eligibility and Participation
All officers and key employees of the company and its subsidiaries, including employees who are members of the board, as determined by the compensation committee, are eligible to participate in the plan. The approximate number of employees who are currently eligible to participate in the plan is 40.
Performance Goals
The compensation committee establishes the performance goals, which will be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, cash flow from operations (dollar target or as % of revenue), gross margin or gross profit (dollar target or as % of revenue), operations and maintenance expense (dollar target or as % of revenue), general and administrative expense (dollar target or as % of revenue), total operating expense (dollar target or as % of revenue), operating income (dollar target or as % of revenue), pretax income (dollar target or as % of revenue), earnings before interest, taxes, depreciation and amortization or “EBITDA” (dollar target or as % of revenue), earnings before interest and taxes or “EBIT” (dollar target or as % of revenue), gross income, net income, cash flow, earnings, return on equity, return on invested capital, return on assets, return on net assets, working capital as percentage of revenue, days sales outstanding/accounts receivable turnover, current ratio, capital efficiency, operating ratios, stock price, enterprise value, company value, asset value growth, net asset value, shareholders’ equity, dividends, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, safety, sustainability, profit returns and margins, financial return ratios, and market performance. Performance goals may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination of the foregoing. Performance goals may reflect absolute entity or individual performance or a relative comparison of entity or individual performance to the performance of a peer group of entities or other external measure.
Maximum Awards under the Plan
Awards under the plan may be made in the form of restricted stock, performance units, performance shares, and any other type of award permitted under article 8 of the plan. The board of directors amended the plan on November 17, 2011 to remove stock options and stock appreciation grants from the types of awards that may be granted under the plan.

MDU Resources Group, Inc. Proxy Statement 11

Proxy Statement

Subject to adjustment pursuant to the anti-dilution provisions in the plan, (i) the total number of shares of restricted stock intended to qualify as performance-based compensation that may be granted in any calendar year to any covered employee shall not exceed 2,250,000 shares, (ii) the total number of performance shares or performance units that may be granted in any calendar year to any covered employee shall not exceed 2,250,000 performance shares or performance units, as the case may be, (iii) the total number of shares that are intended to qualify as performance-based compensation granted pursuant to article 8 of the plan in any calendar year to any covered employee shall not exceed 2,250,000 shares, (iv) the total cash award that is intended to qualify as performance-based compensation that may be paid pursuant to article 8 of the plan in any calendar year to any covered employee shall not exceed $6,000,000, and (v) the aggregate number of dividend equivalents that are intended to qualify as performance-based compensation that a covered employee may receive in any calendar year shall not exceed $6,000,000.

The other material features of the plan are described below, and the complete text of the plan is attached to this proxy statement as Exhibit A.
Purpose of the Plan
The purpose of the plan is to promote the success and enhance the value of the company by linking the personal interests of officers and key employees to those of our stockholders and customers. The plan is further intended to provide flexibility in our ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of our operations largely depends.
Effective Date and Duration
The plan was initially approved by the board of directors on February 7, 1997, and first became effective upon approval by stockholders at the annual meeting on April 22, 1997. The plan will remain in effect, subject to the right of the board of directors to terminate the plan at any time, until all shares subject to the plan have been issued.
Amendment, Modification, and Termination
The board may, at any time and from time to time, alter, amend, suspend, or terminate the plan, in whole or in part, provided that no amendment will be made without stockholder approval if the amendment would (i) increase the total number of shares that may be issued under the plan, (ii) materially modify the requirements for participation in the plan, or (iii) materially increase the benefits accruing to participants under the plan.
Administration of the Plan
The plan is administered by the compensation committee or by any other committee appointed by the board of directors. Subject to the terms of the plan, the committee has full power under the plan to determine persons to receive awards, the size and type of awards, and their terms. The committee may amend outstanding awards subject to restrictions stated in the plan.
Shares Subject to the Plan
When it originally became effective in 1997, the plan authorized the issuance of up to 1,200,000 shares of MDU Resources Group, Inc. common stock. In 2001, the stockholders approved an amendment to increase the number of shares that could be issued under the plan by 4,000,000 shares. On February 17, 2005, the Board of Directors amended the plan to reduce the number of shares that could be issued by 2,000,000 shares. As of February 11, 2016, after giving effect to stock splits and awards pursuant to the plan, 4,393,865 shares remain available for issuance under the plan, excluding 699,562 outstanding target level performance share awards granted in 2014, 2015, and 2016.
Shares underlying lapsed or forfeited restricted stock awards are not treated as having been issued under the plan. Shares withheld from an award to satisfy tax withholding obligations are counted as shares issued under the plan. Shares that are potentially deliverable under an award that expires or is canceled, forfeited, settled in cash, or otherwise settled without the delivery of shares are not treated as having been issued under the plan.
Shares issued under the plan may be authorized but unissued shares of common stock, treasury stock, or shares purchased on the open market.
In the event of any equity restructuring such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the committee will cause an equitable adjustment to be made (i) in the number and kind of shares that may be delivered under the plan, (ii) in the individual limitations set forth in the plan, and (iii) with respect to outstanding awards, in the number

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Proxy Statement

and kind of shares subject to outstanding awards, price of shares subject to outstanding awards, any performance goals relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, in the case of (i), (ii), and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights. The number of shares subject to any award will always be rounded down to a whole number when adjustments are made pursuant to these provisions of the plan. Adjustments made by the committee pursuant to these provisions are final, binding, and conclusive.
Types of Awards under the Plan
Following is a general description of the types of awards that the compensation committee may make under the plan. The compensation committee will determine the terms and conditions of awards on a grant-by-grant basis, subject to limitations contained in the plan.
Restricted Stock. Restricted stock may be granted in such amounts and subject to such terms and conditions as determined by the committee, including time-based or performance-based vesting restrictions. The committee may establish performance goals, as described above, for restricted stock.
Participants holding restricted stock may exercise full voting rights with respect to those shares during the restricted period and, subject to the committee’s right to determine otherwise at the time of grant, will receive regular cash dividends. All other distributions paid with respect to the restricted stock will be credited subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.
Performance Units and Performance Shares. Performance units and performance shares may be granted in the amounts and subject to such terms and conditions as determined by the committee. The committee will set performance goals, which, depending on the extent to which they are met during the performance periods established by the committee, will determine the number and/or value of performance units/shares that will be paid out to participants. Dividend equivalents may also be granted.
Participants will receive payment of the value of performance units/shares earned after the end of the performance period. Payment of performance units/shares will be made in cash and/or shares of common stock which have an aggregate fair market value equal to the value of the earned performance units/shares at the end of the applicable performance period, in such combination as the committee determines. Shares may be granted subject to any restrictions deemed appropriate by the committee.
Other Awards. The committee may make other awards which may include, without limitation, the grant of shares of common stock based upon attainment of performance goals established by the committee, the payment of shares in lieu of cash, the payment of cash based on attainment of performance goals, and the payment of shares in lieu of cash under our other incentive or bonus programs.
Minimum Vesting Requirements
Under the plan, the minimum vesting period for full value awards, which are awards pursuant to which shares may be issued that have no performance-based vesting characteristics, is three years. Vesting may occur ratably each month, quarter, or anniversary of the grant date. The minimum vesting period for full value awards with performance-based vesting characteristics is at least one year. The committee does not have discretion to accelerate vesting of full value awards except in the event of a change in control of the company or similar transaction, or the death, disability, or termination of employment of a participant. The committee may grant a “de minimis” number of full value awards that have a shorter vesting period. For this purpose, “de minimis” means 331,279 shares, subject to adjustment pursuant to the anti-dilution provisions in the plan.
Termination of Employment
Each award agreement will set forth the participant’s rights with respect to each award following termination of employment.
Transferability
Except as otherwise determined by the committee and set forth in the award agreement and subject to the provisions of the plan, awards of restricted stock and performance units/performance shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a participant’s rights with respect to such shares or units shall be exercisable only by the participant or the participant’s legal representative during his or her lifetime.

MDU Resources Group, Inc. Proxy Statement 13

Proxy Statement

Change in Control
Upon a change in control, as defined below:

•
any restriction periods and restrictions imposed on restricted stock or awards granted pursuant to article 8 of the plan, if not performance-based, will be deemed to have expired, and such restricted stock or awards will become immediately vested in full and

•
the target payout opportunity attainable under all outstanding awards of performance units, performance shares, and other awards granted pursuant to article 8 of the plan, if performance-based, will be deemed to have been fully earned for the entire performance period(s) as of the effective date of the change in control and will be paid out promptly in shares or cash pursuant to the terms of the award agreement, or in the absence of such designation, as the committee shall determine.

The plan defines “change in control” as:

•	the acquisition by an individual, entity, or group of 20% or more of our outstanding common stock

•	a change in a majority of our board of directors since April 22, 1997 without the approval of a majority of the board members as of April 22, 1997, or whose election was approved by such board members

•
consummation of a merger or similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of our directors or

•	stockholder approval of our liquidation or dissolution.
Accounting Restatements
The plan provides that if the company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws, the company or the compensation committee may, or shall if required, take action to recover incentive-based compensation from specific executive officers in accordance with our Guidelines for Repayment of Incentives Due to Accounting Restatements, as they may be amended or substituted from time to time, and in accordance with applicable law and applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.
Section 409A
To the extent applicable, it is intended that the plan and any awards made under the plan comply with the requirements of Internal Revenue Code Section 409A. Any provision that would cause the plan or any award to fail to satisfy Section 409A will have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.
Award Information
It is not possible at this time to determine awards that will be made in the future pursuant to the plan.

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Equity Compensation Plan Information
The following table includes information as of December 31, 2015, with respect to our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders [1]	565,896	[2]	—	[3]	5,018,178	[4,5]
Equity compensation plans not approved by stockholders	N/A		N/A		N/A
[1]	Consists of the Non-Employee Director Long-Term Incentive Compensation Plan, the Long-Term Performance-Based Incentive Plan, and the Non-Employee Director Stock Compensation Plan.
[2]	Consists of performance shares.
[3]	No weighted average exercise price is shown for the performance shares.
[4]
357,757 shares remain available for future issuance under the Non-Employee Director Long-Term Incentive Compensation Plan in connection with grants of restricted stock, performance units, performance shares, or other equity-based awards. 4,585,932 shares remain available for future issuance under the Long-Term Performance-Based Incentive Plan in connection with grants of restricted stock, performance units, performance shares, or other equity-based awards.

[5]
This amount also includes 74,489 shares available for issuance under the Non-Employee Director Stock Compensation Plan. Under this plan, in addition to a cash retainer, non-employee directors are awarded shares equal in value to $110,000 annually. A non-employee director may acquire additional shares under the plan in lieu of receiving the cash portion of the director’s retainer or fees.

The board of directors believes that it is in the best interests of the company and our stockholders to receive the full income tax deduction for performance-based compensation paid under the plan. The board is therefore asking the stockholders to approve, for purposes of Section 162(m), the material terms of the performance goals as set forth above. The plan will remain in effect if the stockholders do not approve the material terms of the performance goals, and failure to obtain stockholder approval will not affect the rights of participants under the plan or under any outstanding award agreements.
The board of directors recommends a vote “for” this proposal.
For purposes of Internal Revenue Code Section 162(m), approval requires a majority of the votes cast to be in favor of approval. Broker non-vote shares and abstentions will not count as votes cast.

ITEM 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee at its February 2016 meeting appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016. The board of directors concurred with the audit committee’s decision. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal year 2002.
Although your ratification vote will not affect the appointment or retention of Deloitte & Touche LLP for 2016, the audit committee will consider your vote in determining its appointment of our independent registered public accounting firm for the next fiscal year. The audit committee, in appointing our independent registered public accounting firm, reserves the right, in its sole discretion, to change an appointment at any time during a fiscal year if it determines that such a change would be in our best interests.
A representative of Deloitte & Touche LLP will be present at the annual meeting and will be available to respond to appropriate questions. We do not anticipate that the representative will make a prepared statement at the meeting; however, he or she will be free to do so if he or she chooses.
The board of directors recommends a vote “for” the ratification of
Deloitte & Touche LLP as our independent registered public accounting firm for 2016.

MDU Resources Group, Inc. Proxy Statement 15

Proxy Statement

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal.
Accounting and Auditing Matters
Fees
The following table summarizes the aggregate fees that our independent registered public accounting firm, Deloitte & Touche LLP, billed or is expected to bill us for professional services rendered for 2015 and 2014:

	2015	2014	*
Audit Fees[a]	$2,755,400	$3,126,140
Audit-Related Fees[b]	437,979	45,925
Tax Fees[c]	36,400	24,300
All Other Fees[d]	47,569	100,527
Total Fees[e]	$3,277,348	$3,296,892
Ratio of Tax and All Other Fees to Audit and Audit-Related Fees	2.6%	3.9%
*	The 2014 amounts were adjusted from amounts shown in the 2015 proxy statement to reflect actual amounts.

[a]
Audit fees for 2015 and 2014 consisted of fees for services rendered for the audit of our annual financial statements, reviews of quarterly financial statements, subsidiary, statutory and regulatory audits, compliance with loan covenants, agreed upon procedures associated with the annual submission of financial assurance to the North Dakota Department of Health, the issuance of comfort letters relating to a sales agency agreement and offering of common stock (2014 only), filing Form S-3 and S-8 registration statements (2014 only), and the audit of financial statements for Fidelity Exploration & Production Company (2014 only). Audit fees for 2014 include $31,280 for the financial statement audit of Dakota Prairie Refining, LLC. These fees are paid by Dakota Prairie Refining, but are included in this table because Dakota Prairie Refining is considered a variable interest entity with respect to MDU Resources and consolidated in its financial statements.

[b]
Audit-related fees for 2015 and 2014 are associated with accounting research assistance, agreed upon procedures associated report for Knife River Corporation’s JTL Group, Inc. (Wyoming) (2015 only), due diligence work associated with a potential acquisition (2015 only), and technical accounting consultation regarding discontinued and continuing operations (2014 only).

[c]
Tax fees for 2015 and 2014 include the preparation of federal and state tax returns for Dakota Prairie Refining, LLC. The fees associated with Dakota Prairie Refining are paid by Dakota Prairie Refining, but are included in this table because Dakota Prairie Refining is considered a variable interest entity with respect to MDU Resources and is consolidated in its financial statements.

[d]
All other fees for 2015 and 2014 are associated with a cost segregation study and research on R&D credits, in each case for Dakota Prairie Refining, LLC. The fees associated with Dakota Prairie Refining are paid by Dakota Prairie Refining, but are included in this table because Dakota Prairie Refining is considered a variable interest entity with respect to MDU Resources and consolidated in its financial statements.

[e]	Total fees reported above include out-of-pocket expenses related to the services provided of $382,965 for 2015 and $420,732 for 2014.

Pre-Approval Policy
The audit committee pre-approved all services Deloitte & Touche LLP performed in 2015 in accordance with the pre-approval policy and procedures the audit committee adopted at its August 12, 2003 meeting. This policy is designed to achieve the continued independence of Deloitte & Touche LLP and to assist in our compliance with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission.
The policy defines the permitted services in each of the audit, audit-related, tax, and all other services categories, as well as prohibited services. The pre-approval policy requires management to submit annually for approval to the audit committee a service plan describing the scope of work and anticipated cost associated with each category of service. At each regular audit committee meeting, management reports on services performed by Deloitte & Touche LLP and the fees paid or accrued through the end of the quarter preceding the meeting. Management may submit requests for additional permitted services before the next scheduled audit committee meeting to the designated member of the audit committee, Dennis W. Johnson, for approval. The designated member updates the audit committee at the next regularly scheduled meeting regarding any services that he approved during the interim period. At each regular audit committee meeting, management may submit to the audit committee for approval a supplement to the service plan containing any request for additional permitted services.

16 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

In addition, prior to approving any request for audit-related, tax, or all other services of more than $50,000, Deloitte & Touche LLP will provide a statement setting forth the reasons why rendering of the proposed services does not compromise Deloitte & Touche LLP’s independence. This description and statement by Deloitte & Touche LLP may be incorporated into the service plan or included as an exhibit thereto or may be delivered in a separate written statement.
ITEM 4. APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(a), we are asking our stockholders to approve, in a separate advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. As discussed in the Compensation Discussion and Analysis, our compensation committee and board of directors believe that our current executive compensation program directly links compensation of our named executive officers to our financial performance and aligns the interests of our named executive officers with those of our stockholders. Our compensation committee and board of directors also believe that our executive compensation program provides our named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation targets. These incentive programs are designed to reward our named executive officers on both an annual and long-term basis if they attain specified goals.
Our overall compensation program and philosophy is built on a foundation of these guiding principles:

•	we pay for performance, with over 50% of our 2015 total target direct compensation for our named executive officers in the form of incentive compensation

•
we assess the relationship between our named executive officers’ pay and performance on key financial metrics - revenue, profit, return on invested capital, and stockholder return - in comparison to our performance graph peer group

•	we review competitive compensation data for our named executive officers, to the extent available, and incorporate internal equity in the final determination of target compensation levels

•	we determine annual performance incentives based on financial criteria that are important to stockholder value, including earnings, earnings per share, and return on invested capital and

•	we determine long-term performance incentives based on total stockholder return relative to our performance graph peer group.
We are asking our stockholders to indicate their approval of our named executive officer compensation as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2015. Accordingly, the following resolution is submitted for stockholder vote at the 2016 annual meeting:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion of this proxy statement, is hereby approved.”
As this is an advisory vote, the results will not be binding on the company, the board of directors, or the compensation committee and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our compensation committee and our board of directors, although our board and compensation committee will consider the outcome of this vote when making future compensation decisions. As the board of directors determined at its meeting in May 2011, we will provide our stockholders with the opportunity to vote on our named executive officer compensation at every annual meeting until the next required vote on the frequency of stockholder votes on named executive officer compensation. The next required vote on frequency will occur at the 2017 annual meeting of stockholders.
The board of directors recommends a vote “for” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.
Approval of the compensation of our named executive officers requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal. Broker non-vote shares are not entitled to vote on this proposal and, therefore, are not counted in the vote.

MDU Resources Group, Inc. Proxy Statement 17

Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis may contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Executive Summary
Named Executive Officers
Our named executive officers for 2015 were:

•	David L. Goodin, president and chief executive officer of MDU Resources Group, Inc.

•	Doran N. Schwartz, vice president and chief financial officer

•	David C. Barney, president and chief executive officer of our construction materials and contracting segment, Knife River Corporation; Mr. Barney was not a named executive officer in 2014

•	Jeffrey S. Thiede, president and chief executive officer of our construction services business segment, MDU Construction Services Group, Inc.

•
Patrick L. O’Bryan, president and chief executive officer of our exploration and production business segment, Fidelity Exploration & Production Company; Mr. O’Bryan was not a named executive officer in 2014. Substantially all of the assets of Fidelity were sold during 2015, and it is no longer considered a business segment. Mr. O’Bryan resigned his position effective February 29, 2016, and

•
Steven L. Bietz, former president and chief executive officer of our pipeline and energy services segment, WBI Holdings, Inc., which is the parent company of WBI Energy, Inc. and WBI Energy Services, Inc.; Mr. Bietz retired effective July 17, 2015.

Key Financial Results for 2015
Consolidated GAAP earnings in 2015 were $(623.1) million, or $(3.20) per share, compared to earnings of $297.5 million, or $1.55 per share, in 2014.
Our total stockholder return for 2015 was (19.0)%, as compared to (21.2)% for 2014. Our average annual total stockholder return for the five-year period ended December 31, 2015 was 1.0%, compared to 2.8% for the five-year period ended December 31, 2014.
Total Realized Pay Compared to Total Compensation from the Summary Compensation Table
The compensation committee believes total realized pay, the actual remuneration received by the named executive, is equally as important as total compensation as presented in the Summary Compensation Table. Total realized pay reflects the compensation actually earned, which can differ substantially from total compensation as presented in the Summary Compensation Table.
Total compensation as presented in the Summary Compensation Table contains estimated values of grants of performance shares based on multiple assumptions that may or may not come to fruition. Total realized pay does not include the value of performance shares at grant but rather includes their value only if they vest and then at the level they are actually earned. The Summary Compensation Table also shows any increase in pension value, which may result in large part from changes in the valuation assumptions and discount rates used for calculation. Total realized pay excludes the change in pension value and above-market earnings on nonqualified deferred compensation because:

•	an increase in pension value can result in a much higher number reported as total compensation in the Summary Compensation Table

•	when pension value decreases, as it did for 2015 due to the use of a higher discount rate, the negative value does not reduce total compensation as reported in the Summary Compensation Table and

•	Supplemental Income Security Plan benefits depend partially on continued employment for some of the named executive officers.

18 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

We define total realized pay as the sum of:

•	base salary

•	annual incentive awards and bonus paid with respect to the year

•	the value realized upon the vesting of long-term incentive awards of performance shares during the year and

•	all other compensation as reported in the Summary Compensation Table.
The following table compares total realized pay for our named executives in 2015 to the total compensation as presented in the Summary Compensation Table. This table is not intended to be a substitute for the Summary Compensation Table.

Named Executive Officer	Base Salary ($)	Annual Incentive Awards and Bonus Paid ($)	Value Realized upon Vesting of Performance Shares ($)[1]	All Other Compensation ($)	Total Realized Pay ($)	Total Compensation from the Summary Compensation Table ($)
David L. Goodin	755,000	376,745	—	39,411	1,171,156	2,558,148
Doran N. Schwartz	380,000	123,253	—	35,571	538,824	818,052
David C. Barney	395,000	637,588	—	22,556	1,055,144	1,290,413
Jeffrey S. Thiede	425,000	161,857	—	172,506	759,363	1,002,265
Patrick L. O’Bryan[2]	441,918	1,359,425	—	21,356	1,822,699	1,822,699
Steven L. Bietz[3]	214,274	—	—	787,351	1,001,625	1,307,120
[1]	Performance shares and dividend equivalents for the 2012-2014 performance period did not vest and were forfeited because performance was below threshold.
[2]	Promoted effective March 1, 2015; his base salary is prorated.
[3]	Retired effective July 17, 2015; his base salary is prorated.
With respect to our chief executive officer, the following table demonstrates our pay for performance approach for 2011 through 2015 by comparing:

•
total realized pay, which is the sum of base salary, annual incentive awards paid, all other compensation, and the value realized upon the vesting of performance shares during 2014 (for the 2011 through 2013 performance cycle). None vested during 2011, 2012, 2013, or 2015.

•	total compensation as reported in the Summary Compensation Table and

•	one-year total stockholder returns for 2011 through 2015.

MDU Resources Group, Inc. Proxy Statement 19

Proxy Statement

For years 2011 and 2012, the compensation information is for Mr. Hildestad, our chief executive officer for those years, and for 2013 through 2015, the compensation information is for Mr. Goodin. This table is not intended to be a substitute for the Summary Compensation Table.

	2011	2012	2013	2014	2015
Total Realized Pay	$1,742,249	$1,306,474	$2,273,142	$2,601,803	$1,171,156

Total Compensation from Summary Compensation Table	$3,566,327	$2,558,778	$4,047,413	$3,571,637	$2,558,148

1 Year Total Stockholder Return	9.1%	2.1%	47.5%	(21.2)%	(19.0)%

In 2015, when our total stockholder return was (19.0)%, our chief executive officer’s total realized pay decreased $1.4 million, or 55%, and his total compensation from the Summary Compensation Table decreased $1.0 million, or 28%.
The decrease in Mr. Goodin’s total realized pay was due primarily to the nonvesting of performance shares and dividend equivalents for the 2012-2014 performance cycle, where our total stockholder return was below threshold compared to our performance graph peer group. The decrease in Mr. Goodin’s total compensation from the Summary Compensation Table was due primarily to a decrease in the change in pension value and lower realized annual incentive compensation.
Process for Determination of 2015 Compensation
Objectives of our Compensation Program
We have a written executive compensation policy for our Section 16 officers, including all our named executive officers. Our policy’s stated objectives are to:

•	recruit, motivate, reward, and retain high performing executive talent required to create superior long-term total stockholder return in comparison to our peer group

•	reward executives for short-term performance, as well as the growth in enterprise value over the long-term

•	provide a competitive package relative to industry-specific and general industry comparisons and internal equity, as appropriate

•	ensure effective utilization and development of talent by working in concert with other management processes - for example, performance appraisal, succession planning, and management development and

•	help ensure that compensation programs do not encourage or reward excessive or imprudent risk taking.

20 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Role of Compensation Consultants
Our executive compensation policy calls for an assessment of the competitive pay levels for base salary and incentive compensation for each Section 16 officer position to be conducted at least every two years by an independent consulting firm. For 2015 compensation, the compensation committee retained Towers Watson, a nationally recognized consulting firm, to perform this assessment and to assist the compensation committee in establishing competitive compensation targets for our Section 16 officers.

The compensation committee asked Towers Watson to prepare separate executive compensation reviews for the Section 16 officers and for the chief executive officer. In its review for the Section 16 officers, Towers Watson was asked to:

•	match the Section 16 officer positions to survey data to generate 2015 market estimates for base salaries and short-term and long-term incentives

•	address general trends in executive compensation

•	compare base salaries and target short-term and long-term incentives, by position, to market estimates and recommend salary grade changes as appropriate

•	compare Section 16 officer pay to the chief executive officer pay

•	construct a recommended 2015 salary grade structure and

•	verify the competitiveness of short-term and long-term incentive targets associated with salary grades and recommend modifications as appropriate.

In the chief executive officer review, Towers Watson was asked to use survey data and data from the company’s performance graph peer group to:

•	compare and develop competitive estimates for base salary and target short-term and long-term incentives

•	recommend changes in base salary and incentives targets based on competitive data and

•	address general trends in chief executive officer compensation.

Towers Watson also prepared pay equity competitive information, comparing the chief executive officer’s pay as a multiple of the company’s top executives to the performance graph peer group.

The compensation surveys used in the competitive assessment are listed on the following table:

Survey*	Number of Companies Participating (#)	Median Number of Employees (#)	Number of Publicly Traded Companies (#)	Median Revenue (000s) ($)
Towers Watson 2013 CDB General Industry Executive Database	442	18,400	376	6,376,000
Towers Watson 2013 CSR Report on Top Management Compensation	480	4,550	178	1,396,700
Towers Watson 2013 CDB Energy Services Executive Database	104	2,721	76	2,713,000
Mercer 2013 Total Compensation Survey for the Energy Sector	352	Not Reported	273	957,000
*
The information in the table is based solely upon information provided by the publishers of the surveys and is not deemed filed or a part of this Compensation Discussion and Analysis for certification purposes. For a list of companies that participated in the compensation surveys and databases, see Exhibit B.

In billions of dollars, our revenues from continuing operations for 2013, 2014, and 2015 were approximately $3.9, $4.1, and $4.2, respectively.

MDU Resources Group, Inc. Proxy Statement 21

Proxy Statement

Role of Management
Mr. Goodin played an important role in recommending 2015 compensation to the committee for the other named executive officers. Mr. Goodin assessed the performance of the named executive officers and considered the relative value of the named executive officers’ positions and their salary grade classifications. He then reviewed the competitive assessment prepared by Towers Watson to formulate 2015 compensation recommendations, other than for himself. He also recommended compensation for Mr. O’Bryan in connection with his promotion in 2015 and a sales bonus in connection with the sale of Fidelity, an additional incentive for Mr. Barney, and a severance payment for Mr. Bietz in connection with his retirement. Mr. Goodin attended compensation committee meetings; however, he was not present during discussions regarding his compensation.
Performance Assessment Program
Our performance assessment program rates performance of our executive officers, except for our chief executive officer, in the following areas, which help determine actual salaries within the range of salaries associated with the executive’s salary grade:

•	leadership	•	mentoring
•	leading with integrity	•	financial responsibility
•	achievement focus	•	safety
•	risk management
An executive’s overall performance in our performance assessment program is rated on a scale of one to five, with five as the highest rating denoting distinguished performance. An overall performance above 3.75 is considered commendable performance.
Peer Group
In addition to the survey data provided by the compensation consultant, the compensation committee reviews compensation data from our performance graph peer group in assessing the level of base salary and the target level of annual incentive awards and long-term incentive awards for some of our named executive officers. The companies comprising the 2014 performance graph peer group, which was used in assessing compensation for 2015, were:

•	ALLETE, Inc.	•	EQT Corporation	•	SM Energy Company
•	Alliant Energy Corporation	•	Granite Construction Incorporated	•	Sterling Construction Company, Inc.
•	Atmos Energy Corporation	•	Martin Marietta Materials, Inc.	•	Swift Energy Company
•	Avista Corporation	•	National Fuel Gas Company	•	Texas Industries
•	Bill Barrett Corporation	•	Northwest Natural Gas Company	•	Vectren Corporation
•	Black Hills Corporation	•	Pike Corporation	•	Vulcan Materials Company
•	Comstock Resources, Inc.	•	Quanta Services, Inc.	•	Whiting Petroleum Corporation
•	EMCOR Group, Inc.	•	Questar Corporation
The compensation committee also used the performance graph peer group companies in connection with performance share awards under the Long-Term Performance-Based Incentive Plan, where the company’s relative stockholder return is compared to the performance graph peer group. Please see the discussion under 2015 Long-Term Incentives, Performance Share Awards, for the names of the companies comprising the performance graph peer group when the committee granted performance share awards in February 2015.
Salary Grades for 2015
The compensation committee determines the named executive officers’ base salaries and target annual and long-term incentives by reference to salary grades. Each salary grade has a minimum, midpoint, and maximum annual salary level with the midpoint targeted at approximately the 50th percentile of the competitive assessment data for positions in the salary grade. The compensation committee may adjust the salary grades away from the 50th percentile in order to balance the external market data with internal equity. The salary grades also have target annual and long-term incentive levels, which are expressed as a percentage of the individual’s base salary. We generally place named executive officers into a salary grade based on historical classification of their positions; however, the compensation committee reviews each classification and may place a position into a different salary grade if it determines that the targeted competitive compensation for the position changes significantly or the executive’s responsibilities and/or performance warrants a different salary grade. Individual executives may be paid below, equal to, or above the salary grade midpoint.

22 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The salary grades give the compensation committee flexibility to assign different salaries to individual executives within a salary grade to reflect one or more of the following:

•	executive’s performance on financial goals and on non-financial goals, including the results of the performance assessment program

•	executive’s experience, tenure, and future potential

•	position’s relative value compared to other positions within the company

•	relationship of the salary to the competitive salary market value

•	internal equity with other executives and

•	economic environment of the corporation or executive’s business segment.
The committee increased the 2015 base salary grade midpoints for salary grades A through K by a total of 2.2% to more closely align with the 50th percentile of the competitive assessment data. The midpoint of salary grade L, which is Mr. Goodin’s salary grade, was increased by 2.6% from $780,000 to $800,000; and the midpoint of salary grade J, which is the salary grade for Messrs. Schwartz, Barney, Thiede, O’Bryan, and Bietz, was increased by 2.6% from $390,000 to $400,000.
The committee moved Mr. Schwartz from salary grade I to salary grade J to more closely align with the Towers Watson survey data and the performance graph peer group companies, which showed median base salaries for chief financial officers of $500,000 and $405,000, respectively. Mr. O’Bryan’s salary grade was changed from I to J, the salary grade for the business segment heads, in connection with his promotion to president and chief executive officer of Fidelity Exploration & Production Company, effective March 1, 2015.
For salary grade L, the committee decreased the target annual incentive from 150% to 100% of base salary, based on the competitive data which showed that 150% was at the high end of the range. The committee also increased the target long-term incentive for salary grade L from 150% to 225% of base salary, which is more in line with market norms. The committee kept the 2015 target annual and long-term incentive compensation guidelines for salary grade J at 65% and 90%, respectively, of base salary.
Our named executive officers’ 2015 salary grade classifications and their respective midpoints are:

			2015 Salary Grade Base Salary Midpoint ($000s)
Position	Grade	Name
President and CEO	L	David L. Goodin	800
Vice President and CFO	J	Doran N. Schwartz	400
President and CEO, Knife River Corporation	J	David C. Barney	400
President and CEO, MDU Construction Services Group, Inc.	J	Jeffrey S. Thiede	400
President and CEO, Fidelity Exploration & Production Company	J	Patrick L. O’Bryan	400
President and CEO, WBI Holdings, Inc.	J	Steven L. Bietz	400
Timing of Compensation Decisions for 2015
The compensation committee, in conjunction with the board of directors, determined all compensation for each named executive officer for 2015. The compensation committee made recommendations to the board of directors regarding compensation of all Section 16 officers, and the board of directors then approved the recommendations.
The compensation committee reviewed the competitive assessment at its August 2014 and November 2014 meetings. At the November 2014 meeting, it established individual base salaries, target annual incentive award levels, and target long-term incentive award levels for 2015 for most of the named executive officers. Mr. Goodin’s target incentive target award levels were reviewed and established at the February 2015 meeting. In conjunction with his promotion, Mr. O’Bryan’s 2015 compensation was determined at the February and May 2015 meetings. At the February 2015 meeting, the compensation committee and the board of directors determined 2015 annual and long-term incentive awards, along with payments based on performance for the 2014 annual incentive awards. No payments were made for the 2012-2014 performance share awards. The February meeting occurred after the release of earnings for the prior year. Mr. Bietz’s additional payment in connection with his retirement was determined at the June 2015 compensation committee and board meetings.

MDU Resources Group, Inc. Proxy Statement 23

Proxy Statement

Stockholder Advisory Vote (“Say on Pay”)
Our stockholders had an advisory vote on our named executive officers’ 2014 compensation at the 2015 Annual Meeting of Stockholders. Approximately 88% of the shares present in person or represented by proxy and entitled to vote on the matter approved the named executive officers’ compensation. The 88% approval is lower than the results of our say on pay vote at the 2014 Annual Meeting, which was 97%. While the compensation committee did not change compensation for 2015 as a result of the vote, the committee considered the results of the vote at their May 2015, August 2015, and November 2015 meetings in connection with setting compensation for 2016, requesting the vice president-human resources to prepare an analysis of the industry competitiveness of the company’s annual and long-term incentive awards, including the degree of stretch in the goals, the mix of annual and long-term incentive compensation, and the use of total stockholder return as a single measure for the long-term incentive awards.
Allocation of Total Target Compensation for 2015
Incentive compensation, which consists of annual cash incentive awards and three-year performance share awards under our Long-Term Performance-Based Incentive Plan, comprises a significant portion of our named executive officers’ total target compensation because:

•	our named executive officers are in positions to drive, and therefore bear high levels of responsibility for, our corporate performance

•	incentive compensation is more variable than base salary and dependent upon our performance

•	variable compensation helps ensure focus on the goals that are aligned with our overall strategy and

•
the interests of our named executive officers will be aligned with those of our stockholders by making a significant portion of their target compensation contingent upon results that are beneficial to stockholders.

The following table shows the allocation of total target compensation for 2015 among the individual components of base salary, annual incentive (including the additional annual incentives granted to Mr. Barney and Mr. O’Bryan), and long-term incentive:

Name	% of Total Target Compensation Allocated to Base Salary (%)	% of Total Target Compensation Allocated to Incentives
		Annual (%)	Long-Term (%)	Annual + Long-Term (%)
David L. Goodin	23.5	23.5	53.0	76.5
Doran N. Schwartz	39.2	25.5	35.3	60.8
David C. Barney	34.7	41.0	24.3	65.3
Jeffrey S. Thiede	40.0	32.0	28.0	60.0
Patrick L. O’Bryan	20.0	80.0	—	80.0
Steven L. Bietz	39.2	25.5	35.3	60.8
In order to reward long-term growth, the compensation committee generally allocates a higher percentage of total target compensation to the long-term incentive than to the annual incentive for our higher level executives, since they are in a better position to influence our long-term performance. The long-term incentive, if earned, is paid in company common stock. These awards, combined with our stock retention requirements and stock ownership policy, discussed later, promote ownership of our stock by the named executive officers. The compensation committee believes that, as stockholders, the named executive officers will be motivated to deliver financial results that build wealth for all stockholders over the long-term.
Messrs. Barney’s and Thiede’s long-term incentive percentage continued to be lower than their annual incentive percentage, as they transition from all annual incentive to a combination of annual and long-term incentive in connection with their promotions in 2013. Mr. Barney also received an additional annual incentive award in February 2015, which further increased the annual incentive portion of his total target compensation. Mr. O’Bryan did not receive a long-term incentive award in 2015, reflecting the company’s potential marketing of Fidelity, with any sale likely to occur before the conclusion of the three-year performance period.
PEER Analysis: Comparison of Pay for Performance Ratios
Each year we compare our named executive officers’ pay for performance ratios to the pay for performance ratios of the named executive officers in the performance graph peer group. This analysis compares the relationship between our compensation levels and our average annual total stockholder return to the peer group over a specified period. In 2015 we looked at two separate five-year periods: 2009-2013 and 2010-2014 and two separate three-year periods: 2011-2013 and 2012-2014. All data used in the analysis, including the valuation of

24 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

long-term incentives and calculation of stockholder return, were compiled by Equilar, Inc., an independent service provider, based on each company’s annual filings for its data collection.
This analysis consisted of dividing what we paid our named executive officers for the period by our average annual total stockholder return for the same period to yield our pay ratio. For this comparison, we used the 2015 performance graph peer group companies. Our pay ratio was then compared to the pay ratio of the companies in the performance graph peer group, which was calculated by dividing total direct compensation for all the peer group executives by the sum of each company’s average annual total stockholder return for the same period. The average annual stockholder return is the geometric mean for the period.
For the five-year period 2009 through 2013, we paid our named executives approximately $4.9 million per point of shareholder return, while the peer group companies paid their named executives approximately $4.1 million per point of shareholder return. For the five-year period 2010 through 2014, we paid our named executives approximately $15.8 million per point of shareholder return, reflecting a large decrease in our total stockholder return, while the peer group companies paid their named executives approximately $5.6 million per point of shareholder return. The three-year periods resulted in a comparison of $1.7 million for the company versus $2.4 million for the peer group for 2011-2013 and a comparison of $4.8 million for the company versus $1.9 million for the peer group for 2012-2014. The compensation committee believes that the analysis continues to serve a useful purpose in its annual review of compensation for the named executives.
2015 Compensation for Our Named Executive Officers
Base Salaries, Total Annual Compensation, and Total Direct Compensation
David L. Goodin
For 2015, the compensation committee gave Mr. Goodin, our president and chief executive officer, a 10.2% increase, raising his salary from $685,000 to $755,000, or 94% of the midpoint of salary grade L. The committee noted that the $755,000 was above the median salary of $726,000 for the chief executive officers from the performance graph peer companies and below the market average salary of $910,000 for the chief executive officers from the salary survey data, both as noted in the competitive assessment. The committee believed the 10.2% increase was appropriate in recognition of favorable return on invested capital results compared to the performance graph peers for the twelve months ended June 30, 2014 and results on succession planning and leadership development. The committee also believed it was appropriate to move Mr. Goodin’s 2015 base salary closer to the competitive reference point. The committee established Mr. Goodin’s 2015 target total annual cash compensation at $1,510,000, a reduction from his 2014 target of $1,712,500. Mr. Goodin’s 2015 target total annual cash was above the median total cash compensation of $1,385,000 paid to chief executive officers from the performance graph peer companies and below the median total cash compensation of $1,865,000 paid to chief executive officers from the salary survey data, both as noted in the competitive assessment. From a total direct compensation perspective, the committee established a target of $3,208,750, which was aligned with the competitive reference point of $3,291,000 for the performance graph peer group and below the competitive reference point of $4,665,000 for the salary survey companies.
Doran N. Schwartz
As discussed above, the committee changed the salary grade of Mr. Schwartz, our vice president and chief financial officer, from I to J and increased his base salary 5.6%, from $360,000 to $380,000, or 95% of the midpoint of salary grade J. Combined with his target annual and long-term incentive, this would result in target total annual compensation of 70.1% and target total direct compensation of 60.4% of the competitive market data at the 50th percentile. The compensation committee’s rationale for the increase was in recognition of his:

•	leadership positions in the sale of company common stock under the at-the-market equity program, debt financings for the company and financings for the Dakota Prairie Refinery and

•	relatively low salary compared to the chief financial officers of performance graph peer companies.
David C. Barney
For 2015, the compensation committee gave Mr. Barney, president and chief executive officer of Knife River Corporation, a 3.9% increase in base salary, raising his salary from $380,000 to $395,000 or 99% of the midpoint of salary grade J. Combined with his target annual and long-term incentives, along with an additional annual incentive (cash flow), this would result in target total annual compensation of 121.3% and target total direct compensation of 93.2% of the competitive salary survey data at the 50th percentile. The compensation committee’s rationale for the increase was in recognition of:

MDU Resources Group, Inc. Proxy Statement 25

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•	his results in managing Knife River Corporation, moving it closer to meeting or exceeding its weighted average cost of capital

•	his credible leadership and

•	his respect by Knife River Corporation employees.
Jeffrey S. Thiede
For 2015, the compensation committee gave Mr. Thiede, president and chief executive officer of MDU Construction Services Group, Inc., a 6.3% increase in base salary, raising his annual salary from $400,000 to $425,000, or 106% of the midpoint of salary grade J. Combined with his target annual and long-term incentives, this would result in target total annual compensation of 115.9% and target total direct compensation of 95.7% of the competitive salary survey data at the 50th percentile. The committee believed the 6.3% salary increase was appropriate in recognition of his strong leadership and continued delivery of outstanding results and the accomplishments in unifying MDU Construction Services Group, Inc. under his leadership.
Patrick L. O’Bryan
In establishing Mr. O’Bryan’s compensation, the committee reviewed the pay arrangements of chief operating officers of publicly traded companies with revenues of $250 million to $1.5 billion in four SIC codes in the oil and gas business, as compiled by Equilar. These companies are listed in Exhibit B. The committee changed Mr. O’Bryan’s salary grade from I to J and increased his salary from $400,000 to $450,000, effective March 1, 2015, in connection with his promotion to president and chief executive officer of Fidelity Exploration & Production Company. His salary was set at 112.5% of the midpoint of salary grade J. Combined with his target annual incentive and his two additional annual incentives (retention and sales bonus incentives), this would result in target total compensation of $2.24 million or 140.1% of total target direct compensation of $1.6 million as shown in the Equilar data. The committee believed that Mr. O’Bryan’s involvement in the Fidelity sales process would likely bring significant incremental value and recognized the importance of keeping Mr. O’Bryan incentivized to remain with the company and lead a successful sales effort.
Steven L. Bietz
For 2015, the compensation committee gave Mr. Bietz, president and chief executive officer of WBI Holdings, Inc. until his retirement in July 2015, a 3.9% increase, raising his salary from $380,000 to $395,000, or 99% of the midpoint of salary grade J. Combined with his target annual and long-term incentives, this would result in target total annual compensation of 100.3% and target total direct compensation of 91.6% of the competitive salary survey data at the 50th percentile. The compensation committee’s rationale for the increase was in recognition of the earnings growth at WBI Energy, Inc. under Mr. Bietz’s leadership.
Annual Incentives
2015 Annual Incentives
The committee granted regular annual incentives to the executive officers in February 2015, as it has in prior years, and also during 2015 granted or approved additional annual incentives for Mr. Barney and Mr. O’Bryan. In the following sections, we discuss the regular annual incentives, with the additional incentives discussed separately under “Additional Annual Incentives.”
What the Performance Measures Are and Why We Chose Them
The compensation committee develops and reviews financial and other corporate performance measures to help ensure that compensation to the executives reflects the success of their respective business segment and/or the corporation, as well as the value provided to our stockholders.
The compensation committee believes earnings, earnings per share, and return on invested capital are very good measurements in assessing a business segment’s performance and the company’s performance from a financial perspective, because:

•	earnings and earnings per share are generally accepted accounting principle measurements and are key drivers of stockholder return over the long-term and

•
return on invested capital measures how efficiently and effectively management deploys capital, where sustained returns on invested capital in excess of a business segment’s cost of capital create value for our stockholders.

As in prior years, the compensation committee selected allocated earnings per share and return on invested capital for the pipeline and energy services segment, the electric and natural gas distribution segments, and the construction materials and contracting segment to ensure those chief executive officers’ annual incentive payments are closely aligned to criteria promoting long-term growth in stockholder return. We establish these targets in connection with our annual financial planning process, where we assess the economic environment, competitive outlook, industry trends, and company specific conditions to set projections of results. The compensation committee evaluates the projected results and uses this evaluation to establish the incentive plan performance targets based upon recommendations of the chief

26 MDU Resources Group, Inc. Proxy Statement

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executive officer. Allocated earnings per share for a business segment is calculated by dividing that business segment’s earnings by the business segment’s portion of the total company weighted average shares outstanding. Return on invested capital for a business segment is calculated by dividing the business segment’s earnings, without regard to after tax interest expense and preferred stock dividends, by the business segment’s average capitalization for the calendar year. If the compensation committee utilizes a return on invested capital target for a business segment, it considers the business segment’s weighted average cost of capital. The weighted average cost of capital is a composite cost of equity and debt used to finance a company’s assets. It is calculated by averaging the cost of debt plus the cost of equity by the proportion each represents in the business segment’s capital structure.
The compensation committee continued to use earnings as the performance measure for the construction services segment, with selected earnings levels chosen to balance conservative financial planning, as well as earnings volatility for that segment. For the exploration and production segment, pretax operating income, excluding depletion, depreciation and amortization, and margin enhancement, defined as operations and maintenance expense, which the committee viewed as directly related to driving value at this segment, were used as performance measures.
For the named executive officers working at MDU Resources Group, Inc., who were Messrs. Goodin and Schwartz, the compensation committee continued to base annual incentives on the achievement of performance goals at the business segments: (i) the construction materials and contracting segment, (ii) the construction services segment, (iii) the pipeline and energy services segment, (iv) the exploration and production segment, and (v) the electric and natural gas distribution segments. The compensation committee’s rationale for this approach was to provide greater alignment between the MDU Resources Group, Inc. executives and business segment performance.
As established by the compensation committee in February 2015, the annual performance measures and goal weightings for the business segment leaders were:

Position	Business Segment	Business Segment Goal Weighting						Company Goal Weighting
		Allocated EPS (%)	ROIC (%)	Earnings (%)		Pretax Operating Income (%)[1]	Margin Enhancement (%)[2]	EPS (%)[3]	E&P Segment Pretax Operating Income (%)[1]
President and CEO	Construction Materials and Contracting	37.5	37.5	—		—	—	20.0	5.0
President and CEO	Construction Services	—	—	75.0	[4]	—	—	20.0	5.0
President and CEO	Exploration and Production	—	—	—		56.25	18.75	20.0	5.0
President and CEO	Pipeline and Energy Services	37.5	37.5	—		—	—	20.0	5.0
President and CEO	Electric and Natural Gas Distribution	37.5	37.5	—		—	—	20.0	5.0
[1]
Pretax operating income excludes (i) depreciation, depletion, and amortization, with non-cash ceiling test charges treated as depreciation and (ii) the accounting effects of the segment being moved from continuing operations to discontinued operations.

[2]
Margin enhancement is defined as operations and maintenance expense cost below a target of $102 million, excluding accounting changes due to the segment being moved from continuing operations to discontinued operations.

[3]	Earnings per share are diluted and adjusted and exclude (i) Fidelity and (ii) the effect on earnings at the MDU Resources Group, Inc. level of intersegment eliminations.
[4]	Earnings are defined as GAAP earnings.
Our Named Executive Officers’ Target Annual Incentive Compensation
The compensation committee established the named executive officers’ 2015 target annual incentive as a percentage of each officer’s base salary as follows:

•
Mr. Goodin’s 2015 target annual incentive was reduced from 150% to 100% of base salary, or $755,000, based on the competitive assessment, which showed median annual incentives of $955,000 for the salary survey companies and $659,000 for the performance graph peer group. The committee’s rationale was, in conjunction with an increase in target long-term incentive compensation, to bring Mr. Goodin’s total compensation in close alignment with the performance graph peer group, but below the survey data.

•	Mr. Schwartz’s 2015 target annual incentive was increased to 65% of base salary, which was the percent associated with his new salary grade J.

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•
Mr. Barney’s 2015 target annual incentive was set at 80% of base salary, a decrease from 85% of base salary in 2014. The decrease was part of the committee’s plan to reduce his annual target incentive to 65% of base salary, the target annual incentive associated with salary grade J, by 2017, while increasing his long-term incentive target to the guideline for his salary grade over the same time period.

•
Mr. Thiede’s 2015 target incentive was also decreased from 85% to 80% of base salary, continuing the transition of his incentive compensation from what it had been prior to his promotion in 2013 to having a target equal to those of other salary grade J participants by 2017.

•	Mr. O’Bryan’s 2015 target incentive was increased from 75% to 200% of base salary in order to compensate him for not receiving a long-term incentive award in 2015 and

•	Mr. Bietz’s 2015 target incentive was unchanged at 65% of base salary, which was consistent with the percent associated with his salary grade.
Company Goals Applicable to All Executives
As in prior years, the compensation committee established an MDU Resources Group, Inc. goal applicable to all executives that comprised 25% of the annual incentive award. However, for 2015, in light of the potential marketing of Fidelity, the compensation committee divided this goal into two components:

•	MDU Resources Group, Inc. Component

◦	comprised of all business segments except Fidelity

◦	constituted 20% of the annual incentive, reduced from 25% in prior years

◦	based on diluted adjusted earnings per share, excluding Fidelity

◦
excludes the effect on earnings at the company level of intersegment eliminations, the effect on other business segments and on MDU Resources Group, Inc. of Fidelity becoming a discontinued operation for accounting purposes for 2015, and the income statement impact of a loss on a board-approved asset sale or disposition other than Fidelity

◦	payout could range from no payment if results were below 85% level of $0.95 to a 200% payout if results were $1.29 or higher

◦
target set at $1.12, as adjusted, below 2014 target of $1.48 and below adjusted 2014 results of $1.50 to reflect continued solid execution in all business segments, significant investments in our electric and natural gas distribution, and the exclusion of Fidelity.

Earnings per share for 2015 were, on a GAAP basis, $(3.20) and, on an adjusted basis excluding Fidelity and as described above, were $0.85, which was below the threshold amount for payment. The payment on this component was 0.0% of target.

•	Fidelity Exploration & Production Company Component

◦	comprised of Fidelity

◦	constituted 5% of the annual incentive

◦	based on pretax operating income excluding depreciation, depletion, and amortization

◦	target set at $106 million for the year to reflect anticipated production, planned capital expenditures, and operations and maintenance expense

◦	payout could range from no payment if results were below 80% of target or $84.8 million to a 200% payout if results were $127.2 million or higher for the year

◦	a sale of Fidelity during 2015 would trigger a prorated payment on earned incentives measured in cumulative monthly results versus cumulative monthly goals.
Because over 75% of the assets of Fidelity were sold prior to December 31, 2015, the target of $106 million was adjusted, based on the cumulative monthly results, to $99.7 million. The 2015 results on the Fidelity goal were $96.5 million, equating to a 86.6% of target payment on this component.

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Construction Materials and Contracting Segment Earnings Per Share and Return on Invested Capital Goals
For Mr. Barney, 75% of the 2015 award opportunity was based on allocated earnings per share and return on invested capital, equally weighted. The committee set the 2015 allocated earnings per share target at $0.94, which was higher than the 2014 target of $0.83 and actual results of $0.79, to reflect anticipated higher margins, partially offset by reduced backlog and flat material sales. The committee set the 2015 return on invested capital target at 7.2%, higher than the 2014 target of 6.3% and the 2014 actual results of 6.2%, due to higher anticipated earnings. Payout could range from no payment if the results were below the 70% of target or $0.66 earnings per share and 5.0% return on invested capital to a 200% payout if:

•	2015 allocated earnings per share for the segment were at or above the 115% of target or $1.08 and

•	2015 return on invested capital was at or above 115% of target or 8.3%.
The construction materials and contracting segment’s 2015 earnings per share and return on invested capital were 150% and 144.4% of their respective 2015 targets, equating to 200% and 200%, respectively, of the target amount attributable to those components, which coupled with MDU Resources Group, Inc.’s component being 0.0% of target and the Fidelity component being 86.6% of target, resulted in a 2015 annual incentive payment for Mr. Barney of $487,588 or 154.3% of target.
Construction Services Segment Earnings Goal
For Mr. Thiede, the committee retained its approach from 2014, where 75% of his annual incentive award opportunity was based on the construction services segment’s 2015 GAAP earnings. Target earnings levels were selected to balance the difficulty in forecasting, as well as earnings volatility for that segment. Specifically, target earnings of $26 million would be needed to meet the weighted average cost of capital, and earnings of $54.5 million, the result necessary to trigger payment of the maximum award, would be needed to drive a return on invested capital of approximately 15%. The committee felt these increased earnings levels from the 2014 target were appropriate given that they were above the business segment’s 2015 projected weighted average cost of capital. Payout could range from no payment if the results were below the 85% of target earnings (increased from 70% in 2014 to be consistent with other business segment heads) or $22.1 million to 200% (reduced from 250% in 2014 to be consistent with other business segment heads) of the target amount if the results were at or above $54.5 million.
The construction services segment’s 2015 earnings were $23.8 million, equating to a 57.7% payment on the segment’s earnings component, which coupled with MDU Resources Group, Inc.’s earnings per share being 0.0% of target and the Fidelity component being 86.6% of target, resulted in a 2015 annual incentive payment for Mr. Thiede of $161,857 or 47.6% of target.
Exploration and Production Segment Pretax Operating Income and Margin Enhancement Goals
For 2015, the compensation committee changed the goal for the exploration and production segment from a single earnings as adjusted goal to two goals: pretax operating income and margin enhancement.

For Mr. O’Bryan, 56.25% of his 2015 award opportunity was based on the exploration and production segment’s pretax operating income, excluding (i) depreciation, depletion, and amortization, with non-cash ceiling test charges treated as depreciation and (ii) accounting effects of the segment being moved from continuing operations to discontinued operations. The committee set the exploration and production segment’s 2015 pretax operating income target at $106 million for the year reflecting anticipated production, operations and maintenance expense, and planned capital expenditures. Payout could range from no payment if 2015 pretax operating income was below the 80% level of target or $84.8 million to a 200% payout if the segment’s 2015 pretax operating income was at or above the 120% level or $127.2 million for the year.

Because over 75% of the assets of Fidelity were sold prior to December 31, 2015, the target of $106 million was adjusted, based on the cumulative monthly results, to $99.7 million. The segment’s 2015 pretax operating income was $96.5 million equating to a 86.6% payment on this component.
Margin enhancement was used for 18.75% of Mr. O’Bryan’s award opportunity, with margin enhancement defined as operations and maintenance expense below a target of $102 million for the year. Payout could range from no payment if 2015 margin enhancement was higher than the 100% level of $102 million to a 200% payout if 2015 margin enhancement was equal to or less than the 92.5% level of target or $94.4 million for the year.
Because over 75% of the assets of Fidelity were sold prior to December 31, 2015, the target of $102 million was adjusted, based on the cumulative monthly results, to $95.4 million. The segment’s 2015 operations and maintenance expense was $91.1 million equating to a 160.1% payment on this component.

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Mr. O’Bryan was required to remain employed by Fidelity until the time of sale in order to receive payment. Since most of Fidelity was sold prior to December 31, 2015, and Mr. O’Bryan remained employed through that date, when coupled with MDU Resources Group, Inc.’s earnings per share being 0.0% of target and the Fidelity component being 86.6% of target, this resulted in a 2015 annual incentive payment for Mr. O’Bryan of $747,000 or 83.0% of target.
Pipeline and Energy Services Segment Earnings Per Share, Return on Invested Capital, and Safety Goals
For Mr. Bietz, 75% of his 2015 award opportunity was based on the pipeline and energy service segment’s allocated earnings per share and target return on invested capital, equally weighted. For 2015, the committee set the pipeline and energy service segment’s allocated earnings per share target at $1.64 and return on invested capital target at 5.6%. The 2015 earnings per share target was higher than the 2014 target of $0.98 and 2014 actual of $1.36, reflecting expected higher earnings due to the operation of the Dakota Prairie Refinery and the full impact of the 2014 rate case, partially offset by anticipated lower prices at the Pronghorn facility and higher operations and maintenance expense. For the same reasons, the 2015 return on invested capital target of 5.6% was set higher than the 2014 target of 3.9% and the 2014 actual results of 5.1%. Payout could range from no payment if the results were below the 85% of target or $1.39 earnings per share and 4.8% return on invested capital to a 200% payout if:

•	the 2015 allocated earnings per share for the segment were at or above the 115% of target or $1.89 and

•	the 2015 return on invested capital was at or above the 115% of target or 6.4%.
Mr. Bietz also had five individual goals relating to safety results with each goal that was not met reducing the annual incentive award by 1%. The five individual goals were:

•	each established local safety committee will conduct eight meetings per year

•	each established local safety committee must conduct four site assessments per year

•	90% (increased from 85%) or more of motor vehicle accidents and personal injuries must be reported by the end of the next business day

•	achieve the targeted vehicle accident incident rate of 1.75 (decreased from 1.85) or less and

•	achieve the targeted personal injury incident rate of 1.85 (decreased from 2.1) or less.
Results at the pipeline and energy services segment (before adjustment for the five safety goals) were negative on 2015 allocated earnings per share and return on invested capital, equating to 0.0% and 0.0%, respectively, of the target amount attributable to those components. These results, coupled with MDU Resources Group, Inc.’s earnings per share being 0.0% of target, the Fidelity component being 86.6% of target, and four of the five safety goals being met, resulted in 4.3% of the total annual incentive award target being met. Because of his retirement in July 2015, Mr. Bietz did not receive payment of his annual incentive.
Electric and Natural Gas Distribution Segments Earnings Per Share and Return on Invested Capital Goals
For the electric and natural gas distribution segments, 75% of the 2015 award opportunity was based on allocated earnings per share and target return on invested capital, equally weighted. The committee set the 2015 target for allocated earnings per share at $1.26, which was below the 2014 target of $1.30 but higher than the 2014 actual results of $1.16, to reflect expected higher earnings, partially offset by expected higher operations and maintenance expense and higher depreciation costs. The committee set the 2015 return on invested capital target at 5.3%, which was lower than the 2014 target level of 5.7% and equal to the 2014 actual results, to reflect higher invested capital in 2015 with incremental earnings associated with these investments not being fully realized until after 2015. The 2015 return on invested capital target was above the segment’s projected 2015 weighted average cost of capital. Payout could range from no payment if the allocated earnings per share and return on invested capital results were below the 85% of target or $1.07 earnings per share and 4.5% return on invested capital, respectively, to a 200% payout if:

•	the 2015 allocated earnings per share for the segment were at or above the 115% of target or $1.45 and

•	the 2015 return on invested capital was at or above the 115% of target or 6.1%.
The electric and natural gas distribution segments’ 2015 earnings per share and return on invested capital were less than 85% of their respective 2015 targets, equating to 0.0% and 0.0%, respectively, of the target amount attributable to those components. These results, coupled with MDU Resources Group, Inc.’s earnings per share being 0.0% of target and the Fidelity component being 86.6% of target, led to overall results for these segments of 4.3% of the 2015 target annual incentive award.

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The following four tables show the 2014 and 2015 incentive plan performance targets and results by business segment:

	2014 Incentive Plan Performance Targets
Name	EPS Business Segment ($)	ROIC Business Segment (%)	Earnings Business Segment (millions) ($)	EPS MDU Resources ($)
Construction Materials and Contracting	0.83	6.3	—	1.48
Construction Services	—	—	20.9	1.48
Exploration and Production	—	—	95.5	1.48
Pipeline and Energy Services	0.98	3.9	—	1.48
Electric and Natural Gas Distribution	1.30	5.7	—	1.48

	2014 Incentive Plan Results
	EPS Business Segment		ROIC Business Segment		Earnings Business Segment		EPS MDU Resources
Name	($)	(% of Target)	(%)	(% of Target)	(millions) ($)	(% of Target)	($)	(% of Target)
Construction Materials and Contracting	0.79	88.0	6.2	96.0	—	—	1.50	109
Construction Services	—	—	—	—	54.4	250.0	1.50	109
Exploration and Production	—	—	—	—	82.0	29.3	1.50	109
Pipeline and Energy Services	1.36	200.0	5.1	200.0	—	—	1.50	109
Electric and Natural Gas Distribution	1.16	46.2	5.3	64.9	—	—	1.50	109

	2015 Incentive Plan Performance Targets
Name	EPS Business Segment ($)	ROIC Business Segment (%)	Earnings Business Segment (millions) ($)	Margin Enhancement Business Segment(millions) ($)	EPS MDU Resources ($)	Pretax Operating Income E&P Segment (millions) ($)
Construction Materials and Contracting	0.94	7.2	—	—	1.12	106
Construction Services	—	—	26.0	—	1.12	106
Exploration and Production	—	—	—	102.0	1.12	106
Pipeline and Energy Services	1.64	5.6	—	—	1.12	106
Electric and Natural Gas Distribution	1.26	5.3	—	—	1.12	106

	2015 Incentive Plan Results
	EPS Business Segment		ROIC Business Segment		Earnings Business Segment		Margin Enhancement Business Segment¹		EPS MDU Resources		Pretax Operating Income E&P Segment²
Name	($)	(% of Target)	(%)	(% of Target)	(millions) ($)	(% of Target)	(millions) ($)	(% of Target)	($)	(% of Target)	(millions) ($)	(% of Target)
Construction Materials and Contracting	1.41	200.0	10.4	200.0	—	—	—	—	0.85	0	96.5	86.6
Construction Services	—	—	—	—	23.8	57.7	—	—	0.85	0	96.5	86.6
Exploration and Production	—	—	—	—	—	—	91.1	160.1	0.85	0	96.5	86.6
Pipeline and Energy Services	(0.5)	0	(0.3)	0	—	—	—	—	0.85	0	96.5	86.6
Electric and Natural Gas Distribution	0.97	0	4.4	0	—	—	—	—	0.85	0	96.5	86.6
¹
Because over 75% of the assets of Fidelity were sold prior to December 31, 2015, the target of $102 million was adjusted, based on the cumulative monthly results, to $95.4 million. The percent of target annual incentive compensation earned in the table reflects this adjustment.

²
Because over 75% of the assets of Fidelity were sold prior to December 31, 2015, the target of $106 million was adjusted, based on the cumulative monthly results, to $99.7 million. The percent of target annual incentive compensation earned in the table reflects this adjustment.

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Proxy Statement

Messrs. Goodin’s and Schwartz’s 2015 annual incentives were earned at 49.9% of target based on the following:

	Column A Percentage of Annual Incentive Target Achieved	Column B Percentage of Average Invested Capital	Column A x Column B

Construction Materials and Contracting	154.3%	19.6%	30.2%
Construction Services	47.6%	6.9%	3.3%
Exploration and Production	83.0%	16.8%	13.9%
Pipeline and Energy Services	4.3%	13.1%	0.6%
Electric and Natural Gas Distribution	4.3%	43.6%	1.9%
Total (Payout Percentage)			49.9%
Additional Annual Incentives
Mr. Barney received an additional annual incentive opportunity of $150,000 tied to the construction materials and contracting segment’s operating cash flow. The committee granted this award to provide an extra focus on cash flow management, where Mr. Barney’s success would help fund growth opportunities at other business segments. Payment would be made only if the goal was met or exceeded, without any scaling of payment for results above or below the target. The committee set operating cash flow of $109.2 million as the goal, excluding the effect of acquisitions or dispositions approved by the board of directors. The 2015 results were $154.1 million resulting in a payment of $150,000 to Mr. Barney.
Mr. O’Bryan had two additional annual incentive opportunities. He received a cash retention award opportunity in November 2014 before his promotion, where he would receive $150,000 if he remained an active full-time employee of Fidelity through December 31, 2015 and maintained a performance rating of “meets expectations” or higher during 2015. He also was granted in May 2015 a sales bonus incentive of 0.075% of the sale price of Fidelity, plus an award equal to six months’ salary of $225,000. The committee believed that Mr. O’Bryan’s involvement in the Fidelity sales process would likely bring significant incremental value and recognized the importance of keeping Mr. O’Bryan incentivized to remain with the company and lead a successful sales effort. Mr. O’Bryan received the cash retention award of $150,000 and the sales bonus incentive of $237,425, plus the six months’ salary.
The table below lists each named executive officer’s 2015 base salary, target annual incentive percentage, and the annual (regular and additional) incentives earned.

Name	2015 Base Salary (000s) ($)	2015 Target Annual Incentive (%)	2015 Annual Incentive Earned		2015 Additional Annual Incentives Earned (000s) ($)

			(% of Target)	(000s) ($)
David L. Goodin	755.0	100.0	49.9	376.7
Doran N. Schwartz	380.0	65.0	49.9	123.3
David C. Barney	395.0	80.0	154.3	487.6	150.0
Jeffrey S. Thiede	425.0	80.0	47.6	161.9
Patrick L. O’Bryan	450.0	200.0	83.0	747.0	612.4	[1]
Steven L. Bietz[2]	395.0	65.0
[1]	Consists of $150,000 cash retention award, $237,425 sales bonus, and $225,000 salary.
[2]	Because of his retirement in July 2015, Mr. Bietz did not receive payment of his annual incentive.
Deferral of Annual Incentive Compensation
We provide executives the opportunity to defer receipt of earned annual incentives. If an executive chooses to defer his or her annual incentive, we will credit the deferral with interest at a rate determined by the compensation committee. For 2015, the committee chose to use the average of (i) the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield Average for “A” rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12, and (ii) the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield Average for “Baa” rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12. This resulted in an interest rate of 4.66%. The compensation committee’s reasons for using this approach recognized:

32 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

•	incentive deferrals are a low-cost source of capital for the company and

•	incentive deferrals are unsecured obligations and, therefore, carry a higher risk to the executives.
2015 Long-Term Incentives
Performance Share Awards
We use the Long-Term Performance-Based Incentive Plan, which has been approved by our stockholders, for long-term incentive compensation, with performance shares as the primary form of long-term incentive compensation. We have not granted stock options since 2001, and in 2011 we amended the plan to no longer permit the grant of stock options or stock appreciation rights; no stock options, stock appreciation rights, or restricted shares are outstanding.
The compensation committee has used relative stockholder return in comparison to the performance graph peer group as the performance measure for long-term incentive compensation for a number of years, including the 2015 performance share awards. Before it made the 2015 performance share awards, the committee revised the peer group as set forth below. The new peer group excluded some of the exploration and production companies and added other companies in the utility and pipeline business segments, as well as companies in the construction services and construction materials business segments to better reflect the company’s mix of business segments and reduction of capital committed to Fidelity. The committee also added provisions to the award agreement for removing the two remaining exploration and production companies from the peer group if Fidelity was sold during the performance period, with the company’s performance measured against the two peers groups on a prorated basis.
The revised performance graph peer group consisted of the following companies when the committee granted performance shares in February 2015.

•	ALLETE, Inc.	•	IDACORP, Inc.	•	Quanta Services, Inc.
•	Alliant Energy Corporation	•	Integrated Electrical Services, Inc.	•	Questar Corporation
•	Atmos Energy Corporation	•	Markwest Energy Partners, L.P.	•	SM Energy Company
•	Avista Corporation	•	Martin Marietta Materials, Inc.	•	Sterling Construction Company, Inc.
•	Bill Barrett Corporation	•	MYR Group Inc.	•	U.S. Concrete, Inc.
•	Black Hills Corporation	•	National Fuel Gas Company	•	Vectren Corporation
•	EMCOR Group, Inc.	•	Northwest Natural Gas Company	•	Vulcan Materials Company
•	Granite Construction Incorporated	•	NorthWestern Corporation
The performance measure is our total stockholder return over a three-year measurement period as compared to the total stockholder returns of the companies in our performance graph peer group over the same three-year period. The compensation committee selected the relative stockholder return performance measure because it believes executive pay under a long-term, capital accumulation incentive program such as this should align with our long-term performance in stockholder return as compared to other public companies in our industries. Payments are made in company stock; dividend equivalents are paid in cash. No dividend equivalents are paid on unvested performance shares.
Total stockholder return is the percentage change in the value of an investment in the common stock of a company, from the closing price on the last trading day in the calendar year preceding the beginning of the performance period, through the last trading day in the final year of the performance period. It is assumed that dividends are reinvested in additional shares of common stock at the frequency paid.
As with the target annual incentive, we determined the target long-term incentive for a given position in part from the competitive assessment and in part by the compensation committee’s judgment on the impact each position has on our total stockholder return. At the February 2015 meeting, the committee reviewed the target levels of annual and long-term incentive compensation for the chief executive officer included in a special report prepared by the vice president-human resources. Based on the competitive data, the committee increased the chief executive officer’s target long-term incentive for 2015 from 150% to 225% of base salary.
Mr. Schwartz’s target long-term incentive was increased from 75% to 90% of base salary, consistent with his move to salary grade J.
Messrs. Barney’s and Thiede’s target long-term incentive compensation increased from 60% to 70% of base salary for 2015, which was part of the committee’s plan to increase their long-term incentive target to 90% of base salary by 2017, while at the same time decreasing their annual incentive target to the guideline associated with salary grade J.

MDU Resources Group, Inc. Proxy Statement 33

Proxy Statement

Mr. O’Bryan did not receive a long-term incentive for 2015 because of the potential marketing of Fidelity, with any sale likely to occur before the conclusion of the three-year performance period.
Mr. Bietz’s 2015 target long-term incentive was 90% of base salary and was unchanged from 2014, consistent with his salary grade.
On February 12, 2015, the board of directors, upon recommendation of the compensation committee, made performance share grants to the named executive officers, except for Mr. O’Bryan. The compensation committee determined the target number of performance shares granted to each named executive officer by multiplying the named executive officer’s 2015 base salary by his target long-term incentive and then dividing this product by the average of the closing prices of our stock from January 1, 2015 through January 22, 2015, as shown in the following table:

Name	2015 Base Salary to Determine Target ($)	2015 Target Long-Term Incentive at Time of Grant (%)	2015 Target Long-Term Incentive at Time of Grant ($)	Average Closing Price of Our Stock From January 1 Through January 22 ($)	Resulting Number of Performance Shares Granted on February 12 (#)
David L. Goodin	755,000	225	1,698,750	23.54	72,164
Doran N. Schwartz	380,000	90	342,000	23.54	14,528
David C. Barney	395,000	70	276,500	23.54	11,745
Jeffrey S. Thiede	425,000	70	297,500	23.54	12,638
Patrick L. O’Bryan	—	—	—	—	—
Steven L. Bietz	395,000	90	355,500	23.54	15,101
Assuming our three-year (2015 through 2017) total stockholder return is positive, from 0% to 200% of the target grant will be paid out in February 2018 depending on our total stockholder return compared to the total three-year stockholder returns of companies in our performance graph peer group. The payout percentage will be a function of our rank against our performance graph peer group as delineated in the following table:
Long-Term Incentive Payout Percentages

The Company’s Percentile Rank	Payout Percentage of February 12, 2015 Grant
75th or higher	200%
50th	100%
25th	20%
Less than 25th	0%
Payouts for percentile ranks falling between the intervals will be interpolated. We also will pay dividend equivalents in cash on the number of shares actually earned for the performance period. The dividend equivalents will be paid in 2018 at the same time as the performance share awards are paid.
As had been established for awards granted beginning in 2011, if our total stockholder return is negative, the shares and dividend equivalents otherwise earned, if any, will be reduced in accordance with the following table:

Total Stockholder Return	Reduction in Award
0% through -5%	50%
-5.01% through -10%	60%
-10.01% through -15%	70%
-15.01% through -20%	80%
-20.01% through -25%	90%
-25.01% or below	100%
The named executive officers must retain 50% of the net after-tax shares that are earned pursuant to this long-term incentive award until the earlier of (i) the end of the two-year period commencing on the date any shares earned under the award are issued and (ii) the executive’s termination of employment.

34 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

No Payment in February 2015 for 2012 Grants under the Long-Term Performance-Based Incentive Plan
We granted performance shares to our named executive officers under the Long-Term Performance-Based Incentive Plan on February 16, 2012, for the 2012 through 2014 performance period. Our total stockholder return for the 2012 through 2014 performance period was 18.7%, which resulted in no shares or dividend equivalents being paid to the named executive officers. Messrs. Barney, Thiede, and O’Bryan did not participate in the program in 2012.
Mr. Bietz Retirement Payment
In connection with Mr. Bietz’s retirement effective at the close of business on July 17, 2015, the committee and the board approved the entry into a waiver and voluntary release agreement. The agreement provided for a lump-sum payment of $750,000, less applicable tax withholding amounts, for the release and in recognition of his 34 years of service and in transforming WBI Holdings, Inc. from a dry gas storage and transmission company to a multi-faceted energy services business, including crude refining.
Clawback
In November 2005, we implemented a guideline for repayment of incentives due to accounting restatements, commonly referred to as a clawback policy, whereby the compensation committee may seek repayment of annual and long-term incentives paid to executives if accounting restatements occur within three years after the payment of incentives under the annual and long-term plans. Under our clawback policy, the compensation committee may require executives to forfeit awards and may rescind vesting, or the acceleration of vesting, of an award.
Post-Termination Compensation and Benefits
Pension Plans
Effective in 2006, we no longer offer defined benefit pension plans to new non-bargaining unit employees. The defined benefit plans available to employees hired before 2006 were amended to cease benefit accruals as of December 31, 2009. The frozen benefit provided through our qualified defined benefit pension plans is determined by years of service and base salary. Effective 2010, for those employees who were participants in defined benefit pension plans and for executives and other non-bargaining unit employees hired after 2006, the company offers increased company contributions to our 401(k) plan. For non-bargaining unit employees hired after 2006, the retirement contribution is 5% of plan eligible compensation. For participants hired prior to 2006, retirement contributions are based on the participant’s age as of December 31, 2009. The retirement contribution is 11.5% for Messrs. Goodin and Bietz, 10.5% for Mr. Schwartz, and 5% for Messrs. Barney, Thiede, and O’Bryan, which amounts may be reduced in accordance with the provisions of the 401(k) plan.
Supplemental Income Security Plan
Benefits Offered
We offer certain key managers and executives, including all of our named executive officers, except Mr. Thiede and Mr. O’Bryan, benefits under our nonqualified retirement plan, which we refer to as the Supplemental Income Security Plan or SISP. The SISP has a ten-year vesting schedule and was amended to add an additional vesting requirement for benefit level increases occurring on or after January 1, 2010. Effective February 11, 2016, the SISP was amended to freeze the plan to new participants and to current participants at their current benefit levels. The SISP provides participants with additional retirement income and death benefits.
We believe the SISP is effective in retaining the talent necessary to drive long-term stockholder value. In addition, we believe the ten-year vesting provision of the SISP, augmented by an additional three years of vesting for benefit level increases occurring on or after January 1, 2010, helps promote retention of key executive officers.
Benefit Levels
The chief executive officer recommends benefit level increases to the compensation committee for participants except himself. The chief executive officer considers, among other things, the participant’s salary in relation to the salary ranges that correspond with the SISP benefit levels, the participant’s performance, the performance of the applicable business segment or the company, and the cost associated with the benefit level increase.

MDU Resources Group, Inc. Proxy Statement 35

Proxy Statement

The named executive officers did not receive any SISP benefit level increases in 2015. The following table reflects our named executive officers’ SISP levels as of December 31, 2015:

	December 31, 2015
	Annual SISP Benefits
Name	Survivor ($)	Retirement ($)

David L. Goodin	552,960	276,480
Doran N. Schwartz	262,464	131,232
David C. Barney	262,464	131,232
Jeffrey S. Thiede	N/A	N/A
Patrick L. O’Bryan	N/A	N/A
Steven L. Bietz	386,640	193,320
Nonqualified Defined Contribution Plan
The company adopted the Nonqualified Defined Contribution Plan, or NQDCP, effective January 1, 2012, to provide deferred compensation for a select group of management or highly compensated employees who do not participate in the SISP. The compensation committee, upon recommendation from the chief executive officer, determines which employees will participate in the NQDCP for any year. The compensation committee determines the amount of employer contributions under the plan, which are credited to plan accounts and not funded. After satisfying a four-year vesting requirement for each contribution, the contributions and investment earnings will be distributed to the executive in a lump sum upon separation from service with the company or in annual installments commencing upon the later of (i) separation from service and (ii) age 65. The four-year vesting requirement is waived if the participant dies while employed by the company.
The committee, upon recommendation of the chief executive officer, selected Mr. Thiede as a participant for 2015 with an employer contribution of $150,000 or 35.29% of his base salary as of January 1, 2015. The contribution was awarded to recognize his strong leadership at the construction services segment, which delivered a twelve-month return on invested capital, measured at June 30, 2014, of 19.2% as compared to a median return on invested capital of 9.5% at the relevant companies in our performance graph peer group. We believe that Mr. Thiede’s participation in this plan and the four-year vesting requirement enhance retention since he cannot participate in any of our defined benefit retirement plans.
Impact of Tax and Accounting Treatment
The compensation committee may consider the impact of tax and/or accounting treatment in determining compensation. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation paid to certain officers that we may deduct as a business expense in any tax year unless, among other things, the compensation qualifies as performance-based compensation, as that term is used in Section 162(m). Generally, long-term incentive compensation and annual incentive awards for our chief executive officer and those executive officers whose overall compensation is likely to exceed $1 million are structured to be deductible for purposes of Section 162(m) of the Internal Revenue Code, but we may pay compensation to an executive officer that is not deductible. All incentive compensation paid to our named executive officers in 2015 satisfied the requirements for deductibility.
Section 409A of the Internal Revenue Code imposes additional income taxes on executive officers for certain types of deferred compensation if the deferral does not comply with Section 409A. We have amended our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.
Section 4999 of the Internal Revenue Code imposes an excise tax on payments to executives and others of amounts that are considered to be related to a change of control if they exceed levels specified in Section 280G of the Internal Revenue Code. To the extent a change of control triggers liability for an excise tax, payment of the excise tax will be made by the individual. The company will not pay the excise tax. We do not consider the potential impact of Section 4999 or 280G when designing our compensation programs.
The compensation committee also considers the accounting and cash flow implications of various forms of executive compensation. In our financial statements, we record salaries and annual incentive compensation as expenses in the amount paid, or to be paid, to the named executive officers. For our equity awards, accounting rules also require that we record an expense in our financial statements. We calculate the accounting expense of equity awards to employees in accordance with Financial Accounting Standards Board generally accepted accounting principles for stock-based compensation.

36 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Stock Ownership Requirements
We instituted stock ownership guidelines on May 5, 1993, which we revised in November 2010 to provide that executives who participate in our Long-Term Performance-Based Incentive Plan are required within five years to own our common stock equal to a multiple of their base salaries. Stock owned through our 401(k) plan or by a spouse is considered in ownership calculations. Unvested performance shares and other unvested equity awards are not considered in ownership calculations. The level of stock ownership compared to the requirements is determined based on the closing sale price of the stock on the last trading day of the year and base salary at December 31 of each year. Each February the compensation committee receives a report on the status of stockholdings by executives. The committee may, in its sole discretion, grant an extension of time to meet the ownership requirements or take such other action as it deems appropriate to enable the executive to achieve compliance with the policy. The table shows the named executive officers’ holdings as of December 31, 2015:

Name	Assigned Guideline Multiple of Base Salary	Actual Holdings as a Multiple of Base Salary	Number of Years at Guideline Multiple (#)
David L. Goodin	4X	1.78	3.00	[1]
Doran N. Schwartz	3X	2.24	5.87	[2]
David C. Barney	3X	0.39	2.00	[3]
Jeffrey S. Thiede	3X	0.11	2.00	[3]
Patrick L. O’Bryan[4]	N/A	N/A	N/A
Steven L. Bietz[5]	—	—	—
[1] Participant must meet ownership requirement by January 1, 2018.
[2] Participant should have met ownership requirement by February 17, 2015.
[3] Participant must meet ownership requirement by January 1, 2019.
[4] Participant is not subject to ownership requirement because he did not receive a long-term incentive award.
5 Mr. Bietz retired effective July 17, 2015.
The compensation committee may consider the policy and the executive’s stock ownership in determining compensation. The committee, however, did not do so with respect to 2015 compensation.
Policy Regarding Hedging Stock Ownership
Our executive compensation policy prohibits Section 16 officers from hedging their ownership of company common stock. Executives may not enter into transactions that allow the executive to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership. See the Security Ownership section of the proxy statement for our policy on margin accounts and pledging of our stock.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K,
Item 402(b), with management. Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement on Schedule 14A.
Thomas Everist, Chairman
Karen B. Fagg
William E. McCracken
Patricia L. Moss

MDU Resources Group, Inc. Proxy Statement 37

Proxy Statement

Summary Compensation Table for 2015

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)[1]	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[2]	All Other Compensation ($) (i)		Total ($) (j)

David L. Goodin	2015	755,000	—	1,386,992	—	376,745	—	39,411	[3]	2,558,148
President and CEO	2014	685,000	—	1,385,135	—	830,915	631,901	38,686		3,571,637
	2013	625,000	—	1,241,280	—	1,610,625	532,991	37,517		4,047,413

Doran N. Schwartz	2015	380,000	—	279,228	—	123,253	—	35,571	[3]	818,052
Vice President	2014	360,000	—	363,959	—	163,080	273,974	34,956		1,195,969
and CFO	2013	345,000	—	342,579	—	296,355	28,459	34,881		1,047,274

David C. Barney	2015	395,000	—	225,739	—	637,588	9,530	22,556	[3]	1,290,413
President and CEO of	2014	—	—	—	—	—	—	—		—
Knife River	2013	—	—	—	—	—	—	—		—
Corporation

Jeffrey S. Thiede	2015	425,000	—	242,902	—	161,857	—	172,506	[3]	1,002,265
President and CEO of	2014	400,000	—	323,529	—	730,150	—	96,481		1,550,160
MDU Construction	2013	367,068	—	—	—	825,000	—	66,282		1,258,350
Services Group, Inc.

Patrick L. O’Bryan	2015	441,918	—	—	—	1,359,425	—	21,356	[3]	1,822,699
President and CEO of	2014	—	—	—	—	—	—	—		—
Fidelity Exploration &	2013	—	—	—	—	—	—	—		—
Production Company

Steven L. Bietz	2015	214,274	—	290,241	—	—	15,254	787,351	[3]	1,307,120
President and CEO of	2014	380,000	—	461,026	—	333,552	550,417	39,771		1,764,766
WBI Energy, Inc.	2013	367,700	—	438,167	—	119,503	—	38,591		963,961

[1]
Amounts in this column represent the aggregate grant date fair value of performance share awards calculated in accordance with Financial Accounting Standards Board (FASB) generally accepted accounting principles for stock-based compensation in FASB Accounting Standards Codification Topic 718. This column was prepared assuming none of the awards were or will be forfeited. The amounts for 2015 were calculated using a Monte Carlo simulation, as described in footnote 2 to the Grants of Plan-Based Awards table.

[2]
Amounts shown represent the change in the actuarial present value for years ended December 31, 2013, 2014, and 2015 for the named executive officers’ accumulated benefits under the pension plan, excess SISP, and SISP, collectively referred to as the “accumulated pension change,” plus above-market earnings on deferred annual incentives, if any. The amounts shown are based on accumulated pension change and above-market earnings as of December 31, 2013, 2014, and 2015, as follows:

	Accumulated Pension Change			Above-Market Earnings
Name	12/31/2013 ($)	12/31/2014 ($)	12/31/2015 ($)	12/31/2013 ($)	12/31/2014 ($)	12/31/2015 ($)
David L. Goodin	532,986	631,901	(64,074)	5	—	—
Doran N. Schwartz	28,459	273,974	(31,393)	—	—	—
David C. Barney	—	—	9,530	—	—	—
Jeffrey S. Thiede	—	—	—	—	—	—
Patrick L. O'Bryan	—	—	—	—	—	—
Steven L. Bietz	(261,546)	550,417	15,254	—	—	—

38 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

3 All Other Compensation is comprised of:

	401(k) ($)[a]	Life Insurance Premium ($)	Matching Charitable Contribution ($)	Nonqualified Defined Contribution Plan ($)	Severance Payments ($)	Total ($)
David L. Goodin	38,425	156	830	—	—	39,411
Doran N. Schwartz	35,000	156	415	—	—	35,571
David C. Barney	21,200	156	1,200	—	—	22,556
Jeffrey S. Thiede	21,200	156	1,150	150,000	—	172,506
Patrick L. O’Bryan	21,200	156	—	—	—	21,356
Steven L. Bietz	35,000	91	2,260	—	750,000	787,351
[a]	Represents company contributions to 401(k) plan, which include matching contributions and contributions made in lieu of pension plan accruals after pension plans were frozen at December 31, 2009.
Grants of Plan-Based Awards in 2015

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
David L. Goodin	2/12/2015	[1]	188,750	755,000	1,510,000	—	—	—	—	—	—	—
	2/12/2015	[2]	—	—	—	14,433	72,164	144,328	—	—	—	1,386,992
Doran N. Schwartz	2/12/2015	[3]	61,750	247,000	494,000	—	—	—	—	—	—	—
	2/12/2015	[2]	—	—	—	2,906	14,528	29,056	—	—	—	279,228
David C. Barney	2/12/2015	[1]	—	150,000	—	—	—	—	—	—	—	—
	2/12/2015	[3]	79,000	316,000	632,000	—	—	—	—	—	—	—
	2/12/2015	[2]	—	—	—	2,349	11,745	23,490	—	—	—	225,739
Jeffrey S. Thiede	2/12/2015	[1]	85,000	340,000	680,000	—	—	—	—	—	—	—
	2/12/2015	[2]	—	—	—	2,528	12,638	25,276	—	—	—	242,902
Patrick L. O'Bryan	2/12/2015	[1]	225,000	900,000	1,800,000	—	—	—	—	—	—	—
	5/14/2015	[4]	—	462,425	—	—	—	—	—	—	—	—
Steven L. Bietz	2/12/2015	[3]	64,188	256,750	513,500	—	—	—	—	—	—	—
	2/12/2015	[2]	—	—	—	3,020	15,101	30,202	—	—	—	290,241

[1]	Annual incentive for 2015 granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan.
[2]
Performance shares for the 2015-2017 performance period granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan. The aggregate grant date fair value of the performance share awards as shown in column (l) was calculated in accordance with Financial Accounting Standards Board (FASB) generally accepted accounting principles for stock-based compensation in FASB Accounting Standards Codification Topic 718. This column was prepared assuming none of the awards were or will be forfeited. The amounts were calculated using a Monte Carlo simulation using blended volatility term structure ranges comprised of 50 percent historical volatility and 50 percent implied volatility. Risk free interest rates were based on U.S. Treasury security rates in effect as of the grant date. The assumptions used for the performance shares awards in 2015 were:

					2015
Grant date fair value					$19.22
Blended volatility range					22.87% - 24.58%
Risk-free interest range					0.05% - 1.07%
Discounted dividends per share					$1.60

[3]	Annual incentive for 2015 granted pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan.
[4]
Sales bonus incentive award granted in May 2015, with no threshold, target or maximum levels, plus an amount equal to six months salary of $225,000. The amount shown in the table is the actual amount earned for 2015 plus the $225,000.

MDU Resources Group, Inc. Proxy Statement 39

Proxy Statement

Narrative Discussion Relating to the Summary Compensation Table
and Grants of Plan-Based Awards Table
Incentive Awards
Annual Incentive
On February 11, 2015, the compensation committee recommended the 2015 annual incentive award opportunities for our named executive officers and the board approved these opportunities at its meeting on February 12, 2015. These award opportunities are reflected in the Grants of Plan-Based Awards table at grant on February 12, 2015, in columns (c), (d), and (e) and in the Summary Compensation Table as earned with respect to 2015 in column (g).
Executive officers may receive a payment of annual cash incentive awards based upon achievement of annual performance measures with a threshold, target, and maximum level. A target incentive award is established based on a percent of the executive’s base salary. Based upon achievement of goals, actual payment may range from 0% to 200% of the target.
In order to be eligible to receive a payment of an annual incentive award under the Long-Term Performance-Based Incentive Plan, the executive officer must have remained employed by the company through December 31, 2015, unless the compensation committee determines otherwise. The committee has full discretion to determine the extent to which goals have been achieved, the payment level, whether any final payment will be made, and whether to adjust awards downward based upon individual performance. Unless otherwise determined and established in writing by the compensation committee within 90 days of the beginning of the performance period, the performance goals may not be adjusted if the adjustment would increase the annual incentive award payment. The compensation committee may use negative discretion and adjust any annual incentive award payment downward, using any subjective or objective measures as it shall determine. The application of any reduction, and the methodology used in determining any such reduction, is in the sole discretion of the compensation committee.
With respect to annual incentive awards granted pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan, executives who retire during the year at age 65 pursuant to their employer’s bylaws remain eligible to receive an award. Subject to the compensation committee’s discretion, executives who terminate employment for other reasons are not eligible for an award. The compensation committee has full discretion to determine the extent to which goals have been achieved, the payment level, and whether any final payment will be made. Once performance goals are approved by the committee for executive incentive compensation plan awards, the committee generally does not modify the goals. However, if major unforeseen changes in economic and environmental conditions or other significant factors beyond the control of management substantially affected management’s ability to achieve the specified performance goals, the committee, in consultation with the chief executive officer, may modify the performance goals. Such goal modifications will only be considered in years of unusually adverse or favorable external conditions.
Annual incentive awards earned for Messrs. Goodin and Schwartz were determined based on achievement of performance goals at the following business segments - (i) construction materials and contracting, (ii) construction services, (iii) exploration and production, (iv) pipeline and energy services, and (v) electric and natural gas distribution - and were calculated as follows:

	Column A Percentage of Annual Incentive Target Achieved	Column B Percentage of Average Invested Capital	Column A x Column B
Construction Materials and Contracting	154.3%	19.6%	30.2%
Construction Services	47.6%	6.9%	3.3%
Exploration and Production	83.0%	16.8%	13.9%
Pipeline and Energy Services	4.3%	13.1%	0.6%
Electric and Natural Gas Distribution	4.3%	43.6%	1.9%
Total (Payout Percentage)			49.9%
Messrs. Barney, Thiede, O’Bryan, and Bietz had 2015 award opportunities based 75% on performance goals at their respective segments, 20% on MDU Resources Group, Inc.’s diluted earnings per share attributable to all business segments except the exploration and production segment, as adjusted, and 5% on the exploration and production segment pretax operating income, as adjusted.
The 2015 target for the MDU Resources Group, Inc. 20% award opportunity was established based on MDU Resources Group, Inc.’s diluted earnings per share attributable to all business segments except the exploration and production segment, adjusted to exclude the effect on earnings at the company level of intersegment eliminations, the accounting effects on other business segments and on MDU Resources Group, Inc. of the exploration and production segment being moved from continuing operations to discontinued operations and the income statement impact of a loss on board approved asset sales or dispositions, other than the sale of the exploration and production segment.

40 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The MDU Resources Group 20% award opportunity was:

MDU Resources Group, Inc.’s diluted adjusted 2015 earnings per share as a % of target	Corresponding payment of annual incentive target
Less than 85%	0%
85%	25%
90%	50%
95%	75%
100%	100%
103%	120%
106%	140%
109%	160%
112%	180%
115%	200%
The 2015 target for the exploration and production segment 5% award opportunity was established based on the segment’s pretax operating income, adjusted to exclude depreciation, depletion, and amortization and the accounting effects of the segment being moved from continuing operations to discontinued operations.
The exploration and production segment 5% award opportunity was:

Exploration and Production’s 2015 pretax operating income excluding DD&A as a % of target	Corresponding payment of annual incentive target
Less than 80%	0%
80%	25%
87%	50%
94%	75%
100%	100%
104%	120%
108%	140%
112%	160%
116%	180%
120%	200%
The 75% award opportunity available for Mr. Barney was:

Construction Materials & Contracting’s 2015 earnings per share as a % of target (weighted 37.5%)	Corresponding payment of annual incentive target	Construction Materials & Contracting’s 2015 return on invested capital as a % of target (weighted 37.5%)	Corresponding payment of annual incentive target
Less than 70%	0%	Less than 70%	0%
70%	25%	70%	25%
75%	37.5%	75%	37.5%
80%	50%	80%	50%
85%	62.5%	85%	62.5%
90%	75%	90%	75%
95%	87.5%	95%	87.5%
100%	100%	100%	100%
103%	120%	103%	120%
106%	140%	106%	140%
109%	160%	109%	160%
112%	180%	112%	180%
115%	200%	115%	200%

MDU Resources Group, Inc. Proxy Statement 41

Proxy Statement

The 75% award opportunity available for Mr. Thiede was:

Construction Services’ 2015 earnings* as a % of target	Corresponding payment of annual incentive target
Less than 85%	0%
85%	25%
90%	50%
95%	75%
100%	100%
122%	120%
144%	140%
166%	160%
188%	180%
209.5%	200%
*Earnings is defined as GAAP earnings reported for the construction services segment.

The 75% award opportunity available for Mr. O’Bryan was:

Exploration and Production’s 2015 pretax operating income excluding DD&A as a % of target (weighted 56.25%)	Corresponding payment of annual incentive target	Exploration and Production’s 2015 operations and maintenance expense as a % of target (weighted 18.75%)	Corresponding payment of annual incentive target
Less than 80%	0%	Greater than 100%	0%
80%	25%	100%	100%
87%	50%	98.5%	120%
94%	75%	97%	140%
100%	100%	95.5%	160%
104%	120%	94%	180%
108%	140%	92.5%	200%
112%	160%	—	—
116%	180%	—	—
120%	200%	—	—

The 75% award opportunity available for Mr. Bietz was:

Pipeline and Energy Services’ 2015 earnings per share as a % of target (weighted 37.5%)	Corresponding payment of annual incentive target	Pipeline and Energy Services’ 2015 return on invested capital as a % of target (weighted 37.5%)	Corresponding payment of annual incentive target
Less than 85%	0%	Less than 85%	0%
85%	25%	85%	25%
90%	50%	90%	50%
95%	75%	95%	75%
100%	100%	100%	100%
103%	120%	103%	120%
106%	140%	106%	140%
109%	160%	109%	160%
112%	180%	112%	180%
115%	200%	115%	200%
The pipeline and energy services segment also had five goals relating to the pipeline and energy services segment’s safety results, and each goal that was not met would reduce Mr. Bietz’s annual incentive award payment by 1%.

42 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Additional Annual Incentives
On February 11, 2015, the compensation committee recommended an additional annual incentive award opportunity for Mr. Barney under the Long-Term Performance-Based Incentive Plan tied to the construction materials and contracting segment’s operating cash flow, which would be measured without regard to acquisitions or dispositions approved by the company’s board of directors. The board approved this opportunity at its meeting on February 12, 2015. This award opportunity is reflected in the Grants of Plan-Based Awards table at grant on February 12, 2015 in column (d) and in the Summary Compensation Table as earned with respect to 2015 in column (g).
The $150,000 award opportunity available for Mr. Barney was:

Construction Materials & Contracting’s 2015 operating cash flow as a % of target	Corresponding payment of incentive target
Less than 100%	0%
100% or Greater	100%
On May 13, 2015, the compensation committee recommended an additional annual incentive award opportunity for Mr. O’Bryan tied to the sale of Fidelity Exploration & Production Company. The board approved this opportunity at its meeting on May 14, 2015. Mr. O’Bryan would receive a sales bonus incentive of 0.075% of the sale price of Fidelity, plus an amount equal to six months’ salary of $225,000, if he remained employed by Fidelity through its sale. This award opportunity is reflected in the Grants of Plan-Based Awards table at grant on May 14, 2015 in column (d) and in the Summary Compensation Table as earned with respect to 2015 in column (g). Because there were no threshold, target, or maximum levels, the amount shown in the tables is the actual amount earned. Mr. O’Bryan received a cash retention award opportunity in November 2014 before his promotion, where he would receive $150,000 if he remained a full-time active employee of Fidelity through December 31, 2015, and maintained a performance rating of “meets expectations” or higher during 2015. The award opportunity is reflected in the Summary Compensation Table as earned with respect to 2015 in column (g).
For discussion of the specific incentive plan performance targets and results, please see the Compensation Discussion and Analysis.
Long-Term Incentive
On February 11, 2015, the compensation committee recommended long-term incentive grants for the named executive officers in the form of performance shares, and the board approved these grants at its meeting on February 12, 2015. These grants are reflected in columns (f), (g), (h), and (l) of the Grants of Plan-Based Awards table and in column (e) of the Summary Compensation Table.
If the company’s 2015-2017 total stockholder return is positive, from 0% to 200% of the target grant will be paid out in February 2018, depending on our 2015-2017 total stockholder return compared to the total three-year stockholder returns of companies in our performance graph peer group. The payout percentage is determined as follows:

The Company’s Percentile Rank	Payout Percentage of February 12, 2015 Grant
75th or higher	200%
50th	100%
25th	20%
Less than 25th	0%
Payouts for percentile ranks falling between the intervals will be interpolated. We also will pay dividend equivalents in cash on the number of shares actually earned for the performance period. The dividend equivalents will be paid in 2018 at the same time as the performance share awards are paid.
If the common stock of a company in the peer group ceases to be traded at any time during the 2015-2017 performance period, the company will be deleted from the peer group. Percentile rank will be calculated without regard to the return of the deleted company. If MDU Resources Group, Inc. or a company in the peer group spins off a segment of its business, the shares of the spun-off entity will be treated as a cash dividend that is reinvested in MDU Resources Group, Inc. or the company in the peer group.
If the company’s 2015-2017 total stockholder return is negative, the number of shares otherwise earned, if any, for the performance period will be reduced in accordance with the following table:

MDU Resources Group, Inc. Proxy Statement 43

Proxy Statement

Total Stockholder Return	Reduction in Award
0% through -5%	50%
-5.01% through -10%	60%
-10.01% through -15%	70%
-15.01% through -20%	80%
-20.01% through -25%	90%
-25.01% or below	100%
Salary and Bonus in Proportion to Total Compensation
The following table shows the proportion of salary and bonus to total compensation:

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
David L. Goodin	755,000	—	2,558,148	29.5%
Doran N. Schwartz	380,000	—	818,052	46.5%
David C. Barney	395,000	—	1,290,413	30.6%
Jeffrey S. Thiede	425,000	—	1,002,265	42.4%
Patrick L. O’Bryan	441,918	—	1,822,699	24.2%
Steven L. Bietz	214,274	—	1,307,120	16.4%

44 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2015

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[1]
David L. Goodin	—	—	—	—	—	—	—	63,956	[2]	1,171,674
Doran N. Schwartz	—	—	—	—	—	—	—	16,485	[2]	302,005
David C. Barney	—	—	—	—	—	—	—	3,843	[2]	70,404
Jeffrey S. Thiede	—	—	—	—	—	—	—	4,101	[2]	75,130
Patrick L. O'Bryan	—	—	—	—	—	—	—	—		—
Steven L. Bietz	—	—	—	—	—	—	—	16,287	[2]	298,378
1   Value based on the number of performance shares reflected in column (i) multiplied by $18.32, the year-end closing price for 2015.
2   Below is a breakdown by year of the plan awards:

Named Executive Officer	Award	Shares	End of Performance Period
David L. Goodin	2013	42,788	12/31/15
	2014	6,735	12/31/16
	2015	14,433	12/31/17
Doran N. Schwartz	2013	11,809	12/31/15
	2014	1,770	12/31/16
	2015	2,906	12/31/17
David C. Barney	2013	—	—
	2014	1,494	12/31/16
	2015	2,349	12/31/17
Jeffery S. Thiede	2013	—	—
	2014	1,573	12/31/16
	2015	2,528	12/31/17
Patrick L. O'Bryan	2013	—	—
	2014	—	—
	2015	—	—
Steven L. Bietz	2013	15,104	12/31/15
	2014	1,183	12/31/16
	2015	—	—
Shares for the 2013 award are shown at the target level (100%) based on results for the 2013-2015 performance cycle between threshold and target.
Shares for the 2014 award are shown at the threshold level (20%) based on results for the first two years of the 2014-2016 performance cycle below threshold. Mr. Bietz’s shares are prorated to reflect his retirement effective July 17, 2015.
Shares for the 2015 award are shown at the threshold level (20%) based on results for the 2015-2017 performance cycle below threshold. Mr. Bietz’s shares were forfeited because of his retirement effective July 17, 2015.

MDU Resources Group, Inc. Proxy Statement 45

Proxy Statement

Pension Benefits for 2015

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
David L. Goodin	MDU Pension Plan	26	1,053,138	—
	SISP I1,3	10	230,600	—
	SISP II2,3	10	889,654	—
	SISP II 2012 Upgrade[4]	3	68,534	—
	SISP II 2013 Upgrade[4]	2	936,419	—
	SISP Excess[5]	26	35,046	—
Doran N. Schwartz	MDU Pension Plan	4	103,247	—
	SISP II2,3	8	501,190	—
	SISP II 2013 Upgrade[4]	2	165,873	—
	SISP II 2014 Upgrade[4]	1	83,760	—
David C. Barney[6]	SISP II2,3	10	1,089,837	—
	SISP II 2014 Upgrade[4]	1	216,295	—
Jeffrey S. Thiede[6]	—	—	—	—
Patrick L. O’Bryan[6]	—	—	—	—
Steven L. Bietz	WBI Pension Plan	28	1,299,883	33,580
	SISP I1,3	10	846,479	—
	SISP II2,3	10	813,506	—
	SISP Excess[5]	28	169,124	10,433	[7]

[1]	Grandfathered under Section 409A.

[2]	Not grandfathered under Section 409A.

[3]
Years of credited service only affects vesting under SISP I and SISP II. The number of years of credited service in the table reflects the years of vesting service completed in SISP I and SISP II as of December 31, 2015, rather than total years of service with the company. Ten years of vesting service is required to obtain the full benefit under these plans. The present value of accumulated benefits was calculated by assuming the named executive officer would have ten years of vesting service on the assumed benefit commencement date; therefore, no reduction was made to reflect actual vesting levels.

[4]
Benefit level increases granted under SISP II on or after January 1, 2010, require an additional three years of vesting service for the increase. Mr. Goodin received a benefit increase effective January 1, 2012, which has vested. Messrs. Goodin and Schwartz received benefit level increases effective January 1, 2013, and Messrs. Schwartz and Barney received a benefit level increase effective January 1, 2014; the present value of their accumulated benefits was calculated assuming that the additional vesting requirements would be met.

[5]
The number of years of credited service under the SISP excess reflects the years of credited benefit service in the appropriate pension plan as of December 31, 2009, when the MDU and WBI pension plans were frozen, rather than the years of participation in the SISP excess. We reflect years of credited benefit service in the appropriate pension plan because the SISP excess provides a benefit that is based on benefits that would have been payable under the MDU and WBI pension plans absent Internal Revenue Code limitations.

[6]	Messrs. Barney, Thiede, and O’Bryan are not eligible to participate in the pension plans. Messrs. Thiede and O’Bryan do not participate in the SISP.

[7]	Payable for 2015 but deferred pursuant to Section 409A.
The amounts shown for the pension plan and SISP excess represent the actuarial present values of the executives’ accumulated benefits accrued as of December 31, 2015, calculated using a 3.76%, 3.96%, and 4.07% discount rate for the SISP excess, MDU pension plan, and WBI pension plan, respectively, the Society of Actuaries RP-2014 Adjusted to 2006 Total Dataset Mortality with Scale MP-2015 for post-retirement mortality, and no recognition of future salary increases or pre-retirement mortality. The assumed retirement age for these benefits was age 60 for Messrs. Goodin and Schwartz. This is the earliest age at which the executives could begin receiving unreduced benefits. Mr. Bietz’s benefits reflect his actual termination date of July 17, 2015. The amounts shown for the SISP I and SISP II were determined using a 3.76% discount rate and assume benefits commenced at age 65.

46 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Pension Plan
Messrs. Goodin and Schwartz participate in the MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees, which we refer to as the MDU pension plan. Mr. Bietz participates in the Williston Basin Interstate Pipeline Company Pension Plan, which we refer to as the WBI pension plan. Pension benefits under the pension plans are based on the participant’s average annual salary over the 60 consecutive month period in which the participant received the highest annual salary during the participant’s final 10 years of service. For this purpose, only a participant’s salary is considered; incentives and other forms of compensation are not included. Benefits are determined by multiplying (1) the participant’s years of credited service by (2) the sum of (a) the average annual salary up to the social security integration level times 1.1% and (b) the average annual salary over the social security integration level times 1.45%. The maximum years of service recognized when determining benefits under the pension plans is 35. Pension plan benefits are not reduced for social security benefits.
Both of the pension plans were amended to cease benefit accruals as of December 31, 2009, meaning the normal retirement benefit will not change. The years of credited service in the table reflect the named executive officers’ years of credited service as of December 31, 2009.
To receive unreduced retirement benefits under the pension plans, participants must either remain employed until age 60 or elect to defer commencement of benefits until age 60. Participants whose employment terminates between the ages of 55 and 60, with 5 years of service under the pension plans, are eligible for early retirement benefits. Early retirement benefits are determined by reducing the normal retirement benefit by 0.25% per month for each month before age 60. If a participant’s employment terminates before age 55, the same reduction applies for each month the termination occurs before age 62, with the reduction capped at 21%.
Benefits for single participants under the pension plans are paid as straight life annuities, and benefits for married participants are paid as actuarially reduced annuities with a survivor benefit for spouses, unless participants choose otherwise. Participants hired before January 1, 2004, who terminate employment before age 55, may elect to receive their benefits in a lump sum. Mr. Goodin would have been eligible for a lump sum if he had retired on December 31, 2015.
The Internal Revenue Code limits the amounts paid under the pension plans and the amount of compensation recognized when determining benefits. In 2009, when the pension plans were frozen, the maximum annual benefit payable under the pension plans was $195,000 and the maximum amount of compensation recognized when determining benefits was $245,000.
Supplemental Income Security Plan
We also offer select key managers and executives benefits under our defined benefit nonqualified retirement plan, which we refer to as the Supplemental Income Security Plan or SISP. Messrs. Goodin, Schwartz, Barney, and Bietz participate in the SISP. Benefits under the SISP consist of:

•	a supplemental retirement benefit intended to augment the retirement income provided under the pension plans – we refer to this benefit as the regular SISP benefit

•	an excess retirement benefit relating to Internal Revenue Code limitations on retirement benefits provided under the pension plans – we refer to this benefit as the SISP excess benefit and

•	death benefits – we refer to these benefits as the SISP death benefit.
SISP benefits are forfeited if the participant’s employment is terminated for cause.
Regular SISP Benefits and Death Benefits
Regular SISP benefits and death benefits are determined by reference to one of two schedules attached to the SISP – the original schedule or the amended schedule. Our compensation committee, after receiving recommendations from our chief executive officer, determines the level at which participants are placed in the schedules. A participant’s placement is generally, but not always, determined by reference to the participant’s annual base salary. Benefit levels in the amended schedule, which became effective on January 1, 2010, are 20% lower than the benefit levels in the original schedule. The amended schedule applies to new participants and participants who receive a benefit level increase on or after January 1, 2010. None of the named executive officers received a benefit level increase on or after January 1, 2015. Effective February 11, 2016, the SISP was amended to freeze the plan to new participants and to current participants at their current benefit levels.
Participants can elect to receive (1) the regular SISP benefit only, (2) the SISP death benefit only, or (3) a combination of both. Regardless of the participant’s election, if the participant dies before the regular SISP benefit would commence, only the SISP death benefit is

MDU Resources Group, Inc. Proxy Statement 47

Proxy Statement

provided. If the participant elects to receive both a regular SISP benefit and a SISP death benefit, each of the benefits is reduced proportionately.
The regular SISP benefits reflected in the table above are based on the assumption that the participant elects to receive only the regular SISP benefit. The present values of the SISP death benefits that would be provided if the named executive officers had died on December 31, 2015, prior to the commencement of regular SISP benefits, are reflected in the table that appears in the section entitled “Potential Payments upon Termination or Change of Control.”
Regular SISP benefits that were vested as of December 31, 2004, and were grandfathered under Section 409A of the Internal Revenue Code remain subject to SISP provisions then in effect, which we refer to as SISP I benefits. Regular SISP benefits that are subject to Section 409A of the Internal Revenue Code, which we refer to as SISP II benefits, are governed by amended provisions intended to comply with Section 409A. Participants generally have more discretion with respect to the distributions of their SISP I benefits.
The time and manner in which the regular SISP benefits are paid depend on a variety of factors, including the time and form of benefit elected by the participant and whether the benefits are SISP I or SISP II benefits. Unless the participant elects otherwise, the SISP I benefits are paid over 180 months, with benefits commencing when the participant attains age 65 or, if later, when the participant retires. The SISP II benefits commence when the participant attains age 65 or, if later, when the participant retires, subject to a six-month delay if the participant is subject to the provisions of Section 409A of the Internal Revenue Code that require delayed commencement of these types of retirement benefits. The SISP II benefits are paid over 180 months or, if commencement of payments is delayed for six months, 173 months. If the commencement of benefits is delayed for six months, the first payment includes the payments that would have been paid during the six-month period plus interest equal to one-half of the annual prime interest rate on the participant’s last date of employment. If the participant dies after the regular SISP benefits have begun but before receipt of all of the regular SISP benefits, the remaining payments are made to the participant’s designated beneficiary.
Rather than receiving their regular SISP I benefits in equal monthly installments over 15 years commencing at age 65, participants can elect a different form and time of commencement of their SISP I benefits. Participants can elect to defer commencement of the regular SISP I benefits. If this is elected, the participant retains the right to receive a monthly SISP death benefit if death occurs prior to the commencement of the regular SISP I benefit.
Participants also can elect to receive their SISP I benefits in one of three actuarially equivalent forms – a life annuity, 100% joint and survivor annuity, or a joint and two-thirds joint and survivor annuity, provided that the cost of providing these actuarial equivalent forms of benefits does not exceed the cost of providing the normal form of benefit. Neither the election to receive an actuarially equivalent benefit nor the administrator’s right to pay the regular SISP benefit in the form of an actuarially equivalent lump sum are available with respect to SISP II benefits.
To promote retention, the regular SISP benefits are subject to the following 10-year vesting schedule:

•	0% vesting for less than 3 years of participation

•	20% vesting for 3 years of participation

•	40% vesting for 4 years of participation and

•	an additional 10% vesting for each additional year of participation up to 100% vesting for 10 years of participation.
There is an additional vesting requirement on benefit level increases for the regular SISP benefit granted on or after January 1, 2010. The requirement applies only to the increased benefit level. The increased benefit vests after the later of three additional years of participation in the SISP or the end of the regular vesting schedule described above. The additional three-year vesting requirement for benefit level increases is prorated for participants who are officers, attain age 65, and, pursuant to the company’s bylaws, are required to retire prior to the end of the additional vesting period as follows:

•	33% of the increase vests for participants required to retire at least one year but less than two years after the increase is granted and

•	66% of the increase vests for participants required to retire at least two years but less than three years after the increase is granted.
The benefit level increases of participants who attain age 65 and are required to retire pursuant to the company’s bylaws will be further reduced to the extent the participants are not fully vested in their regular SISP benefit under the 10-year vesting schedule described above. The additional vesting period associated with a benefit level increase may be waived by the compensation committee.

48 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

SISP death benefits become fully vested if the participant dies while actively employed. Otherwise, the SISP death benefits are subject to the same vesting schedules as the regular SISP benefits.
The SISP also provides that if a participant becomes totally disabled, the participant will continue to receive service credit for up to two additional years under the SISP as long as the participant is totally disabled during such time. Since the named executive officers other than Messrs. Goodin and Barney, in their upgrades, and Mr. Schwartz, are fully vested in their SISP benefits, this would not result in any incremental benefit for the named executive officers other than Messrs. Goodin, Schwartz, and Barney. The present value of these additional years of service for Messrs. Goodin, Schwartz, and Barney is reflected in the table in “Potential Payments upon Termination or Change of Control” below.
SISP Excess Benefits
SISP excess benefits are equal to the difference between (1) the monthly retirement benefits that would have been payable to the participant under the pension plans absent the limitations under the Internal Revenue Code and (2) the actual benefits payable to the participant under the pension plans. Participants are only eligible for the SISP excess benefits if (1) the participant is fully vested under the pension plan, (2) the participant’s employment terminates prior to age 65, and (3) benefits under the pension plan are reduced due to limitations under the Internal Revenue Code on plan compensation. Effective January 1, 2005, participants who were not then vested in the SISP excess benefits were also required to remain actively employed by the company until age 60. In 2009, the plan was amended to limit eligibility for the SISP excess benefit to current SISP participants (1) who were already vested in the SISP excess benefit or (2) who would become vested in the SISP excess benefits if they remain employed with the company until age 60. The plan was further amended to freeze the SISP excess benefits to a maximum of the benefit level payable based on the participant’s years of service and compensation level as of December 31, 2009. Mr. Goodin must remain employed until age 60 to become entitled to his SISP excess benefit. Mr. Bietz is entitled to the SISP excess benefit even though he terminated employment prior to age 65. Messrs. Schwartz, Barney, Thiede, and O’Bryan are not eligible for this benefit.
Benefits generally commence six months after the participant’s employment terminates and continue to age 65 or until the death of the participant, if prior to age 65. If a participant who dies prior to age 65 elected a joint and survivor benefit, the survivor’s SISP excess benefit is paid until the date the participant would have attained age 65.

Nonqualified Deferred Compensation for 2015

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

David L. Goodin	—	—	—	—	—
Doran N. Schwartz	—	—	—	—	—
David C. Barney	—	—	—	—	—
Jeffrey S. Thiede	—	150,000	(955)	—	268,885	[1]
Patrick L. O'Bryan	—	—	—	—	—
Steven L. Bietz	—	—	—	—	—

[1]
Includes $150,000 which was awarded to Mr. Thiede under the Nonqualified Defined Contribution Plan for 2015, $75,000 for 2014, and $33,000 for 2013. Each of these amounts is reported in column (i) of the Summary Compensation Table in this proxy statement for its respective year.

Nonqualified Defined Contribution Plan
The company adopted the Nonqualified Defined Contribution Plan, effective January 1, 2012, to provide deferred compensation for a select group of management or highly compensated employees who do not participate in the SISP. The compensation committee determines the amount of employer contributions under the Nonqualified Defined Contribution Plan, which are credited to plan accounts and not funded. After satisfying a four-year vesting requirement for each contribution, the contributions and investment earnings will be distributed to the executive in a lump sum upon separation from service with the company or in annual installments commencing upon the later of (i) separation from service and (ii) age 65. Plan benefits become fully vested if the participant dies while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause.
Deferral of Annual Incentive Compensation
Participants in the executive incentive compensation plans may elect to defer up to 100% of their annual incentive awards. Deferred amounts accrue interest at a rate determined annually by the compensation committee. The interest rate in effect for 2015 was 4.66% or the “Moody’s Rate,” which is the average of (i) the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield

MDU Resources Group, Inc. Proxy Statement 49

Proxy Statement

Average for “A” rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12 and (ii) the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield Average for “Baa” rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12. The deferred amount will be paid in accordance with the participant’s election, following termination of employment or beginning in the fifth year following the year the award was granted. The amounts will be paid in accordance with the participant’s election in a lump sum or in monthly installments not to exceed 120 months. In the event of a change of control, all amounts become immediately payable.
A change of control for purposes of Deferred Annual Incentive Compensation is defined as:

•	an acquisition during a 12-month period of 30% or more of the total voting power of our stock

•	an acquisition of our stock that, together with stock already held by the acquirer, constitutes more than 50% of the total fair market value or total voting power of our stock

•
replacement of a majority of the members of our board of directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors or

•	acquisition of our assets having a gross fair market value at least equal to 40% of the total gross fair market value of all of our assets.
Potential Payments upon Termination or Change of Control
The following tables show the payments and benefits our named executive officers would receive in connection with a variety of employment termination scenarios and upon a change of control. For the named executive officers, other than Mr. Bietz, the information assumes the terminations and the change of control occurred on December 31, 2015. For Mr. Bietz, the information relates to his actual retirement on July 17, 2015, and assumes that a change of control occurred on December 31, 2015. All of the payments and benefits described below would be provided by the company or its subsidiaries.
The tables exclude compensation and benefits provided under plans or arrangements that do not discriminate in favor of the named executive officers and that are generally available to all salaried employees, such as benefits under our qualified defined benefit pension plan (for employees hired before 2006), accrued vacation pay, continuation of health care benefits, and life insurance benefits. The tables include amounts under the Nonqualified Defined Contribution Plan, but do not include the named executive officers’ deferred annual incentive compensation. See the Pension Benefits for 2015 table and the Nonqualified Deferred Compensation for 2015 table, and accompanying narratives, for a description of the named executive officers’ accumulated benefits under our qualified defined benefit pension plans, the Nonqualified Defined Contribution Plan, and their deferred annual incentive compensation.
The calculation of the present value of excess SISP benefits our named executive officers would be entitled to upon termination of employment under the SISP was computed based on calculations assuming an age rounded to the nearest whole year of age. Actual payments may differ. The terms of the excess SISP benefit are described following the Pension Benefits for 2015 table.
We provide disability benefits to some of our salaried employees equal to 60% of their base salary, subject to a cap on the amount of base salary taken into account when calculating benefits. For officers, the limit on base salary is $200,000. For other salaried employees, the limit is $100,000. For all salaried employees, disability payments continue until age 65 if disability occurs at or before age 60 and for 5 years if disability occurs between the ages of 60 and 65. Disability benefits are reduced for amounts paid as retirement benefits. The amounts in the tables reflect the present value of the disability benefits attributable to the additional $100,000 of base salary recognized for executives under our disability program, subject to the 60% limitation, after reduction for amounts that would be paid as retirement benefits.
Upon a change of control, share-based awards granted under our Long-Term Performance-Based Incentive Plan vest and non-share-based awards are paid in cash. All performance share awards for Messrs. Goodin, Schwartz, Barney, Thiede, and Bietz and the annual incentives for Messrs. Goodin, Barney, Thiede, and O’Bryan which were awarded under the Long-Term Performance-Based Incentive Plan, would vest at their target levels. For this purpose, the term “change of control” is defined as:

•	the acquisition by an individual, entity, or group of 20% or more of our outstanding common stock

•
a change in a majority of our board of directors since April 22, 1997, without the approval of a majority of the board members as of April 22, 1997, or whose election was approved by such board members

•
consummation of a merger or similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common

50 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of our directors or

•	stockholder approval of our liquidation or dissolution.
Performance share awards will be forfeited if the participant’s employment terminates for any reason before the participant has reached age 55 and completed 10 years of service. Performance shares and related dividend equivalents for those participants whose employment is terminated other than for cause after the participant has reached age 55 and completed 10 years of service will be prorated as follows:

•	if the termination of employment occurs during the first year of the performance period, the shares are forfeited

•
if the termination of employment occurs during the second year of the performance period, the executive receives a prorated portion of any performance shares earned based on the number of months employed during the performance period and

•	if the termination of employment occurs during the third year of the performance period, the executive receives the full amount of any performance shares earned.
As of December 31, 2015, Messrs. Goodin, Schwartz, and Thiede had not satisfied this age and years of service requirement. Accordingly, if a December 31, 2015 termination other than for cause without a change of control is assumed, the named executive officers’ 2015-2017 performance share awards would be forfeited; any amounts earned under the 2014-2016 performance share award for Mr. Barney would be reduced by one-third and for Mr. Bietz by 17/36 and such awards for Messrs. Goodin, Schwartz, and Thiede would be forfeited; and any amounts earned under the 2013-2015 performance share award for Mr. Bietz would not be reduced and the awards for Messrs. Goodin and Schwartz would be forfeited. Messrs. Barney and Thiede had no 2013-2015 performance share awards, and Mr. O’Bryan had no 2015-2017, 2014-2016, or 2013-2015 performance share awards. The number of performance shares earned following a termination depends on actual performance through the full performance period. As actual performance for the 2013-2015 performance share awards has been determined, the amounts for these awards in the event of a termination without a change of control were based on actual performance, which resulted in vesting of 31% of the target award. For the 2014-2016 performance share awards, because we do not know what actual performance through the entire performance period will be, we have assumed target performance will be achieved and, therefore, show two-thirds of the target award, except for Mr. Bietz, which shows 19/36 of the target award. No amounts are shown for the 2015-2017 performance share awards because such awards would be forfeited. Although vesting would only occur after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance shares that could vest. Dividend equivalents attributable to earned performance shares would also be paid. Dividend equivalents accrued through December 31, 2015, are included in the amounts shown, except for Mr. Bietz which are accrued through his retirement date.
The value of the vesting of performance shares shown in the tables was determined by multiplying the number of performance shares that would vest due to termination or a change of control by the closing price of our stock on December 31, 2015.
The compensation committee may consider providing severance benefits on a case-by-case basis for employment terminations. The compensation committee adopted a checklist of factors in February 2005 to consider when determining whether any such severance benefits should be paid. Except for Mr. Bietz, the tables do not reflect any such severance benefits, as these benefits are made in the discretion of the committee on a case-by-case basis and it is not possible to estimate the severance benefits, if any, that would be paid.

MDU Resources Group, Inc. Proxy Statement 51

Proxy Statement

David L. Goodin

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	Death ($)	Disability ($)	Change of Control (With Termination) ($)	Change of Control (Without Termination) ($)
Compensation:
Short-term Incentive[1]					755,000	755,000
2013-2015 Performance Shares					875,656	875,656
2014-2016 Performance Shares					665,794	665,794
2015-2017 Performance Shares					1,375,085	1,375,085
Benefits and Perquisites:
Regular SISP[2]	1,186,624	1,186,624		2,121,340	1,186,624
SISP Death Benefits[3]			6,351,958
Disability Benefits[4]				13,821
Total	1,186,624	1,186,624	6,351,958	2,135,161	4,858,159	3,671,535

[1]	Represents the target 2015 annual incentive, which would be deemed earned upon change of control under the Long-Term Performance-Based Incentive Plan.
[2]
Represents the present value of Mr. Goodin's vested regular SISP benefit as of December 31, 2015, which was $12,888 per month for 15 years, commencing at age 65. Present value was determined using a 3.76% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2015 table. The amount payable for a disability reflects a credit for one additional year of vesting, which would result in full vesting of the 2013 SISP upgrade.

[3]
Represents the present value of 180 monthly payments of $46,080 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 3.76% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2015 table.

[4]	Represents the present value of the disability benefit after reduction for amounts that would be paid as retirement benefits. Present value was determined using a 3.96% discount rate.

Doran N. Schwartz

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	Death ($)	Disability ($)	Change of Control (With Termination) ($)	Change of Control (Without Termination) ($)
Compensation:
2013-2015 Performance Shares					241,671	241,671
2014-2016 Performance Shares					174,945	174,945
2015-2017 Performance Shares					276,831	276,831
Benefits and Perquisites:
Regular SISP[1]	401,962	401,962		752,715	401,962
SISP Death Benefits[2]			3,014,975
Disability Benefits[3]				736,474
Total	401,962	401,962	3,014,975	1,489,189	1,095,409	693,447

[1]
Represents the present value of Mr. Schwartz's vested regular SISP benefit as of December 31, 2015, which was $5,840 per month for 15 years, commencing at age 65. Present value was determined using a 3.76% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2015 table. The amount payable for a disability reflects a credit for two additional years of vesting, which would result in full vesting of the 2013 and 2014 SISP upgrades.

[2]
Represents the present value of 180 monthly payments of $21,872 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 3.76% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2015 table.

[3]	Represents the present value of the disability benefit after reduction for amounts that would be paid as retirement benefits. Present value was determined using a 3.96% discount rate.

52 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

David C. Barney

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	Death ($)	Disability ($)	Change of Control (With Termination) ($)	Change of Control (Without Termination) ($)
Compensation:
Short-term Incentive[1]					150,000	150,000
2013-2015 Performance Shares
2014-2016 Performance Shares	98,474	98,474	98,474	98,474	147,721	147,721
2015-2017 Performance Shares					223,801	223,801
Benefits and Perquisites:
Regular SISP[2]	1,075,709	1,075,709		1,289,201	1,075,709
SISP Death Benefits[3]			3,014,975
Disability Benefits[4]				273,954
Total	1,174,183	1,174,183	3,113,449	1,661,629	1,597,231	521,522

[1]	Represents the target 2015 additional annual incentive, which would be deemed earned upon change of control under the Long-Term Performance-Based Incentive Plan.
[2]
Represents the present value of Mr. Barney's vested regular SISP benefit as of December 31, 2015, which was $9,125 per month for 15 years, commencing at age 65. Present value was determined using a 3.76% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2015 table. The amount payable for a disability reflects a credit for two additional years of vesting, which would result in full vesting of the 2014 SISP upgrade.

[3]
Represents the present value of 180 monthly payments of $21,872 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 3.76% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2015 table.

[4]	Represents the present value of the disability benefit. Present value was determined using the 3.76% discount rate applied for purposes of the SISP calculations.

Jeffrey S. Thiede

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	Death ($)	Disability ($)	Change of Control (With Termination) ($)	Change of Control (Without Termination) ($)
Compensation:
Short-term Incentive[1]					340,000	340,000
2013-2015 Performance Shares
2014-2016 Performance Shares					155,511	155,511
2015-2017 Performance Shares					240,817	240,817
Benefits and Perquisites:
Nonqualified Defined Contribution Plan Death Benefit[2]			268,885
Disability Benefits[3]				541,543
Total			268,885	541,543	736,328	736,328

[1]	Represents the target 2015 annual incentive, which would be deemed earned upon change of control under the Long-Term Performance-Based Incentive Plan.
[2]	Represents the value of Mr. Thiede's unvested Nonqualified Defined Contribution Plan account at December 31, 2015, which would be paid upon death.
[3]
Represents the present value of the disability benefit. Present value was determined using the 3.76% discount rate applied for purposes of the SISP calculations. Though Mr. Thiede is not a participant in the SISP, this rate is considered reasonable for purposes of this calculation as it would be applied if Mr. Thiede were a SISP participant.

MDU Resources Group, Inc. Proxy Statement 53

Proxy Statement

Patrick L. O’Bryan

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	Death ($)	Disability ($)	Change of Control (With Termination) ($)	Change of Control (Without Termination) ($)
Compensation:
Short-term Incentive[1]					900,000	900,000
Retention Incentive	150,000	150,000	150,000	150,000	150,000	150,000
Benefits and Perquisites:
Disability Benefits[2]				524,844
Total	150,000	150,000	150,000	674,844	1,050,000	1,050,000

[1]	Represents the target 2015 annual incentive, which would be deemed earned upon change of control under the Long-Term Performance-Based Incentive Plan.
[2]
Represents the present value of the disability benefit. Present value was determined using the 3.76% discount rate applied for purposes of the SISP calculations. Though Mr. O'Bryan is not a participant in the SISP, this rate is considered reasonable for purposes of this calculation as it would be applied if Mr. O'Bryan were a SISP participant.

Steven L. Bietz

Executive Benefits and Payments Upon Termination or Change of Control[1]	Voluntary Termination ($)	Not for Cause Termination ($)	Death ($)	Disability ($)	Change of Control ($)
Compensation:
2013-2015 Performance Shares	94,085				309,103
2014-2016 Performance Shares	114,770				221,602
2015-2017 Performance Shares					287,750
Total	208,855				818,455

[1]
Mr. Bietz retired on July 17, 2015. The information in this table relates to his actual retirement effective July 17, 2015, and assumes that a change of control occurred on December 31, 2015. The amount shown under Voluntary Termination for the 2013-2015 Performance Shares is based on actual performance, resulting in payment of 31% of the target award. The amount shown under Voluntary Termination for the 2014-2016 Performance Shares is the target award, prorated based on the number of months Mr. Bietz worked during the performance period. The amounts shown under Change of Control are the target awards for the entire performance period. His termination qualified as an early retirement under our qualified pension plan and our SISP. These plans and Mr. Bietz's benefits under them are described in the Pension Benefits for 2015 table and accompanying narratives. Mr. Bietz was paid a lump-sum payment of $750,000, less applicable tax withholding amounts, for the entry into a waiver and voluntary release agreement and in recognition of his 34 years of service.

54 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Director Compensation for 2015

Name[1] (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)[2]	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)[3]	Total ($) (h)
Thomas Everist	75,000		110,000	—	—	—	156	185,156
Karen B. Fagg	75,000		110,000	—	—	—	656	185,656
Mark A. Hellerstein	65,000		110,000	—	—	—	156	175,156
A. Bart Holaday	65,000		110,000	—	—	—	156	175,156
Dennis W. Johnson	80,000		110,000	—	—	—	156	190,156
William E. McCracken	65,000		110,000	—	—	—	156	175,156
Patricia L. Moss	65,000		110,000	—	—	—	156	175,156
Harry J. Pearce	155,000		110,000	—	—	—	156	265,156
John K. Wilson	65,000	[4]	110,000	—	—	—	156	175,156

[1]
J. Kent Wells, who resigned as vice chairman of MDU Resources Group, Inc., chief executive officer of Fidelity Exploration & Production Company and a director of MDU Resources Group, Inc. effective February 28, 2015, did not receive any additional compensation for services provided as a director.

[2]
Reflects the aggregate grant date fair value of 6,039 shares of MDU Resources Group, Inc. stock purchased for our non-employee directors measured in accordance with Financial Accounting Standards Board generally accepted accounting principles for stock based compensation in FASB Accounting Standards Codification Topic 718. The grant date fair value is based on the purchase price of our common stock on the grant date on November 18, 2015, which was $18.212. The $17.73 in cash paid to each director for the fractional shares is included in the amounts reported in column (c) to this table.

[3]	Group life insurance premium and a matching charitable contribution of $500 for Ms. Fagg.
[4]	Includes $64,991 that Mr. Wilson received in our common stock in lieu of cash.
The following table shows the cash and stock retainers payable to our non-employee directors.

Base Retainer	$65,000
Additional Retainers:
Non-Executive Chairman	90,000
Lead Director, if any	33,000
Audit Committee Chairman	15,000
Compensation Committee Chairman	10,000
Nominating and Governance Committee Chairman	10,000
Annual Stock Grant[1]	110,000

[1]	The annual stock grant is a grant of shares equal in value to $110,000.
There are no meeting fees.
In addition to liability insurance, we maintain group life insurance in the amount of $100,000 on each non-employee director for the benefit of each director’s beneficiaries during the time each director serves on the board. The annual cost per director is $156.
Directors may defer all or any portion of the annual cash retainer and any other cash compensation paid for service as a director pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board.
Directors are reimbursed for all reasonable travel expenses including spousal expenses in connection with attendance at meetings of the board and its committees. All amounts together with any other perquisites were below the disclosure threshold for 2015.
Our post-retirement income plan for directors was terminated in May 2001 for current and future directors. The net present value of each director’s benefit was calculated and converted into phantom stock. Payment is deferred pursuant to the Deferred Compensation Plan for Directors and will be made in cash over a five-year period after the director’s retirement from the board.

MDU Resources Group, Inc. Proxy Statement 55

Proxy Statement

Our director stock ownership policy contained in our corporate governance guidelines requires each director to own our common stock equal in value to five times the director’s annual cash base retainer. Shares acquired through purchases on the open market and participation in our director stock plans will be considered in ownership calculations as will ownership of our common stock by a spouse. A director is allowed five years commencing January 1 of the year following the year of that director’s initial election to the board to meet the requirements. The level of common stock ownership is monitored with an annual report made to the compensation committee of the board. For stock ownership, please see “Security Ownership.”
Narrative Disclosure of our Compensation Policies and Practices
as They Relate to Risk Management
The human resources department has conducted an assessment of the risks arising from our compensation policies and practices for all employees and concluded that none of these risks is reasonably likely to have a material adverse effect on the company. Based on the human resources department’s assessment and taking into account information received from the risk identification process, senior management and our management policy committee concluded that risks arising from our compensation policies and practices for all employees are not reasonably likely to have a material adverse effect on the company. After review and discussion with senior management, the compensation committee concurred with this assessment.
As part of its assessment of the risks arising from our compensation policies and practices for all employees, the human resources department identified the principal areas of risk faced by the company that may be affected by our compensation policies and practices for all employees, including any risks resulting from our operating businesses’ compensation policies and practices. In assessing the risks arising from our compensation policies and practices, the human resources department identified the following practices designed to prevent excessive risk taking:
Business management and governance practices

•	risk management is a specific performance competency included in the annual performance assessment of Section 16 officers

•	board oversight on capital expenditure and operating plans that promotes careful consideration of financial assumptions

•	limitation on business acquisitions without board approval

•	employee integrity training programs and anonymous reporting systems

•	quarterly risk assessment reports at audit committee meetings and

•
prohibitions on holding company stock in an account that is subject to a margin call, pledging company stock as collateral for a loan, and hedging of company stock by Section 16 officers and directors.

Executive compensation practices

•
active compensation committee review of executive compensation, including comparison of executive compensation to total stockholder return ratio to the ratio for the performance graph peer group (PEER Analysis)

•	the initial determination of a position’s salary grade to be at or near the 50th percentile of base salaries paid to similar positions at peer group companies and/or relevant industry companies

•	consideration of peer group and/or relevant industry practices to establish appropriate compensation target amounts

•	a balanced compensation mix of fixed salary and annual and long-term incentives tied to the company’s financial performance

•	use of interpolation for annual and long-term incentive awards to avoid payout cliffs

•	negative discretion to adjust any annual or long-term incentive award payment downward

•	use of caps on annual incentive awards (maximum of 200% of target) and long-term incentive stock grant awards (200% target)

•	clawback availability on incentive payments in the event of a financial restatement

•	use of performance shares, rather than stock options or stock appreciation rights, as the equity component of incentive compensation

56 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

•	use of performance shares with a relative total stockholder return performance goal and mandatory reduction in award if total stockholder return is negative

•	use of three-year performance periods to discourage short-term risk-taking

•	substantive incentive goals measured primarily by return on invested capital, earnings, and earnings per share criteria, which encourage balanced performance and are important to stockholders

•	use of financial performance metrics that are readily monitored and reviewed

•	regular review of the appropriateness of the companies in the performance graph peer group

•	stock ownership requirements for the board and for executives receiving long-term incentive awards under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan

•	mandatory holding periods for 50% of any net after-tax shares earned under long-term incentive awards granted in 2011 and thereafter and

•	use of independent consultants in establishing pay targets at least biennially.

MDU Resources Group, Inc. Proxy Statement 57

Proxy Statement

INFORMATION CONCERNING EXECUTIVE OFFICERS
At the first annual meeting of the board after the annual meeting of stockholders, our board of directors elects our executive officers, who serve until their successors are chosen and qualify. A majority of our board of directors may remove any executive officer at any time. Information concerning our executive officers, including their ages as of December 31, 2015, present corporate positions, and business experience, is as follows:

Name	Age	Present Corporate Position and Business Experience
David L. Goodin	54	Mr. Goodin was elected president and chief executive officer of the company and a director effective January 4, 2013. For more information about Mr. Goodin, see “Item 1. Election of Directors.”

David C. Barney	60
Mr. Barney was elected president and chief executive officer of Knife River Corporation effective April 30, 2013; president effective January 1, 2012; and president of its western area operations effective October 2008. Prior to that, he was manager of its Northern California region effective July 2005 and became president of Concrete, Inc. in 1996. He joined Concrete, Inc. in 1986 and held numerous positions of increasing responsibility before it was acquired by Knife River Corporation in September 1993.

Martin A. Fritz	51
Mr. Fritz was elected president and chief executive officer of WBI Holdings, Inc. effective July 20, 2015. Prior to joining WBI Holdings, Inc., he had his own energy consulting firm, Fritz Consulting, from February 2014 to July 2015, where he provided strategy, operations, business development, and business brokerage services. Prior to that, Mr. Fritz was employed by EQT Corporation in positions of increasing responsibility, most recently serving as its executive vice president midstream operations, land and construction from 2013 through January 2014 and vice president EQT and president EQT midstream operations from 2008 to 2013.

Dennis L. Haider	63
Mr. Haider was elected executive vice president-business development effective June 1, 2013. Prior to that, he was executive vice president-business development and gas supply of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company from January 1, 2012 to May 31, 2013; executive vice president-regulatory, gas supply, and business development of Cascade Natural Gas Corporation and Intermountain Gas Company from October 1, 2010 to December 31, 2011, and of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. from October 1, 2008 to December 31, 2011; and executive vice president-business development and gas supply of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. from August 1, 2005 to September 30, 2008. He joined Montana-Dakota Utilities Co. in 1978 and held numerous positions of increasing responsibility.

Anne M. Jones	52
Ms. Jones was elected vice president-human resources effective January 1, 2016. Prior to that, she was vice president-human resources, customer service, and safety at Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company effective July 1, 2013; director of human resources for Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective June 2008; and manager of organizational learning and development effective February 2003. Ms. Jones joined Montana-Dakota Utilities Co. in 1982 and held numerous positions of increasing responsibility.

Nicole A. Kivisto	42
Ms. Kivisto was elected president and chief executive officer of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company effective January 9, 2015. Prior to that, she was vice president of operations for Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective January 3, 2014; vice president, controller and chief accounting officer for the company effective February 17, 2010; controller effective December 1, 2005; financial analyst IV in the Corporate Planning Department effective May 2003; financial and investor relations analyst in the Investor Relations Department effective May 2000; and financial analyst in the Corporate Accounting Department effective July 1995.

Daniel S. Kuntz	62
Mr. Kuntz was elected general counsel and secretary effective January 9, 2016. Mr. Kuntz joined the company in June 2004 as a senior attorney. He then became associate general counsel in April 2007 and added assistant secretary to his title in August 2007. Prior to joining the company, Mr. Kuntz was an associate and partner at Zuger, Kirmis & Smith Law firm.

58 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Cynthia J. Norland	61
Ms. Norland was elected vice president-administration effective July 16, 2007. Prior to that, she was the assistant vice president-administration effective January 17, 2007; associate general counsel in the Legal Department effective March 6, 2004; and senior attorney in the Legal Department effective June 1, 1995.

Nathan W. Ring	40
Mr. Ring was elected vice president, controller and chief accounting officer effective January 3, 2014. Prior to that, he was treasurer and controller for MDU Construction Services Group, Inc. since September 2012 and was its controller from June 2012 until September 2012. Prior to that, he served as assistant controller of D S S Company, a subsidiary of Knife River Corporation, from March 2009 to June 2012 and as controller of another Knife River Corporation subsidiary, Hap Taylor & Sons, Inc. doing business as Norm’s Utility Contractor, Inc., from March 2007 to March 2009. He joined MDU Resources Group, Inc. in 2001 as a tax analyst.

Doran N. Schwartz	46
Mr. Schwartz was elected vice president and chief financial officer effective February 17, 2010. Prior to that, he was vice president and chief accounting officer effective March 1, 2006; and assistant vice president-special projects effective September 6, 2005. He was director of membership rewards for American Express, a financial services company, from November 2004 to August 1, 2005; audit manager for Deloitte & Touche, an audit and professional services company, from June 2002 to November 2004; and audit manager/senior for Arthur Andersen, an audit and professional services company, from December 1997 to June 2002.

Jeffrey S. Thiede	53
Mr. Thiede was elected president and chief executive officer of MDU Construction Services Group, Inc. effective April 30, 2013, and president effective January 1, 2012. Prior to that, he was president of Capital Electric Construction Company, Inc. effective July 2006, and president of Oregon Electric Construction, Inc. effective October 2004. Prior to joining the company, Mr. Thiede was a project director for DPR Construction and worked in the field as an inside wireman.

Jason L. Vollmer	38
Mr. Vollmer was elected treasurer and director of cash and risk management effective November 29, 2014. Mr. Vollmer joined the company effective October 17, 2005, as a financial analyst II. He then became financial analyst III effective January 1, 2007, and financial analyst IV effective February 2, 2009. Effective April 11, 2011, he became manager of treasury services, cash and risk management until June 30, 2014 when he became assistant treasurer of Centennial Energy Holdings, Inc. and manager of treasury services and risk management.

MDU Resources Group, Inc. Proxy Statement 59

Proxy Statement

SECURITY OWNERSHIP
The table below sets forth the number of shares of our capital stock that each director and each nominee for director, each named executive officer, and all directors and executive officers as a group owned beneficially as of December 31, 2015.

Name	Common Shares Beneficially Owned[1]		Shares Held by Family Members[2]	Percent of Class	Deferred Director Fees Held as Phantom Stock[3]

David C. Barney	8,338	[4,5]	687	*
Steven L. Bietz	73,849	[5,6]	565	*
Thomas Everist	1,149,572	[7]		*	31,952
Karen B. Fagg	55,465			*
David L. Goodin	73,462	[5,8]	8,859	*
Mark A. Hellerstein	11,880			*	5,691
A. Bart Holaday	57,025			*	5,691
Dennis W. Johnson	74,511	[9]	163	*
William E. McCracken	11,880			*
Patricia L. Moss	75,957			*
Patrick O’Bryan	—
Harry J. Pearce	231,999			*	52,536
Doran N. Schwartz	46,496	[5,10]	1,300	*
Jeffrey S. Thiede	2,580	[5]		*
John K. Wilson	112,786			*
All directors and executive officers as a group (23 in number)	2,186,977		12,828	1.1	95,870

*	Less than one percent of the class.
[1]	“Beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security.
[2]	These shares are included in the “Common Shares Beneficially Owned” column.
[3]
These shares are not included in the “Common Shares Beneficially Owned” column. Directors may defer all or a portion of their cash compensation pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board.

[4]	The total includes 687 shares owned by Mr. Barney’s wife.
[5]	Includes full shares allocated to the officer’s account in our 401(k) retirement plan.
[6]	Mr. Bietz disclaims all beneficial ownership of the 565 shares owned by his father.
[7]	Includes 1,070,000 shares of common stock acquired through the sale of Connolly-Pacific to us.
[8]	The total includes 8,859 shares owned by Mr. Goodin’s wife.
[9]	Mr. Johnson disclaims all beneficial ownership of the 163 shares owned by his wife.
[10]	The total includes 1,300 shares owned by Mr. Schwartz’s wife.
We prohibit our directors and executive officers from hedging their ownership of company common stock. They may not enter into transactions that allow them to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership.
Directors, executive officers, and related persons are prohibited from holding our common stock in a margin account, with certain exceptions, or pledging company securities as collateral for a loan. Company common stock may be held in a margin brokerage account only if the stock is explicitly excluded from any margin, pledge, or security provisions of the customer agreement. Company common stock may be held in a cash account, which is a brokerage account that does not allow any extension of credit on securities. “Related person” means an executive officer’s or director’s spouse, minor child, and any person (other than a tenant or domestic employee) sharing the household of a director or executive officer, as well as any entities over which a director or executive officer exercises control.

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The table below sets forth information with respect to any person we know to be the beneficial owner of more than five percent of any class of our voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	BlackRock, Inc.
	55 East 52nd Street
	New York, NY 10055	13,972,978	[1]	7.20%

Common Stock	State Street Corporation
	State Street Financial Center
	One Lincoln Street
	Boston, MA 02111	13,969,067	[2]	7.20%

Common Stock	The Vanguard Group
	100 Vanguard Blvd.
	Malvern, PA 19355	13,816,559	[3]	7.07%

Common Stock	Parnassus Investments
	1 Market Street, Suite 1600
	San Francisco, CA 94105	13,664,457	[4]	7.00%

[1]
In a Schedule 13G, Amendment No. 6, filed on January 26, 2016, BlackRock, Inc. reported sole voting power with respect to 13,000,204 shares and sole dispositive power with respect to 13,972,978 shares as the parent holding company or control person of BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, and BlackRock Life Limited.

[2]
In a Schedule 13G, filed on February 16, 2016, State Street Corporation reported shared voting and dispositive power with respect to all shares as the parent holding company or control person of State Street Global Advisors France, S.A., State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors, Ltd., State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd., and State Street Global Advisors (Asia) Limited.

[3]
In a Schedule 13G, Amendment No. 3, filed on February 10, 2016, The Vanguard Group reported sole dispositive power with respect to 13,678,506 shares, shared dispositive power with respect to 138,053 shares, sole voting power with respect to 138,853 shares, and shared voting power with respect to 10,000 shares. These shares include 128,053 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of collective trust accounts, and 20,800 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of Australian investment offerings.

[4]				In a Schedule 13G, Amendment No. 1, filed on February 12, 2016, Parnassus Investments reported sole voting and dispositive power with respect to all shares.

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RELATED PERSON TRANSACTION DISCLOSURE
The board of directors has adopted a policy for the review of related person transactions. This policy is contained in our corporate governance guidelines, which are posted on our website at http://www.mdu.com/docs/default-source/governance/corporategovernanceguidelines.pdf. The audit committee reviews any transaction, arrangement or relationship, or series thereof:

•	in which we are or will be a participant

•	the amount involved exceeds $120,000 and

•	a related person has or will have a material interest.
The purpose of this review is to determine whether this transaction is in the best interests of the company.
Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock, and their immediate family members. Related persons are required promptly to report to our general counsel all proposed or existing related person transactions in which they are involved.
If our general counsel determines that the transaction may be required to be disclosed under the Securities and Exchange Commission’s rules, the general counsel furnishes the information to the chairman of the audit committee. After its review, the committee makes a determination or a recommendation to the board and officers of the company with respect to the related person transaction. Upon receipt of the committee’s recommendation, the board of directors or officers, as the case may be, take such action as they deem appropriate in light of their responsibilities under applicable laws and regulations.
CORPORATE GOVERNANCE
Director Independence
The board of directors has adopted guidelines on director independence that are included in our corporate governance guidelines, which are available for review on our corporate website at http://www.mdu.com/docs/default-source/governance/corporategovernanceguidelines.pdf. The board of directors has determined that current directors Thomas Everist, Karen B. Fagg, Mark A. Hellerstein, A. Bart Holaday, Dennis W. Johnson, William E. McCracken, Patricia L. Moss, Harry J. Pearce, and John K. Wilson:

•	have no material relationship with us and

•	are independent in accordance with our director independence guidelines and the New York Stock Exchange listing standards.
In determining director independence, the board of directors reviewed and considered information about any transactions, relationships, and arrangements between the independent directors and their immediate family members and affiliated entities on the one hand, and the company and its affiliates on the other, and in particular the following transactions, relationships, and arrangements:

•
Business relationships with entities with which a director is affiliated: Agreements and/or payments between the City of Dickinson, North Dakota, where Dennis Johnson served as president of the city board of commissioners until his resignation effective October 31, 2015, and (i) Dakota Prairie Refining, LLC, a limited liability company jointly owned by WBI Energy, Inc., an indirect wholly-owned subsidiary of the company, and Calumet Specialty Products Partners, L.P., relating to the supply of industrial water and treatment of waste water, (ii) Montana-Dakota Utilities Co. for utility services, and (iii) Knife River Corporation for street improvements and underground utilities.

•
Charitable contributions by the MDU Resources Foundation (Foundation) to nonprofit organizations, where a director, or a director’s spouse, serves or has served as a director, chair, or vice chair of the board of trustees, trustee or member of the organization or related entity: Charitable contributions by the Foundation to Sanford Health Foundation, Billings Catholic Schools Foundation, the Denver Children’s Advocacy Center, Community Resources Inc., the University of North Dakota Foundation, the University of Jamestown and its foundation, and the St. Charles Foundation. None of the contributions made to any of these nonprofit entities during the last three fiscal years exceeded in any single year the greater of $1 million or 2% of the relevant entity’s consolidated gross revenues.

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Director Resignation Upon Change of Job Responsibility
Our corporate governance guidelines require a director to tender his or her resignation after a material change in job responsibility. In 2015, no directors submitted resignations under this requirement.
Board Evaluation
Our corporate governance guidelines provide that the board of directors, in coordination with the nominating and governance committee, will annually review and evaluate the performance and functioning of the board and its committees. In 2015, the board engaged an external consultant to conduct the annual evaluation which included interviews with individual board members and considered various topics relating to the board and committees, including board composition and culture, strategy and performance measures, risk monitoring and crisis control, succession planning, and stakeholder involvement. The results of the evaluations were reviewed and discussed in executive sessions of the committees and the board of directors.
Code of Conduct
We have a code of conduct and ethics, which we refer to as the Leading With Integrity Guide, which applies to all employees, directors, and officers.
We intend to satisfy our disclosure obligations regarding:

•
amendments to, or waivers of, any provision of the code of conduct that applies to our principal executive officer, principal financial officer, and principal accounting officer and that relates to any element of the code of ethics definition in Regulation S-K, Item 406(b) and

•	waivers of the code of conduct for our directors or executive officers, as required by New York Stock Exchange listing standards by posting such information on our website at http://www.mdu.com/docs/default-source/governance/leadingwithintegrity.pdf.
Board Leadership Structure and Board’s Role in Risk Oversight
The board separated the positions of chairman of the board and chief executive officer in 2006 and elected Harry J. Pearce, a non-employee independent director, as its chairman. Separating these positions allows the chief executive officer to focus on the full-time job of running our business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management. The board believes this structure recognizes the time, effort, and energy the chief executive officer is required to devote to the position in the current business environment, as well as the commitment required to serve as the chairman, particularly as the board’s oversight responsibilities continue to grow and demand more time and attention. The fundamental role of the board of directors is to provide oversight of the management of the company in good faith and in the best interests of the company and its stockholders. Having an independent chairman is a means to ensure the chief executive officer is accountable for managing the company in close alignment with the interests of stockholders. An independent chairman avoids the conflicts of interest that arise when the chairman and chief executive officer positions are combined and more effectively manages relationships between the board and the chief executive officer. An independent chairman is in a better position to encourage frank and lively discussions and to assure that the company has adequately assessed all appropriate business risks before adopting its final business plans and strategies. Our bylaws and corporate governance guidelines require that our chairman be independent. The board believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for the company and demonstrates our commitment to good corporate governance.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, environmental and regulatory risks, and others, such as the impact of competition, weather conditions, limitations on our ability to pay dividends, pension plan obligations, cyber attacks or acts of terrorism, and our ability to sell all of the assets of our exploration and production business and potential liabilities relating to sold assets arising from events prior to sale. Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The board believes establishing the right “tone at the top” and full and open communication between management and the board of directors are essential for effective risk management and oversight. Our chairman meets regularly with our president and chief executive officer and other senior officers to discuss strategy and risks facing the company. Senior management attends the quarterly board meetings and is available to address any questions or concerns raised by the board on risk management-related and any other matters. Each quarter,

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the board of directors receives presentations from senior management on strategic matters involving our operations. The board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.
While the board is ultimately responsible for risk oversight at our company, our three board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in a general manner and specifically in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with New York Stock Exchange requirements, discusses policies with respect to risk assessment and risk management and their adequacy and effectiveness. Risk assessment reports are regularly provided by management to the audit committee or the full board. This opens the opportunity for discussions about areas where the company may have material risk exposure, steps taken to manage such exposure, and the company’s risk tolerance in relation to company strategy. The audit committee reports regularly to the board of directors on the company’s management of risks in the audit committee’s areas of responsibility. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.
Board Meetings and Committees
During 2015, the board of directors held 12 meetings. Each director attended at least 75% of the combined total meetings of the board and the committees on which the director served during 2015. Director attendance at our annual meeting of stockholders is left to the discretion of each director. Three directors attended our 2015 annual meeting of stockholders. In November 2015, the board of directors adopted a resolution that attendance at the annual meeting by each director is encouraged.
Harry J. Pearce was elected non-employee chairman of the board on August 17, 2006, and previously served as lead director from February 15, 2001 to August 17, 2006. He presides at the executive session of the non-employee directors held in connection with each regularly scheduled quarterly board of directors meeting. The non-employee directors also meet in executive session with the chief executive officer at each regularly scheduled quarterly board of directors meeting. All of our non-employee directors are independent directors.
The board has a standing audit committee, compensation committee, and nominating and governance committee. These committees are composed entirely of independent directors.
The audit, compensation, and nominating and governance committees have charters, which are available for review on our website at
http://www.mdu.com/integrity/governance/board-charters-and-committees. Our corporate governance guidelines are available at
http://www.mdu.com/docs/default-source/governance/corporategovernanceguidelines.pdf, and our Leading With Integrity Guide is also on our website at http://www.mdu.com/docs/default-source/governance/leadingwithintegrity.pdf.
Nominating and Governance Committee
The nominating and governance committee met three times during 2015. The committee members are Karen B. Fagg, chair, A. Bart Holaday, William E. McCracken, and Patricia L. Moss.
The nominating and governance committee provides recommendations to the board with respect to:

•	board organization, membership, and function

•	committee structure and membership

•	succession planning for our executive management and directors and

•	corporate governance guidelines applicable to us.
The nominating and governance committee assists the board in overseeing the management of risks in the committee’s areas of responsibility.
The committee identifies individuals qualified to become directors and recommends to the board the nominees for director for the next annual meeting of stockholders. The committee also identifies and recommends to the board individuals qualified to become our principal officers and the nominees for membership on each board committee. The committee oversees the evaluation of the board and management.

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In identifying nominees for director, the committee consults with board members, our management, consultants, and other individuals likely to possess an understanding of our business and knowledge concerning suitable director candidates.
Our corporate governance guidelines include our policy on consideration of director candidates recommended to us. We will consider candidates that our stockholders recommend. Stockholders may submit director candidate recommendations to the nominating and governance committee chairman in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. Please include the following information:

•	the candidate’s name, age, business address, residence address, and telephone number

•	the candidate’s principal occupation

•	the class and number of shares of our stock owned by the candidate

•	a description of the candidate’s qualifications to be a director

•	whether the candidate would be an independent director and

•	any other information you believe is relevant with respect to the recommendation.
These guidelines provide information to stockholders who wish to recommend candidates for director for consideration by the nominating and governance committee. Stockholders who wish to actually nominate persons for election to our board at an annual meeting of stockholders must follow the procedures set forth in section 2.08 of our bylaws. You may obtain a copy of the bylaws by writing to the secretary of MDU Resources Group, Inc. at the address above. Our bylaws are also available on our website at http://www.mdu.com/integrity/governance/guidelines-and-bylaws. See also the section entitled “2017 Annual Meeting of Stockholders” later in the proxy statement.
There are no differences in the manner by which the committee evaluates director candidates recommended by stockholders and those recommended by other sources.
In evaluating director candidates, the committee considers an individual’s:

•	background, character, and experience, including experience relative to our company’s lines of business

•	skills and experience which complement the skills and experience of current board members

•	success in the individual’s chosen field of endeavor

•	skill in the areas of accounting and financial management, banking, general management, human resources, marketing, operations, public affairs, law, technology, and operations abroad

•	background in publicly traded companies

•	geographic area of residence

•	diversity of business and professional experience, skills, gender, and ethnic background, as appropriate in light of the current composition and needs of the board

•	independence, including any affiliation or relationship with other groups, organizations, or entities and

•
prior and future compliance with applicable law and all applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality, stock ownership and trading policies, and our other policies and guidelines.

In addition, our bylaws contain requirements that a person must meet in order to qualify for service as a director.
As indicated above, when identifying nominees to serve as director, the nominating and governance committee will consider candidates with diverse business and professional experience, skills, gender, and ethnic background, as appropriate, in light of the current composition and needs of the board. The nominating and governance committee assesses the effectiveness of this policy annually in connection with the nomination of directors for election at the annual meeting of stockholders. The composition of the current board reflects diversity in business and professional experience, skills, and gender.

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The committee generally will hire an outside firm to perform a background check on potential nominees.
Audit Committee
The audit committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.
The audit committee met eight times during 2015. The audit committee members are Dennis W. Johnson, chair, Mark A. Hellerstein, A. Bart Holaday, and John K. Wilson. The board of directors has determined that Messrs. Johnson, Hellerstein, Holaday, and Wilson are “audit committee financial experts” as defined by Securities and Exchange Commission regulations and meet the independence standard for audit committee members under our director independence guidelines, the New York Stock Exchange listing standards, and Securities and Exchange Commission rules.
The audit committee assists the board of directors in fulfilling its oversight responsibilities to the stockholders and serves as a communication link among the board, management, the independent registered public accounting firm, and the internal auditors. The audit committee:

•	assists the board’s oversight of

◦	the integrity of our financial statements and system of internal controls

◦	the company’s compliance with legal and regulatory requirements

◦	the independent registered public accounting firm’s qualifications and independence

◦	the performance of our internal audit function and independent registered public accounting firm and

◦	management of risk in the audit committee’s areas of responsibility and

•	arranges for the preparation of and approves the report that Securities and Exchange Commission rules require we include in our annual proxy statement.

Audit Committee Report
In connection with our financial statements for the year ended December 31, 2015, the audit committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent registered public accounting firm (the “Auditors”) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; and (3) received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the audit committee concerning independence, and has discussed with the Auditors their independence.
Based on the review and discussions referred to in items (1) through (3) of the above paragraph, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Dennis W. Johnson, Chairman
Mark A. Hellerstein
A. Bart Holaday
John K. Wilson

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Compensation Committee
The compensation committee met six times during 2015. The compensation committee members are Thomas Everist, chair, Karen B. Fagg, William E. McCracken, and Patricia L. Moss.
The compensation committee’s responsibilities, as set forth in its charter, include:

•	review and recommend changes to the board regarding executive compensation policies for directors and executives

•	evaluate the chief executive officer’s performance and, either as a committee or together with other independent directors as directed by the board, determine his or her compensation

•	recommend to the board the compensation of our other Section 16 officers and directors

•	establish goals, make awards, review performance and determine, or recommend to the board, awards earned under our annual and long-term incentive compensation plans

•
review and discuss with management the Compensation Discussion and Analysis and based upon such review and discussion, determine whether to recommend to the board that the Compensation Discussion and Analysis be included in our proxy statement and/or our Annual Report on Form 10-K

•	arrange for the preparation of and approve the compensation committee report to be included in our proxy statement and/or Annual Report on Form 10-K

•	assist the board in overseeing the management of risk in the committee’s areas of responsibility and

•	appoint, compensate, and oversee the work of any compensation consultant, legal counsel or other adviser retained by the compensation committee.
The compensation committee and the board of directors have sole and direct responsibility for determining compensation for our Section 16 officers and directors. The compensation committee makes recommendations to the board regarding compensation of all Section 16 officers, and the board then acts on the recommendations. The compensation committee and the board may not delegate their authority. They may, however, use recommendations from outside consultants, the chief executive officer, and the human resources department. The chief executive officer, the vice president-human resources, and general counsel regularly attend compensation committee meetings. The committee meets in executive session as needed. The committee’s practice has been to retain a compensation consultant every other year to conduct a competitive analysis on executive compensation. The competitive analysis is conducted internally in the other years. The committee did not retain a compensation consultant in 2015 to prepare a competitive assessment for 2016 compensation for our Section 16 officers.
The processes and procedures for consideration and determination of compensation of the Section 16 officers are discussed in the Compensation Discussion and Analysis. The role of our executive officers in determining or recommending compensation for our Section 16 officers is also discussed in the Compensation Discussion and Analysis.
During 2015, the vice president-human resources and the human resources department prepared the 2016 competitive assessment covering our Section 16 officers. The vice president-human resources and the human resources department also worked with the chief executive officer to:

•
recommend salary grade midpoints, base salaries, annual and long-term incentive targets, benefit level increases under our Supplemental Income Security Plan, and employer contributions under our Nonqualified Defined Contribution Plan for our executive officers other than the chief executive officer and the vice president-human resources

•
review recommended base salary grades, salary increases, and annual and long-term incentive targets submitted by executive officers for officers reporting to them for reasonableness and alignment with company or business segment objectives

•	review and update annual and long-term incentive programs

•	construct a recommended 2016 salary grade structure and

•
verify the competitiveness of short-term and long-term incentive targets associated with salary grades, the industry competitiveness of the incentive awards threshold, target and maximum award levels and the degree of stretch in the goals, the mix of annual and long-term

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compensation, and the use of total shareholder return as a single measure for long-term incentive and recommend modifications as appropriate.
Mr. Goodin recommended compensation for Patrick L. O’Bryan in connection with his promotion and Fidelity sales bonus incentive and for Steven L. Bietz in connection with his retirement. This is further discussed in the Compensation Discussion and Analysis contained herein.
The compensation committee has sole authority to retain or obtain the advice of compensation consultants, legal counsel or other advisers to assist in consideration of the compensation of the chief executive officer, the other Section 16 officers, and the board of directors. The committee is directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the committee. Prior to retaining an adviser and annually, the committee will consider all factors relevant to the adviser’s independence from management. The compensation committee charter requires the committee’s pre-approval of the engagement of the committee’s compensation consultants by the company for any other purpose. The compensation committee authorized the company to participate in compensation and employee benefits surveys sponsored by Towers Watson in 2015.
Annually the compensation committee conducts an assessment of any potential conflicts of interest raised by the work of any compensation consultant to determine if any conflict exists and how such conflict should be addressed. The compensation committee requested and received information from its compensation consultant, Towers Watson, to assist the committee in determining whether Towers Watson’s work raised any conflict of interest. The compensation committee has reviewed Towers Watson’s responses to its request and determined that the work of Towers Watson did not raise any conflict of interest in 2015.
The board of directors determines compensation for our non-employee directors based upon recommendations from the compensation committee. The compensation committee’s practice has been to retain a compensation consultant every other year to conduct a competitive analysis on director compensation.
In an engagement letter dated March 10, 2015, and signed by the chairman of the compensation committee, the compensation committee retained Towers Watson to prepare the 2015 compensation review for the board of directors. In its review of board of director compensation, Towers Watson was asked to:

•	identify market trends relative to director compensation

•	report on the competitive position of our director compensation program as compared to our performance graph peer group

•	recommend alternatives for our board of directors to consider and

•	review the performance graph peer group companies to identify practices relating to director recruitment.
At its May 2015 meeting, the committee reviewed the report by Towers Watson on director compensation competitiveness, considering both level and design. The Towers Watson report focused on broad-based Fortune 500 market trends and the then current peer group consisting of 23 companies. The report noted that for Fortune 500 companies, median total director compensation increased nine percent over the last two years. The report noted that the median total director compensation of the 23 peer group companies is $178,800 compared to the company’s typical director total compensation of $175,000. The company’s cash compensation approximates the 25th percentile, whereas the equity compensation is just above the median. Nonexecutive chairman of the board fees for the peer group range between $80,000 and $135,000. The company pays additional compensation of $90,000 for this position. The report indicated additional compensation for committee chairs is generally between $5,000 and $15,000 which varies by committee. The company’s additional retainers for committee chairs are $10,000 for the Compensation Committee and Nominating and Governance Committee, and $15,000 for the Audit Committee which aligned with market practices. The company’s vice president-human resources provided additional information at the meeting from the National Association of Corporate Directors 2014-2015 Director Compensation Report. The report noted that for 2014 the median direct compensation for all large companies (having revenues of $2.5 billion to $10 billion) was $214,283, for all size utilities was $165,907, for all size energy companies was $244,167, and for all size material companies was $170,249. After considering the reports, the compensation committee recommended, and the board of directors approved, no change to the current annual cash base retainer of $65,000, $110,000 equity grant, committee chair retainers, and additional retainer for the nonexecutive chairman of the board.
Stockholder Communications
Stockholders and other interested parties who wish to contact the board of directors or an individual director, including our non-employee chairman or non-employee directors as a group, should address a communication in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. The secretary will forward all communications.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 of the Securities Exchange Act of 1934, as amended, requires that officers, directors, and holders of more than 10% of our common stock file reports of their trading in our equity securities with the Securities and Exchange Commission. Based solely on a review of Forms 3, 4, and 5 and any amendments to these forms furnished to us during and with respect to 2015 or written representations that no Forms 5 were required, we believe that all such reports were timely filed.
CONDUCT OF MEETING; ADJOURNMENT
The chairman of the board has broad responsibility and authority to conduct the annual meeting in an orderly and timely manner. In addition, our bylaws provide that the meeting may be adjourned from time to time by the chairman of the meeting regardless of whether a quorum is present.
OTHER BUSINESS
Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the notice of annual meeting and this proxy statement. We have not been informed that any other matter will be presented at the meeting by others. However, if any other matters are properly brought before the annual meeting, or any adjournment(s) thereof, your proxies include discretionary authority for the persons named in the enclosed proxy to vote or act on such matters in their discretion.
SHARED ADDRESS STOCKHOLDERS
In accordance with a notice sent to eligible stockholders who share a single address, we are sending only one annual report to stockholders and one proxy statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record wishes to receive a separate annual report to stockholders and proxy statement in the future, he or she may contact the office of the treasurer at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. Eligible stockholders of record who receive multiple copies of our annual report to stockholders and proxy statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker, or other nominee can request householding by contacting the nominee.
We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to stockholders and proxy statement to a stockholder at a shared address to which a single copy of the document was delivered.
2017 ANNUAL MEETING OF STOCKHOLDERS
Director Nominations: Our bylaws provide that director nominations may be made only (i) at any meeting of stockholders, by or at the direction of the board or (ii) at an annual meeting of stockholders, by a stockholder of record, as provided in the bylaws, who is entitled to vote upon the election of directors and who has complied with the procedures established by the bylaws. For a nomination to be properly brought before an annual meeting by a stockholder, the stockholder intending to make the nomination must have given timely and proper notice of the nomination in writing to the corporate secretary in accordance with and containing all information, including the completed questionnaire, provided for in the bylaws. To be timely, such notice must be delivered or mailed to the corporate secretary and received at our principal executive offices not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For purposes of our annual meeting of stockholders expected to be held April 25, 2017, any stockholder who wishes to submit a nomination must submit the required notice to the corporate secretary not later than the close of business on January 26, 2017.
Other Meeting Business: Our bylaws also provide that business, other than director nominations, may be properly brought before (i) any meeting of stockholders, by or at the direction of the board or (ii) an annual meeting of stockholders, by a stockholder of record, as provided in the bylaws, who is entitled to vote upon the election of directors and the proposal and who has complied with the procedures established by the bylaws. For business to be properly brought before an annual meeting by a stockholder (other than director nominations which are described above), the stockholder must have given timely and proper notice of such business in writing to the corporate secretary, in accordance with and containing all information provided for in the bylaws and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware. To be timely, such notice must be delivered or mailed to the corporate secretary and received at our principal executive offices not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For purposes of our annual meeting of stockholders expected to be held April 25, 2017, any

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stockholder who wishes to bring business before the meeting (other than director nominations which are described above) must submit the required notice to the corporate secretary not later than the close of business on January 26, 2017.
Discretionary Voting: Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows us to use discretionary voting authority to vote on matters coming before an annual stockholders’ meeting if we do not have notice of the matter at least 45 days before the anniversary date on which we first mailed our proxy materials for the prior year’s annual stockholders’ meeting or the date specified by an advance notice provision in our bylaws. Our bylaws contain an advance notice provision that we have described above. For our annual meeting of stockholders expected to be held on April 25, 2017, stockholders must submit such written notice to the corporate secretary not later than the close of business on January 26, 2017.
Stockholder Proposals: The requirements we describe above are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a stockholder proposal included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. For purposes of our annual meeting of stockholders expected to be held on April 25, 2017, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must submit such proposal to the corporate secretary on or before November 16, 2016.
Bylaw Copies: You may obtain a copy of the full text of the bylaw provisions discussed above by writing to the corporate secretary. Our bylaws are also available on our website at: http://www.mdu.com/integrity/governance/guidelines-and-bylaws.
We will make available to our stockholders to whom we furnish this proxy statement a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2015, which is required to be filed with the Securities and Exchange Commission. You may obtain a copy, without charge, upon written or oral request to the Office of the Treasurer of MDU Resources Group, Inc., 1200 West Century Avenue, Mailing Address: P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. You may also access our Annual Report on Form 10-K through our website at www.mdu.com.

By order of the Board of Directors,

Daniel S. Kuntz
Secretary
March 16, 2016

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EXHIBIT A
MDU RESOURCES GROUP, INC. LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN
Article 1. Establishment, Purpose and Duration

1.1
Establishment of the Plan. MDU Resources Group, Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Restricted Stock, Performance Units, Performance Shares and other awards.

              The Plan first became effective when approved by the stockholders at the annual meeting on April 22, 1997. The Plan, as amended, became effective on April 25, 2006 when approved by the stockholders at the 2006 annual meeting. The Plan shall remain in effect as provided in Section 1.3 herein.

1.2
Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders and customers.

              The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

1.3
Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 13 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2. Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1	”Award” means, individually or collectively, a grant under the Plan of Restricted Stock, Performance Units, Performance Shares or any other type of award permitted under Article 8 of the Plan.

2.2	”Award Agreement” means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

2.3	”Board” or “Board of Directors” means the Board of Directors of the Company.
2.4    A “Change in Control” shall mean:
(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.4; or
(b)    Individuals who, as of April 22, 1997, which is the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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(c)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
For avoidance of doubt, unless otherwise determined by the Board, the sale of a subsidiary, operating entity or business unit of the Company shall not constitute a Change in Control for purposes of this Agreement.

2.5	”Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6	”Committee” means the Committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

2.7	”Company” means MDU Resources Group, Inc., a Delaware corporation, or any successor thereto as provided in Article 16 herein.

2.8	”Covered Employee” means any Participant who would be considered a “Covered Employee” for purposes of Section 162(m) of the Code.

2.9	”Director” means any individual who is a member of the Board of Directors of the Company.

2.10	”Disability” means “permanent and total disability” as defined under Section 22(e)(3)of the Code.

2.11	”Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

2.12	”Eligible Employee” means an Employee who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

2.13
”Employee” means any full-time or regularly-scheduled part-time employee of the Company or of the Company’s Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party. Directors who are not otherwise employed by the Company shall not be considered Employees for purposes of the Plan. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

2.14	”Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15
”Fair Market Value” shall mean the average of the high and low sale prices as reported in the consolidated transaction reporting system or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.16	”Full Value Award” means an Award pursuant to which Shares may be issued.

2.17	”Participant” means an Employee of the Company who has outstanding an Award granted under the Plan.

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2.18
“Performance Goals” means the performance goals established by the Committee, which shall be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, cash flow from operations (dollar target or as % of revenue), gross margin or gross profit (dollar target or as % of revenue), operations and maintenance expense (dollar target or as % of revenue), general and administrative expense (dollar target or as % of revenue), total operating expense (dollar target or as % of revenue), operating income (dollar target or as % of revenue), pretax income (dollar target or as % of revenue), earnings before interest, taxes, depreciation and amortization or “EBITDA” (dollar target or as % of revenue), earnings before interest and taxes or “EBIT” (dollar target or as % of revenue), gross income, net income, cash flow, earnings, return on equity, return on invested capital, return on assets, return on net assets, working capital as percentage of revenue, days sales outstanding/accounts receivable turnover, current ratio, capital efficiency, operating ratios, stock price, enterprise value, company value, asset value growth, net asset value, shareholders’ equity, dividends, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, safety, sustainability, profit returns and margins, financial return ratios, and market performance. Performance goals may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination thereof. Performance goals may reflect absolute entity or individual performance or a relative comparison of entity or individual performance to the performance of a peer group of entities or other external measure.

2.19	”Performance Unit” means an Award granted to an Employee, as described in Article 7 herein.

2.20	”Performance Share” means an Award granted to an Employee, as described in Article 7 herein.

2.21	”Period of Restriction” means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 6 herein.

2.22
”Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a “group” in Section 13(d) thereof.

2.23
”Qualified Restricted Stock” means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

2.24	”Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 6 herein.

2.25	”Shares” means the shares of common stock of the Company.

2.26	”Subsidiary” means any corporation that is a “subsidiary corporation” of the Company as that term is defined in Section 424(f) of the Code.
Article 3. Administration

3.1
The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2
Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3
Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

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3.4
Approval. The Board or the Committee shall approve all Awards made under the Plan and all elections made by Participants, prior to their effective date, to the extent necessary to comply with Rule 16b-3 under the Exchange Act.

3.5
Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

3.6	Costs. The Company shall pay all costs of administration of the Plan.
Article 4. Shares Subject to the Plan

4.1
Number of Shares. Subject to Section 4.2 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 9,242,806. Shares underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares withheld from an Award to satisfy tax withholding obligations shall be counted as Shares issued pursuant to an Award under the Plan. Shares that are potentially deliverable under an Award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan.

              Shares issued pursuant to the Plan may be (i) authorized but unissued Shares of Common Stock, (ii) treasury shares, or (iii) shares purchased on the open market.

4.2
Adjustments in Authorized Shares. In the event of any equity restructuring such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan, (ii) in the individual limitations set forth in Section 4.3 and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, price of Shares subject to outstanding Awards, any Performance Goals relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.2. Adjustments made by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

4.3
Individual Limitations. Subject to Section 4.2 herein, (i) the total number of shares of Qualified Restricted Stock that may be granted in any calendar year to any Covered Employee shall not exceed 2,250,000 Shares; (ii) the total number of Performance Shares or Performance Units that may be granted in any calendar year to any Covered Employee shall not exceed 2,250,000 Performance Shares or Performance Units, as the case may be; (iii) the total number of Shares that are intended to qualify for deduction under Section 162(m) of the Code granted pursuant to Article 8 herein in any calendar year to any Covered Employee shall not exceed 2,250,000 Shares; (iv) the total cash Award that is intended to qualify for deduction under Section 162(m) of the Code that may be paid pursuant to Article 8 herein in any calendar year to any Covered Employee shall not exceed $6,000,000; and (v) the aggregate number of Dividend Equivalents that are intended to qualify for deduction under Section 162(m) of the Code that a Covered Employee may receive in any calendar year shall not exceed $6,000,000.

Article 5. Eligibility and Participation

5.1
Eligibility. Persons eligible to participate in the Plan include all officers and key employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2
Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Restricted Stock

6.1
Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Eligible Employees at any time and from time to time, as shall be determined by the Committee.

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              The Committee shall have complete discretion in determining the number of shares of Restricted Stock granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Restricted Stock.
              In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as Qualified Restricted Stock, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock upon the attainment of the Performance Goals selected by the Committee.

6.2
Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period or Periods of Restriction, the number of Restricted Stock Shares granted and such other provisions as the Committee shall determine.

6.3
Transferability. Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

6.4	Certificate Legend. Each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend substantially as follows:
              ”The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan and in a Restricted Stock Award Agreement. A copy of such Plan and such Agreement may be obtained from MDU Resources Group, Inc.”
              The Company shall have the right to retain the certificates representing Restricted Stock in the Company’s possession until such time as all restrictions applicable to such Shares have been satisfied.

6.5
Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to have the legend referred to in Section 6.4 removed from his or her stock certificate.

6.6	Voting Rights. During the Period of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.

6.7
Dividends and Other Distributions. Subject to the Committee’s right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant within forty-five (45) days following the full vesting of the Restricted Stock with respect to which such distributions were made.

6.8
Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock or among Participants and may reflect distinctions based on the reasons for termination of employment.

Article 7. Performance Units and Performance Shares

7.1
Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Employee at any time and from time to time, as shall be determined by the Committee.

              The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

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7.2
Performance Unit/Performance Share Award Agreement. Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.

7.3
Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a Performance Share shall be equal to the Fair Market Value of a Share. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants. The time period during which the Performance Goals must be met shall be called a “Performance Period.”

7.4
Earning of Performance Units/Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

7.5
Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

7.6
Termination of Employment. Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant’s employment with the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination of employment.

7.7
Transferability. Except as otherwise determined by the Committee and set forth in the Performance Unit/Performance Share Award Agreement, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a Participant’s rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant’s lifetime only to such Participant or the Participant’s legal representative.

Article 8. Other Awards
The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash, the payment of cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.
Article 9. Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

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Article 10. Deferrals
The Committee may permit a Participant to defer the Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.
Article 11. Rights of Employees

11.1
Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, for any reason or no reason in the Company’s sole discretion, nor confer upon any Participant any right to continue in the employ of the Company.

11.2	Participation. No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.
Article 12. Change in Control
The terms of this Article 12 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.
Upon a Change in Control

(a)    Any restriction periods and restrictions imposed on Restricted Stock, Qualified Restricted Stock or Awards granted pursuant to Article 8 (if not performance-based) shall be deemed to have expired and such Restricted Stock, Qualified Restricted Stock or Awards shall become immediately vested in full; and

(b)    The target payout opportunity attainable under all outstanding Awards of Performance Units, Performance Shares and Awards granted pursuant to Article 8 (if performance-based) shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and shall be paid out promptly in Shares or cash pursuant to the terms of the Award Agreement, or in the absence of such designation, as the Committee shall determine.
Article 13. Amendment, Modification and Termination

13.1
Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part, provided that no amendment shall be made which shall increase the total number of Shares that may be issued under the Plan, materially modify the requirements for participation in the Plan, or materially increase the benefits accruing to Participants under the Plan, in each case unless such amendment is approved by the stockholders.

13.2
Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 14. Withholding

14.1
Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

14.2
Share Withholding. With respect to withholding required upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.

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Article 15. Minimum Vesting
Notwithstanding any other provision of the Plan to the contrary, (a) the minimum vesting period for Full Value Awards with no performance-based vesting characteristics must be at least three years (vesting may occur ratably each month, quarter or anniversary of the grant date over such vesting period); (b) the minimum vesting period for Full Value Awards with performance-based vesting characteristics must be at least one year; and (c) the Committee shall not have discretion to accelerate vesting of Full Value Awards except in the event of a Change in Control or similar transaction, or the death, disability, or termination of employment of a Participant; provided, however, that the Committee may grant a “de minimis” number of Full Value Awards that do not comply with the foregoing minimum vesting standards. For this purpose “de minimis” means 331,279 Shares available for issuance as Full Value Awards under the Plan, subject to adjustment under Section 4.2 herein.
Article 16. Successors
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 17. Legal Construction

17.1
Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

17.2
Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3
Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4	Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware.
Article 18. Accounting Restatements
This Article 18 shall apply to Awards granted to all Participants in the Plan. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws, the Company or the Committee may, or shall if required, take action to recover incentive-based compensation from specific executive officers in accordance with the Company’s Guidelines for Repayment of Incentives Due to Accounting Restatements, as they may be amended or substituted from time to time, and in accordance with applicable law and applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

Article 19. Code Section 409A Compliance
To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

A-8 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

EXHIBIT B

Towers Watson 2013 CDB General Industry Executive Database	BD (Becton Dickinson)	Cooper Standard Automotive	Freeport-McMoRan Copper & Gold
	Beam	Corning	Frontier Communications
	Bechtel Systems & Infrastructure	Cott Corporation	Fujitsu Limited
3M	Benjamin Moore	Covance	G&K Services
A.O. Smith	Best Buy	Covidien	GAF Materials
AbbVie	Big Lots	CSX	Gap
Accenture	Biogen Idec	Cumberland Gulf Group	Gartner
ACH Food	Black Box	Curtiss-Wright	Gates
Adecco	Boise	CVS Caremark	Gavilon
Aerojet	Boise Cascade	Cytec	GenCorp
AGCO	Booz Allen Hamilton	Daiichi Sankyo	General Atomics
Agilent Technologies	BorgWarner	Daimler Trucks North America	General Dynamics
Agrium	Boston Scientific	Darden Restaurants	General Mills
Aimia	Brady	Day & Zimmermann	General Motors
Air Liquide	Bristol-Myers Squibb	Dean Foods	Gerdau Long Steel North America
Air Products and Chemicals	Bunge	Deere & Company	Gilead Sciences
Alcoa	Burlington Northern Santa Fe	Dell	GlaxoSmithKline
Alexander & Baldwin	Bush Brothers	Deluxe	Goodman Manufacturing
Alliant Techsystems	CA Technologies	Dentsply	Goodyear Tire & Rubber
American Crystal Sugar	Caesar’s Entertainment	Diageo North America	Google
American Sugar Refining	Calgon Carbon	Donaldson Company	Graco
Americas Styrenics	Cardinal Health	Dow Corning	Green Mountain Coffee Roasters
AmerisourceBergen	Cargill	Dr Pepper Snapple	Grupo Ferrovial
AMETEK	Carlson	DSM Nutritional Products	GTECH
Amgen	CarMax	DuPont	H.B. Fuller
AMR	Carmeuse North America Group	E.W. Scripps	Hanesbrands
AMSTED Industries	Carnival	Eastman Chemical	Harland Clarke
Amway	Carpenter Technology	Eaton	Harman International Industries
Ansell	Carriage Services	eBay	Harsco
AptarGroup	Catalent Pharma Solutions	Ecolab	Hasbro
ARAMARK	CBS	Eli Lilly	HBO
Arby’s Restaurant Group	Celestica	EMC	HD Supply
Archer Daniels Midland	Celgene	EMD Millipore	Henry Schein
Arkema	CEVA Logistics	Emerson Electric	Herman Miller
Armstrong World Industries	CF Industries	EnCana Oil & Gas USA	Hershey
Arrow Electronics	CH2M Hill	Engility Corporation	Hertz
Ashland	Chemtura	EnPro Industries	Hexcel
AstraZeneca	Christensen Farms	Equifax	Hilton Worldwide
AT&T	Chrysler	Equity Office Properties	Hitachi Data Systems
Automatic Data Processing	CHS	Ericsson	HNI
Avaya	Cisco Systems	ESRI	HNTB
Avery Dennison	Clear Channel Communications	Estee Lauder	Hoffmann-La Roche
Avis Budget Group	Cliffs Natural Resources	Esterline Technologies	Home Depot
Avon Products	Cloud Peak Energy	Exel	Hormel Foods
Axiall Corporation	CNH	Exelis	Host Hotels & Resorts
BAE Systems	Coach	Expedia	Houghton Mifflin Harcourt Publishing
Ball	Coca-Cola	Experian Americas	Hunt Consolidated
Barnes Group	Coinstar	Express Scripts	Husky Injection Molding Systems
Barrick Gold of North America	Colgate-Palmolive	Exterran	IBM
Baxter International	Columbia Sportswear	Federal-Mogul	IDEXX Laboratories
Bayer	Comcast	First Data	Illinois Tool Works
Bayer Business & Technology	Commercial Metals	Fiserv	Ingersoll Rand
Services	Compass Group	Flowserve	Intel
Bayer CropScience	ConAgra Foods	Ford	Intercontinental Hotels Group
Bayer HealthCare	Convergys	Fortune Brands Home & Security	International Automotive Components

MDU Resources Group, Inc. Proxy Statement B-1

Proxy Statement

International Flavors & Fragrances	Merck & Co	PPG Industries	TE Connectivity
International Game Technology	Micron Technology	Praxair	TeleTech Holdings
International Paper	Microsoft	PulteGroup	Teradata
Invensys Controls	Milacron	Purdue Pharma	Terex
ION Geophysical	MillerCoors	Qualcomm	Tetra Tech
Irvine	Millicom International Cellular	Quest Diagnostics	Texas Instruments
ITT Corporation	Mine Safety Appliances	Quintiles	Textron
J.M. Smucker	Molnlycke Health Care	R.R. Donnelley	Thermo Fisher Scientific
J.R. Simplot	Molson Coors Brewing	Rayonier	Thomson Reuters
Jabil Circuit	Molycorp	Regal-Beloit	Tiffany & Co.
Jacobs Engineering	Momentive Specialty Chemicals	Regeneron Pharmaceuticals	Time Warner
JetBlue Airways	Mosaic	Revlon	Time Warner Cable
Johns-Manville	MTS Systems	Reynolds Packaging	T-Mobile
Johnson & Johnson	Nash-Finch	Ricoh Americas	Toro
Johnson Controls	Navigant Consulting	Roche Diagnostics	Toshiba Medical Research Institute
KBR	Navistar International	Rockwell Automation	USA
Kellogg	NBTY	Rockwell Collins	Total System Service (TSYS)
Kelly Services	NCR	Rolls-Royce North America	Toyota Motor Engineering &
Kennametal	Neoris USA	Rowan Companies	Manufacturing North America
Kewaunee Scientific Corporation	Nestle USA	Ryder System	Transocean
Keystone Foods	Newell Rubbermaid	S.C. Johnson & Son	Trinity Industries
Kimberly-Clark	Newmont Mining	Sage Software	Tronox
Kimco Realty	NewPage	SAIC	TRW Automotive
Kinross Gold	Nissan North America	Sanofi	Tupperware Brands
Koch Industries	Nokia	SAS Institute	Underwriters Laboratories
Kofax	Norfolk Southern	Schreiber Foods	Unilever United States
Kohler	NOVA Chemicals	Schwan’s	Unisys
Kyocera Corporation	Novartis	Scotts Miracle-Gro	United Rentals
L-3 Communications	Novo Nordisk Pharmaceuticals	Seagate Technology	United States Cellular
Land O’Lakes	Nypro	Sealed Air	United States Steel
Leggett and Platt	Occidental Petroleum	Serco	United Technologies
Lehigh Hanson	Office Depot	ServiceMaster Company	UPS
Lend Lease	Omgeo	ShawCor	URS
Leprino Foods	Omnicare	Sherwin-Williams	Valero Energy
Level 3 Communications	OMNOVA Solutions	Shire	Ventura Foods
Life Technologies	Orange Business Services	Sigma-Aldrich	Verizon
Lifetouch	Oshkosh	Snap-on	Vertex Pharmaceuticals
Lincoln Electric	Owens Corning	Sodexo	Viacom
Lorillard Tobacco	Owens-Illinois	Sonoco Products	Viad
LyondellBasell	Oxford Instruments America	Sony Electronics	Visteon
Magellan Midstream Partners	Pall Corporation	Southwest Airlines	Vulcan Materials
Makino	Panasonic of North America	Spirit AeroSystems	VWR International
Manitowoc	Parker Hannifin	Sprint Nextel	W.R. Grace
Marriott International	Parsons Corporation	SPX	W.W. Grainger
Martin Marietta Materials	PepsiCo	SSAB	Wal-Mart Stores
Mary Kay	Performance Food Group	St. Jude Medical	Walt Disney
Masco	Pfizer	Staples	Waste Management
Mattel	PGI (Polymer Group)	Starbucks Coffee	Wendy’s Group
Matthews International	PHH	Starwood Hotels & Resorts	West Pharmaceutical Services
McDermott International	PHI	Statoil	Westinghouse Electric
McDonald’s	Pitney Bowes	Steelcase	Weyerhaeuser
McKesson	Plexus	Stryker	Whirlpool
MeadWestvaco	Plum Creek Timber	Suburban Propane	Winnebago Industries
Media General	Polaris Industries	Syngenta Crop Protection	Worthington Industries
Medtronic	PolyOne	Target	Wyndham Worldwide
Menasha Corporation	Potash	Taubman Centers	Xerium Technologies

B-2 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Xerox	ISO New England	Xcel Energy	Boy Scouts of America
Xilinx	ITC Holdings		Bradley
Yum! Brands	Kinder Morgan	Towers Watson 2013 CSR Report on Top Management Compensation	Brickman Group
Zimmer	LG&E and KU Energy		Bridgepoint Education
	MDU Resources		Briggs & Stratton
Towers Watson 2013 CDB Energy Services Executive Database	MidAmerican Energy	AAA	Bristow Group
	Midwest Independent Transmission	ABX Air	Brookdale Senior Living
	System Operator	Acuity	Bryant University
AEI Services	New York Independent System	AFLAC	Build-A-Bear Workshop
AES	Operator	AgFirst	CACI International
AGL Resources	New York Power Authority	AGL Resources	Caelum Research Corporation
Allete	NextEra Energy	AIG	California Casualty Management
Alliant Energy	NiSource	Alere Health LLC	California Dental Association
Ameren	Northeast Utilities	Alfa Laval, Inc.	California Institute of Technology
American Electric Power	NorthWestern Energy	Alpha Packaging	Calpine
Areva	NV Energy	Alyeska Pipeline Service	Cambia Health Solutions
ATC Management	NW Natural	American Career College	CareFirst BlueCross BlueShield
Atmos Energy	OCI Enterprises	American Enterprise	Carlson
Avista	OGE Energy	American Greetings	CDM Smith
BG US Services	Oglethorpe Power	American Heart Association	CEMEX, Inc.
Black Hills	Ohio Valley Electric	American Water Works	Chelan County Public Utility District
Calpine	Old Dominion Electric	AmerisourceBergen	Chicago Transit Authority
Capital Power Corporation	Omaha Public Power	Ameristar Casinos	Children’s Healthcare of Atlanta
CenterPoint Energy	Otter Tail	Ames True Temper	Choice Hotels International
CH Energy Group	Pacific Gas & Electric	Amica Mutual Insurance	CHS
Cleco	People’s Natural Gas	AOC	Church of Jesus Christ of Latter-day
CMS Energy	Pepco Holdings	Applied Research Associates	Saints
Colorado Springs Utilities	Pinnacle West Capital	Asahi Kasei Plastics N.A. Inc.	Cigna
Consolidated Edison	PJM Interconnection	Ascend Performance Materials	City of Chicago
CPS Energy	PNM Resources	Auto Club Group	City of Garland
Crosstex Energy	Portland General Electric	Automobile Club of Southern	City of Greensboro
Dominion Resources	PPL	California	City of Houston
DTE Energy	Proliance Holdings	Avis Budget Group	City of Las Vegas
Duke Energy	Public Service Enterprise Group	Avista	City of Philadelphia
Dynegy	Puget Energy	Bain & Company	ClubCorp Inc
Edison International	Salt River Project	Baxter	CNL Financial Group
Edison Mission Energy	SCANA	Baylor College of Medicine	Coca-Cola Bottling
ElectriCities of North Carolina	Sempra Energy	Baylor Health Care System	Coca-Cola Refreshments
Energen	Southern Company Services	B Braun Medical	College of Saint Benedict/Saint
Energy Future Holdings	Southwest Gas	Beaulieu	John’s University
Energy Northwest	Spectra Energy	Bemis Manufacturing Company	College of St Scholastica
Energy Solutions	STP Nuclear Operating	Beneficial Bank	Colsa
Energy Transfer	SunCoke Energy	The Bergquist Company	CommScope
Entergy	TECO Energy	Berwick Offray	Community Coffee
EQT Corporation	Tennessee Valley Authority	Blue Cross Blue Shield of Louisiana	Community Health Network
ERCOT	TransCanada	Blue Cross Blue Shield of South	The Community Preservation
Exelon	UGI	Carolina	Corporation
FirstEnergy	UIL Holdings	Blue Cross Blue Shield of Tennessee	Computer Task Group
First Solar	Unitil	Blue Cross of Idaho	ConnectiCare Capital LLC
GDF SUEZ Energy North America	UNS Energy	Bluestem Brands	Copper Point
Grand River Dam Authority	URENCO USA	BMW Manufacturing Corporation	Corinthian Colleges
Hunt Consolidated	Vectren	The Board of Pensions	Cornell University
Iberdrola USA	Westar Energy	Boddie-Noell Enterprises	The Cosmopolitan of Las Vegas
Idaho Power	Williams Companies	Bosch Packaging Services	Country Financial
Indianapolis Power & Light Company	Wisconsin Energy	Boston University	Cox Enterprises
Integrys Energy Group	Wolf Creek Nuclear	Boyd Gaming	CPS Energy

MDU Resources Group, Inc. Proxy Statement B-3

Proxy Statement

CTI BioPharma	Flowserve	Ingram Industries	Maxwell Technologies
CTS Corporation	Fluor Federal Petroleum Operations	Insperity	Mayo Clinic
CUNA Mutual	Fortune Brands Home & Security	Institute for Defense Analyses	McCain Foods USA
David C. Cook	Franklin International	Institute of Electrical & Electronic	McGladrey LLP
DaVita	Freeman Dallas	Engineers (IEEE)	Medical College of Wisconsin
Decurion	Freeport-McMoRan Copper & Gold	Integra Lifesciences	MEGTEC Systems
Delhaize America	Froedtert Health	Intertape Polymer Corp	Merit Medical Systems
Department of Defense	Gannett	Iron Mountain	Merrill
DePaul University	GENCO	Irvine	Metagenics
DeVry Education Group	General Dynamics Information	Ithaca College	The Methodist Hospital System
Dickstein Shapiro	Technology	Ithaka Harbors	MFS Investment Management.
Diebold	Genesis Energy	Itochu International	MGM Resorts International
Doherty Employer Services	Gentiva Health Services	Jackson Hewitt	Miami Children’s Hospital
Domino’s Pizza	Georg Fischer Signet	Jacobs Technology	Michael Baker
DSC Logistics	Georgia Health Sciences Medical	Jarden	MidAtlantic Employers Association
Duke Realty	Center	Jefferson Science Associates	Mine Safety Appliances
Duke University & Health System	Georgia Institute of Technology	J&J Worldwide Services	Miniature Precision Comps, Inc.
E A Sween Company	G4S Secure Solutions (USA)	Johnson Outdoors	Minneapolis School District
Ecova	Gibraltar Steel Corporation	Joint Commission	Minnesota Management & Budget
Edison Mission Energy	G&K Services	J.R. Simplot	Missouri Department of Conservation
Education Management	Godiva Chocolatier	Judicial Council of California	Missouri Department of
Edwards Lifesciences	GOJO Industries	Kelsey-Seybold Clinic	Transportation
EGS Global Solutions	Gold Eagle	K. Hovnanian Companies	Mitsubishi International
Elizabeth Arden	Graco	KI, Inc	Molex
EMCOR Group	Grande Cheese	KIK Custom Products	Morinda
Emerson Electric	Great American Insurance	Kingston Technology	MTS Systems
Emory University	Greyhound Lines	Knape & Vogt Mfg Company	MultiPlan
Energy Future Holdings	Grinnell Mutual Reinsurance	Laboratory Corporation of America	Mutual of Omaha
Energy Solutions	GuideStone Financial Resources	Lake Federal Bank	National Academies
Entergy	Harman International Industries	Lake Region Medical	National Futures Association
Environmental Chemical Corp	Harris Health System	Lantech.com	National Interstate
Erie Insurance	Harvard Vanguard Medical Associates	Layne Christensen	National Louis University
ESCO Technologies	Haynes International	LBrands	Nature’s Sunshine Products
Etnyre International Ltd	Hazelden Foundation	Legal & General America	Navy Exchange Enterprise
Farm Credit Bank of Texas	HDR Inc	Leggett and Platt	NBH Bank
Farm Credit Foundations	HD Supply	LG&E and KU Energy	NCCI Holdings
Federal Reserve Bank of Atlanta	Health Net	Lieberman Research	NCMIC
Federal Reserve Bank of Boston	H. E. Butt Grocery	Lighthouse International	Nebraska Medical Center
Federal Reserve Bank of Chicago	Hendrick Medical Center	Littelfuse	Nebraska Public Power District
Federal Reserve Bank of Cleveland	Hendrickson	Little Lady Foods	New York Community Bank
Federal Reserve Bank of Dallas	Henry Ford Health Systems	L.L. Bean	NiSource
Federal Reserve Bank of Minneapolis	Highlights for Children	Lower Colorado River Authority	The Nordam Group
Federal Reserve Bank of Philadelphia	Highway Equipment Company	LSG Sky Chefs	Nordson Corporation
Federal Reserve Bank of St. Louis	Hilti Inc	Luck Companies	Northwestern Memorial Hospital
Federal Reserve Board	Hilton	Lutron Electronics	Norton Health Care
FedEx Express	Hitachi Computer Products	Magellan Health Services	NRG Energy
FedEx Office	HNI	Magna Seating	NYU Langone Medical Center
Ferguson Enterprises	HNTB	Malco Products Inc	Oerlikon Fairfield
Fermi National Accelerator Laboratory	Hu-Friedy Manufacturing Company,	Manpower	Oglethorpe Power
Ferro	Inc.	ManTech International	Old Dominion Electric
First American	Hunter Industries	MAPFRE U.S.A.	Orbital Science Corporation
First Solar	Huntington Memorial Hospital	Maricopa County Office of Mgmt &	Oriental Trading Company
Fiserv	ICF International	Budget	Panduit
Fleetwood Group	IDEX Corporation	Maricopa Integrated Health System	Papa John’s
Flexcon Company Inc	IDEXX Laboratories	Maritz	Parsons Child & Family Center
Flexible Steel Lacing	Information Management Service	Marshfield Clinic	Patterson Companies

B-4 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Pattonair	Smithfield Farmland	University of Michigan	Xtek Inc
Paychex	SMSC Gaming Enterprise	University of Notre Dame	Zimmer
Paycor	Snyder’s Lance	University of Pennsylvania
Pearson	Sole Technology, Inc.	University of Rochester	Mercer 2013 Total Compensation Survey for the Energy Sector
Pegasus Solutions	Southeastern Freight Lines	University of Southern California
Penn State Hershey Medical Center	South Jersey Gas	University of South Florida
PM	Southwest Gas	University of St. Thomas	A&A Tank Truck Co.
PMA Companies	Space Dynamics Laboratory	University of Texas at Austin	AGL Resources - AGL Services
Port of Portland	Spectrum Health - Grand Rapids	University of Texas Health Science	Company (Networks)
POWER Engineers	Hospitals	Center at Houston	Access Midstream Partners, L.P.
Premera Blue Cross	Stampin’ Up!	University of Texas Health Science	Addax Petroleum US
Principal Financial Group	Standard Motor Products	Center of San Antonio	Afren Resources USA, Inc.
Project Management Institute	Staples	University of Wisconsin Medical	Aker Solutions
Property Casualty Insurers	State Corporation Commission	Foundation	Alliance Pipeline, Inc.
Association of America	St. Cloud Hospital	University Physicians Inc	Alliant Energy Corporation
QBE the Americas	Steris	UPS	Alyeska Pipeline Service Company
Quality Bicycle Products	Stinger Ghaffarian Technologies	URS	Ameren Corporation
Rational Energies	St Louis County Government	USG Corporation	Ameren Corporation - Ameren Energy
Recology	Stonyfield Farm Inc	Utah Transit Authority	Marketing Co
Regency Centers	Subaru of Indiana Automotive, Inc.	UT Southwestern Medical Center	Ameren Corporation - Ameren Energy
Regions Financial	Syncada	VACCO Industries	Resources
Remedi SeniorCare	Taubman Centers	Vail Resorts Management	Ameren Corporation - Ameren Illinois
Renaissance Learning	Taylor	Valero Energy	Ameren Corporation - Ameren
Rexnord Corporation	TDS Telecom	Valspar	Missouri
RiceTec	Tech Data	Vesuvius	American Transmission Company
Rice University	Tecolote Research Inc	Via Christi Health	Anadarko Petroleum Corporation
Rich Products	Tele-Consultants	Viejas Enterprises	Apache Corporation
Ricoh Americas	Texas Industries Inc	Vi-Jon	Associated Electric Cooperative, Inc.
Ricoh Electronics	TIMET	Vita-Mix Corporation	Atlantic Power Corporation - Atlantic
Rite-Hite	TJX Companies	Walgreen Co	Power Holdings, Inc.
Riverside Research Institute	Total System Service (TSYS)	Walter Energy	Atlantic Power Corporation - Atlantic
RLI	Transdev NA, Inc.	Washington University in St. Louis	Power Services, LLC
Rollins	Transitions Optical	Waste Management	Atlantic Power Corporation -
RTC	Travis County	Wawa	Ridgeline Energy, LLC
Salk Institute	Treasure Island Resort & Casino	Wayne Farms	Atlas Energy, L.P.
Sally Beauty	Tribune	Wayne Memorial Hospital	Atlas Resource Partners, L.P.
Salt Lake County	Tri-Met	W. C. Bradley	Aux Sable Liquid Products, Inc.
Salt River Project	Trinity Consultants Inc	Wellmark BlueCross BlueShield	BHP Billiton Petroleum
Samuel Roberts Noble Foundation	Trinity Health	Wells’ Dairy	BOS Solutions, Inc.
San Jamar	True Value Company	West Bend Mutual Insurance Co	Baker Hughes, Inc.
Sazerac Company	Tufts Health Plan	Western University of Health	Basic Energy Services, LP
SCANA	Turner Broadcasting	Sciences	Baytex Energy USA, Ltd.
S&C Electric	UMDNJ-Univ of Medicine & Dentistry	Weston Solutions Inc	Boardwalk Pipeline Partners, LP
Schwan Food Company	Underwriters Laboratories	West Penn Allegheny Health System	BreitBurn Energy Partners L.P.
Sealy	UnitedHealthCare	West Virginia University Hospitals,	BreitBurn Energy Partners L.P. -
Seco Tools Inc	United States Steel	Inc.	Breitburn Energy Company LP,
Securus Technologies Inc	Universal Studios Orlando	Wheaton Franciscan Healthcare	Orcutt Facility
Seneca Gaming Corporation	University Health System	Whole Foods Market	BreitBurn Energy Partners L.P. -
Sentara Healthcare	University of Akron	Wilmer Cutler Pickering Hale and	Breitburn Energy Company LP, West
ServiceMaster Company	University of Alabama at Birmingham	Dorr LLP	Pico Facility
Shands HealthCare	University of Arkansas for Medical	Windstream Communications	BreitBurn Energy Partners L.P. -
Sharp Electronics	Science	Winn-Dixie Stores	Eastern Division
Simon Property Group Inc	University of California, Berkeley	Wisconsin Physicians Service	BreitBurn Energy Partners L.P. -
Simpson Housing	University of Chicago	Insurance	Pacific Coast Energy Company LP
Sitel	University of Georgia	The Wornick Company
SJE-Rhombus	University of Houston	Worthington Industries

MDU Resources Group, Inc. Proxy Statement B-5

Proxy Statement

BreitBurn Energy Partners L.P. -	Citation Oil & Gas Corp.	Energy Future Holdings Corporation -	Hilcorp Energy Company - Harvest
Regional Operations-Bigler, Texas	Cobalt International Energy	Luminant	Pipeline Company
Operations	Colonial Pipeline Company	Energy Future Holdings Corporation -	Hunt Consolidated - Hunt Oil
BreitBurn Energy Partners L.P. -	ConocoPhillips	TXU Energy	Company
Western Division, California	Core Laboratories	EnergySolutions	Husky Energy, Inc.
Operations	Crescent Point Energy US Corp.	EnergySolutions - Commercial	ION Geophysical Corporation
BreitBurn Energy Partners L.P. -	Crosstex Energy Services, LP	Services Group	J-W Energy Company
Western Division, Florida	Cumberland Gulf Group	EnergySolutions - Government	J-W Energy Company - J-W
Operations	DM Petroleum Operations	Customer Group	Manufacturing Company
BreitBurn Energy Partners L.P. -	DTE Energy	Enerplus Resources (USA)	J-W Energy Company - J-W
Western Division, Wyoming	DTE Energy Company - DTE Electric	Corporation	Measurement Company
Operations	DTE Energy Company - DTE Gas	Eni US Operating Company, Inc.	J-W Energy Company - J-W Midstream
Breitburn Energy Partners L.P. -	Davis Petroleum Corp.	Ensco plc	Company
Breitburn Energy Company LP	Denbury Resources, Inc.	Ensco plc - North & South America	J-W Energy Company - J-W Operating
Brookfield Renewable Energy	Det Norske Veritas USA	Business Unit	Company
Partners, LP USA	Devon Energy Corporation	Ensign United States Drilling, Inc.	J-W Energy Company - J-W Power
Buckeye Partners, L.P.	Dexco Polymers	Ensign United States Drilling, Inc. -	Company
CGG	Diamond Offshore Drilling, Inc.	California	J-W Energy Company - J-W Wireline
CH2M Hill	Direct Energy	Ensign United States Drilling, Inc. -	Company
CITGO Petroleum Corporation	Dominion Resources, Inc.	Ensign Well Services, Inc.	JX Nippon Oil Exploration (U.S.A.),
CNPC USA	Dominion Resources, Inc. - Dominion	Entergy	Ltd.
COG Operating, LLC	Energy	Entergy - Non-Regulated	Kinder Morgan, Inc.
CPS Energy	Dominion Resources, Inc. - Dominion	Entergy - Regulated	Kosmos Energy, LLC
CVR Energy, Inc. - CVR Refining LP	Generation	Equal Energy US, Inc.	Laredo Petroleum Holdings, Inc.
CVR Energy, Inc. - Coffeyville	Dominion Resources, Inc. - Dominion	Explorer Pipeline Company	Legacy Reserves, LP
Resources Nitrogen Fertilizers, LLC	Virginia Power	Exterran Holdings, Inc.	Link Petroleum, Inc.
Calfrac Well Services Corporation	Dresser-Rand Group, Inc.	FTS International, Inc.	Linn Energy, LLC
Calpine Corporation	Dresser-Rand Group, Inc. - Dresser-	FTS International, Inc. - FTSI	MCX Exploration (USA), Ltd.
Cameron International	Rand New Equipment	Logistics	MDU Resources Group, Inc.
Cameron International - Drilling and	Dresser-Rand Group, Inc. - Dresser-	FTS International, Inc. - FTSI	MDU Resources Group, Inc. - Fidelity
Production Systems	Rand Product Services	Manufacturing	Exploration & Production Company
Cameron International - Process and	Dresser-Rand Group, Inc. - NAO	FTS International, Inc. - FTSI	MDU Resources Group, Inc. -
Compression Systems	EDF Trading Resources, LLC	Proppants	Montana Dakota Utilities
Cameron International - Valves &	EOG Resources, Inc.	Forest Oil Corporation	MDU Resources Group, Inc. - WBI
Measurement	EP Energy, LLC	Forum Energy Technologies, Inc.	Energy, Inc.
Carrizo Oil & Gas, Inc.	EV Energy Partners	GDF SUEZ Energy Generation NA,	Madison Gas And Electric Company
Castleton Commodities International,	EXCO Resources, Inc.	Inc.	Magellan Midstream Holdings, LP
LLC	EXCO Resources, Inc. - EXCO	GDF SUEZ Energy North America,	Magellan Midstream Holdings, LP -
CenterPoint Energy	Appalachia	Inc.	Pipeline/Terminal Division
Chesapeake Energy Corporation	EXCO Resources, Inc. - EXCO East	GDF SUEZ Energy Resources NA,	Magellan Midstream Holdings, LP -
Chesapeake Energy Corporation -	TX/LA	Inc.	Transportation
Chesapeake Oilfield Services, Inc.	EXCO Resources, Inc. - EXCO	GDF SUEZ Gas NA, LLC	Marathon Oil Company
Chesapeake Energy Corporation -	Permian/Rockies	Genesis Energy, LP	MarkWest Energy Partners LP
Hodges Trucking Company, L.L.C.	EXCO Resources, Inc. - TGGT	Gibson Energy (U.S.), Inc.	MarkWest Energy Partners LP - Gulf
Chesapeake Energy Corporation -	Holdings, LLC	Gibson Energy, LLC	Coast Business Unit
MidCon Compression, L.L.C.	Ecova, Inc.	Great River Energy	MarkWest Energy Partners LP -
Chesapeake Energy Corporation -	Edison Mission Energy	Halcón Resources Corporation	Liberty Business Unit
Nomac Drilling, L.L.C.	ElectriCities of North Carolina, Inc.	Halliburton Company	MarkWest Energy Partners LP -
Chesapeake Energy Corporation -	Enbridge Employee Services, Inc.	Helix Energy Solutions Group	Northeast Business Unit
Oilfield Trucking Solutions, Inc.	Encana Oil & Gas (USA), Inc.	Helmerich & Payne, Inc.	MarkWest Energy Partners LP -
Chesapeake Energy Corporation -	EnerVest Operating, LLC	Hercules Offshore, Inc. - Hercules	Southwest Business Unit
Performance Technologies, LLC	EnerVest, Ltd.	Offshore Services, LLC	Marquis Alliance Energy Group USA,
Chesapeake Energy Corporation -	Energen Corporation	Hess Corporation	Inc.
Thunder Oilfield Services, L.L.C.	Energen Corporation - Energen	HighMount Exploration & Production,	McMoRan Exploration Co.
Chief Oil & Gas, LLC	Resources Corporation	LLC	MicroSeismic
Cimarex Energy Co.	Energy Future Holdings Corporation	Hilcorp Energy Company	Mitsui E&P USA, LLC

B-6 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Murphy Oil Corporation	Oceaneering International, Inc.	Samson Exploration	Sprague Operating Resources, LLC
New York Power Authority	Oceaneering International, Inc. -	Samson Offshore	Stantec, Inc.
New York Power Authority - 500 MW	Americas	Sasol North America, Inc.	Statoil
Combined Cycle Plant	Oceaneering International, Inc. -	Saxon Drilling L.P.	Superior Energy Services, Inc.
New York Power Authority -	Inspection	Schlumberger Limited -	Superior Energy Services, Inc. -
Blenheim-Gilboa Power Project	Oceaneering International, Inc. -	Schlumberger Oilfield Services	Completion Services
New York Power Authority - Clark	Umbilical Solutions	Seadrill Americas, Inc.	Superior Energy Services, Inc. - Fluid
Energy Center	PDC Energy	SemGroup Corporation	Management
New York Power Authority - Niagara	PJM Interconnection	SemGroup Corporation - Rose Rock	Superior Energy Services, Inc. - Well
Power Project	PPL Corporation - LG&E and KU	Midstream	Solutions
New York Power Authority - Richard	Energy, LLC	SemGroup Corporation - SemGas	Superior Energy Services, Inc. -
M. Flynn Power Plant	PacifiCorp	Sempra Energy - Cameron LNG	Workstrings International
New York Power Authority - St.	Parallel Petroleum, LLC	Sempra Energy - Mobile Gas Service	Superior Energy Services, Inc.- HB
Lawrence/FDR Power Project	Parker Drilling Company	Corporation	Rentals
Newfield Exploration Company	Pasadena Refining System, Inc.	Sempra Energy - Sempra Global	T.D. Williamson, Inc.
Nexen Petroleum U.S.A. Inc.	Petrofac Training Services	Sempra Energy - Sempra	TGS-NOPEC Geophysical Company
NiSource Inc.	Piedmont Natural Gas Company, Inc.	International, LLC	Talisman Energy, Inc. US
NiSource Inc. - Columbia Gas	Pioneer Natural Resources Company	Sempra Energy - Sempra LNG	Technip USA, Inc.
Transmission L.L.C.	Plains All American Pipeline, L.P.	Sempra Energy - Sempra U.S. Gas &	Tellus Operating Group, LLC
NiSource Inc. - Columbia Gas of	Plains All American Pipeline, L.P. -	Power, LLC	Tenaris, Inc. USA
Kentucky	PAA Natural Gas Storage, L.P.	Sempra Energy - Willmut Gas	The Keane Group
NiSource Inc. - Columbia Gas of	Plains Exploration & Production	Company	The Keane Group - KS Drilling LP
Massachusetts	Company	ShawCor, Ltd. - Bredero Shaw, LLC	The University of Texas System
NiSource Inc. - Columbia Gas of Ohio	Praxair, Inc.	ShawCor, Ltd. - Canusa-CPS	The Williams Companies, Inc.
NiSource Inc. - Columbia Gas of	Praxair, Inc. - Hydrogen-carbon	ShawCor, Ltd. - DSG-Canusa	The Williams Companies, Inc. -
Pennsylvania	Monoxide (HyCO)	ShawCor, Ltd. - Flexpipe Systems	Northeast Gathering & Processing
NiSource Inc. - Columbia Gas of	Praxair, Inc. - North American	ShawCor, Ltd. - Guardian	The Williams Companies, Inc. -
Virginia	Industrial Gases	ShawCor, Ltd. - Shaw Pipeline	Northwest Pipeline
NiSource Inc. - NiSource Gas	Praxair, Inc. - Praxair Distribution,	Services	The Williams Companies, Inc. -
Transmission & Storage	Inc.	ShawCor, Ltd. - ShawFlex	Williams Gas Pipeline (WGP)
NiSource Inc. - NiSource Midstream	Praxair, Inc. - Praxair Surface	Southcross Energy Partners LP	Tomkins Corporation - Gates
Services, L.L.C.	Technologies	Southern Company	Corporation
NiSource Inc. - Northern Indiana	Precision Drilling Corporation	Southern Company - Alabama Power	Total E&P USA, Inc.
Public Service Company	Premier Natural Resources, LLC	Company	TransCanada Corporation
Noble Corporation	Puget Sound Energy	Southern Company - Georgia Power	TransCanada Corporation - Energy
Noble Energy, Inc.	QEP Resources, Inc.	Southern Company - Gulf Power	Group
NorthWestern Energy	R Lacy Services, Ltd.	Company	Transocean, Inc.
Northwest Natural Gas	RKI Exploration & Production, LLC	Southern Company - Mississippi	Turner & Townsend
OCI Enterprises, Inc.	Range Resources Corp.	Power Company	Unit Corporation
OGE Energy Corp.	Reef Subsea	Southern Ute Indian Tribe - Southern	Unit Corporation - Superior Pipeline
OGE Energy Corp. - Enogex	Regency Energy Partners LP	Ute Indian Tribe Growth Fund	Company, LLC
OMNI Energy Services Corp.	Repsol Services Company	Southern Ute Indian Tribe - Aka	Unit Corporation - Unit Drilling
ONEOK, Inc.	Resolute Energy Corporation	Energy Group, LLC	Company
ONEOK, Inc. - Kansas Gas Services	Rosewood Resources, Inc.	Southern Ute Indian Tribe - Red	Unit Corporation - Unit Petroleum
Division	Rosewood Resources, Inc. -	Cedar Gathering Company	Company
ONEOK, Inc. - ONEOK Energy	Rosewood Services Company	Southern Ute Indian Tribe - Red	Venari Resources, LLC
Services Company	Rowan Companies, Inc.	Willow Production Company	WGL Holdings, Inc. - Washington Gas
ONEOK, Inc. - ONEOK Partners	SCANA Corporation	Southern Ute Indian Tribe - Southern	WISCO, Inc.
ONEOK, Inc. - Oklahoma Natural Gas	SCANA Corporation - Carolina Gas	Ute Alternative Energy	WPX Energy, Inc.
Division	Transmission Corporation	Southern Ute Indian Tribe - Southern	Weatherford - US Region
ONEOK, Inc. - Texas Gas Services	SCANA Corporation - PSNC Energy	Ute Utilities Division	Whiting Petroleum Corporation
Division	SCANA Corporation - SC Electric &	Southwest Gas Corporation	WorleyParsons Canada, Inc.
Oasis Petroleum, Inc.	Gas	Southwest Gas Corporation-Southern	Xcel Energy, Inc.
Occidental Petroleum Corporation	SM Energy Company	Nevada Division	Zedi, Inc. - Southern Flow
Oceaneering International, Inc. -	Saipem America, Inc.	Southwestern Energy Company
Intervention Engineering	Samson Energy Company, LLC	Spectra Energy Corp

MDU Resources Group, Inc. Proxy Statement B-7

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MDU RESOURCES GROUP, INC.

 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 26, 2016
11:00 a.m. Central Daylight Saving Time

909 Airport Road
Bismarck, ND

1200 West Century Avenue
Mailing Address: P. O. Box 5650 Bismarck, ND 58506-5650 (701) 530-1000
proxy

This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting of Stockholders on April 26, 2016.
This proxy will also be used to provide voting instructions to John Hancock Trust Company LLC, as Trustee of the MDU Resources Group, Inc. 401(k) Retirement Plan, for any shares of Company common stock held in the plan.
The undersigned hereby appoints Harry J. Pearce and Daniel S. Kuntz and each of them, proxies, with full power of substitution, to vote all Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m., Central Daylight Saving Time, April 26, 2016, at 909 Airport Road, Bismarck, ND, and at any adjournment(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side. Your vote is important! Ensure that your shares are represented at the meeting. Either (1) submit your proxy by touch-tone telephone, (2) submit your proxy by Internet, or (3) mark, date, sign, and return this proxy card in the envelope provided (no postage is necessary if mailed in the United States). If no directions are given, the proxies will vote in accordance with the Directors’ recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone, or Mail 24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

INTERNET – www.proxypush.com/mdu Use the Internet to vote your proxy until 11:59 p.m. (CDT) on Monday, April 25, 2016.

TELEPHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on Monday, April 25, 2016.

MAIL – Mark, sign, and date your proxy card
and return it in the postage-paid envelope
provided, or return it to MDU Resources Group, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Telephone or Internet, please do not mail your Proxy Card.

    Please detach here

The Board of Directors Recommends a Vote “FOR” all nominees and “FOR” Items 2, 3, and 4.

1.	Election of Directors:	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01.	Thomas Everist	☐	☐	☐	06.	Dennis W. Johnson	☐	☐	☐
02.	Karen B. Fagg	☐	☐	☐	07.	William E. McCracken	☐	☐	☐
03.	David L. Goodin	☐	☐	☐	08.	Patricia L. Moss	☐	☐	☐
04.	Mark A. Hellerstein	☐	☐	☐	09.	Harry J. Pearce	☐	☐	☐
05.	A. Bart Holaday	☐	☐	☐	10.	John K. Wilson	☐	☐	☐

2.	Approval of the material terms of the performance goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan for purposes of Internal Revenue Service Code Section 162(m).	☐	For	☐	Against	☐	Abstain

3.	Ratification of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2016.	☐	For	☐	Against	☐	Abstain

4.	Approval, on a non-binding advisory basis, of the compensation of the company’s named executive officers.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND FOR ITEMS 2, 3, AND 4.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.